Exhibit 10.4

OFFICE LEASE
303 SECOND STREET
KILROY REALTY 303, LLC,
a Delaware limited liability company,
as Landlord,
and
REDDIT, INC.,
a Delaware corporation,
as Tenant.
[Reddit, Inc.]
303 SECOND STREET
South Tower

(i)	[Reddit, Inc.] 303 SECOND STREET South Tower

EXHIBITS

EXHIBIT A	OUTLINE OF PREMISES
EXHIBIT B	WORK LETTER
EXHIBIT C	NOTICE OF LEASE TERM DATES
EXHIBIT D	RULES AND REGULATIONS
EXHIBIT E	FORM OF TENANT'S ESTOPPEL CERTIFICATE
EXHIBIT F	EXTENSION OPTION
EXHIBIT G	RIGHT OF FIRST OFFER
EXHIBIT H	FORM OF LETTER OF CREDIT
EXHIBIT H-1	FORM OF ACCEPTABLE JPM LETTER OF CREDIT
EXHIBIT I	LIST OF EXISTING FF&E

(ii)	[Reddit, Inc.] 303 SECOND STREET South Tower

OFFICE LEASE
This Office Lease (the "Lease"), dated as of the Effective Date set forth in Section 1 of the Summary of Basic Lease Information below (the "Summary"), is made by and between KILROY REALTY 303, LLC, a Delaware limited liability company ("Landlord"), and REDDIT, INC., a Delaware corporation ("Tenant"). The Tenant originally named in the foregoing sentence may be referred to in this Lease as the "Original Tenant".
SUMMARY OF BASIC LEASE INFORMATION

	TERMS OF LEASE		DESCRIPTION

1.	"Effective Date":		December 31, 2022.

2.	Premises; Building; Project: (Article 1)

	2.1	"Premises":
47,872 rentable square feet of space (comprised of 46,374 rentable square feet of office space (the "Office Premises") and 1,498 rentable square feet of the Roof Deck (hereinbelow defined)) comprised of the entire fifth (5th) floor of the South Tower of the Building and commonly known as Suite 500S, as further depicted on Exhibit A to this Lease and described in Section 1.1.1 below.

	2.2	"Building":
That certain two (2)-tower office building consisting of one ten (10) story tower (the "North Tower") and one nine (9) story tower (the "South Tower"), located at 303 Second Street, San Francisco, California 94107 and containing approximately 782,116 rentable square feet of space.

	2.3	"Project":	The office development, commonly referred to as 303 Second Street and consisting of the Building, the Common Areas and land upon which such development is located.

3.	Lease Term (Article 2):

	3.1	"Lease Term":	The period of approximately five (5) years and eight (8) months beginning on the Lease Commencement Date (as defined below) and ending on the Lease Expiration Date (as defined below).

-2-	[Reddit, Inc.] 303 SECOND STREET South Tower

3.2	"Lease Commencement Date":	The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, and (ii) September 1, 2023.

3.3	"Lease Expiration Date":	The last day of the sixty-eighth (68th) Lease Month (as defined in Section 2.1 of this Lease).

3.4	Option Term:	Tenant has one (1) option ("Extension Option") to extend the Lease Term for a period of five (5) years (the "Option Term"), as more particularly set forth in Section 2.2 and Exhibit F of this Lease.

4.	Base Rent (Article 3):

Period of Lease Term	Annual Base Rent	Monthly Installment of Base Rent*

Lease Months 1 – 12	$3,345,733.00	$278,811.08

Lease Months 13-24	$3,345,733.00	$278,811.08

Lease Months 25 – 36	$3,446,104.99	$287,175.42

Lease Months 37– 48	$3,549,488.14	$295,790.68

Lease Months 49 – 60	$3,655,972.78	$304,664.40

Lease Months 60– 68	$3,765,651.97	$313,804.33

*Subject to the TCCs of this Lease, (i) the Base Rent attributable to the eight (8) month period commencing on the first (1st) day of the first (1st) full calendar month of the Lease Term and ending on the last day of the eighth (8th) full calendar month of the Lease Term shall be fully abated, (ii) a portion of Base Rent equal to $96,879.50 per month attributable to the two (2) month period commencing on the first (1st) day of the ninth (9th) full calendar month of the Lease Term and ending on the last day of the tenth (10th) full calendar month of the Lease Term shall be abated such that the amount of Base Rent due from Tenant during such period shall equal $181,931.58 per month, (iii) a portion of Base Rent equal to $37,712.83 per month attributable to the two (2) month period commencing on the first (1st) day of the eleventh (11th) full calendar month of the Lease Term and ending on the last day of the twelfth (12th) full calendar month of the Lease Term shall be abated such that the amount of Base Rent due from Tenant during such period shall equal $241,098.25 per month, and (iv) a portion of Base Rent equal to $37,712.83 per month attributable to the six (6) month period commencing on the first (1st) day of the thirteenth (13th) full calendar month of the Lease Term and ending on the last day of the eighteenth (18th) full calendar month of the Lease Term shall be abated such that the amount of Base Rent due from Tenant during such period shall equal $241,098.25 per month.

-3-	[Reddit, Inc.] 303 SECOND STREET South Tower

5.	"Base Year" (Article 4):	Calendar year 2024; provided, however, electricity, water and gas for the Premises are separately submetered and directly paid by Tenant to Landlord outside of Direct Expenses, at Landlord's actual cost without any markup.

6.	"Tenant's Share" (Article 4):	6.1208% of the Building.

7.	Permitted Use (Article 5):
Tenant shall use the Premises solely for general office use and other lawful uses incidental thereto, all consistent with first-class office standards in the market in which the Project is located, and subject to the other terms and conditions of this Lease (the "Permitted Use").

8.	Letter of Credit (Article 21):	$1,882,825.98

9.	Parking Pass Ratio (Article 28):
One (1) parking pass for every 2,000 rentable square feet of the Premises (the "Parking Pass Ratio"), i.e., initially twenty four (24) passes, all of which shall be for unreserved parking, in all cases subject to the TCCs of Article 28 of this Lease. If and to the extent that the rentable square feet of the Premises is changed due to a physical expansion or reduction of the Premises, Tenant will be entitled to parking passes in accordance with the Parking Pass Ratio.

10.	Address of Tenant (Section 30.14):
Prior to Lease Commencement Date:
Reddit,                                                            Inc.
548             Market                         Street,#16093
San Francisco, California 94104
Attention:                    General                Counsel
E-mail: legal@reddit.com
With a copy to:
Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, California 94111
Attention:    Jonathan     M    .Kennedy / Tess   S.
Brandwein
Email: ###

-4-	[Reddit, Inc.] 303 SECOND STREET South Tower

From and after Lease Commencement Date:
Reddit, Inc.
548                  Market         Street,            #16093
San Francisco, California 94104
Attention:                    General                 Counsel
E-mail: legal@reddit.com
With a copy to:
Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, California 94111
Attention: Jonathan M. Kennedy / Tess S. Brandwein
Email: ###

-5-	[Reddit, Inc.] 303 SECOND STREET South Tower

11.	Address of Landlord (Section 30.14):
Kilroy Realty 303, LLC
c/o Kilroy Realty Corporation
12200 West Olympic Boulevard, Suite 200
Los Angeles, California 90064
Attention: Legal Department
with copies to:
Kilroy Realty 303, LLC
c/o Kilroy Realty Corporation
100 First Street, Suite 250
San Francisco, California 94105
Attention: John Osmond
and
Kilroy               Realty             303,               LLC
c/o          Kilroy               Realty        Corporation
100 First Street
Office of the Building, Suite 250
San Francisco, California 94105
Attention: Ms. Eileen Kong
For rent payment:
Union Bank
445 S. Figueroa Street
Los Angeles, California 90071-1602
ABA Number: ###
Account Number: ###
Account Name: ###
Attention: ###

12.	Broker (Section 30.20):	Representing Landlord and Tenant: Jones Lang LaSalle

13.	Improvement Allowance (Exhibit B):	$1,675,520.00 (i.e., an amount equal to $35.00 per rentable square foot of the Premises), subject to the TCCs of the Work Letter attached hereto as Exhibit B.

14.	Amount Due Upon Lease Execution:	$278,811.08, as first month's Base Rent

-6-	[Reddit, Inc.] 303 SECOND STREET South Tower

ARTICLE 1
PREMISES, BUILDING, PROJECT, AND COMMON AREAS; RIGHT OF FIRST OFFER
1.1    Premises, Building, Project and Common Areas.
1.1.1    The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The outline of the Premises is set forth in Exhibit A attached hereto. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the "TCCs") herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance. For purposes of this Lease, "rentable square feet" in the Premises and the Building, as the case may be, shall be calculated in general accordance with modified guidelines of BOMA 2017 for Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1-2017), and its accompanying guidelines with a market load factor, as interpreted for the Building by Landlord's architect ("BOMA"). Further, the rentable square feet of the Premises shall be stipulated as set forth in Section 2.1 of the Summary and the rentable square feet of the Building shall be stipulated as set forth in Section 2.2 of the Summary. In no event shall the rentable square feet of the Premises be subject to remeasurement or change during the initial Lease Term or any Option Term or other extension of the Lease Term, except in connection with the change in the physical dimensions of the Premises, and, in such event, any such remeasurement shall be carried out in accordance with BOMA. In addition, the parties acknowledge that the Premises has a contiguous outdoor roof deck (the "Roof Deck"), which Tenant shall be permitted to use during the Lease Term (as defined in Article 2 below), subject to the Rules and Regulations (as defined in Section 5.1 below) and the express TCCs of this Lease. In consideration for being permitted to use the Roof Deck during the Lease Term, Tenant does hereby release, waive, discharge, and covenant not to sue Landlord or any of the other "Landlord Parties" (as defined in Section 10.1 below), and agrees to protect, indemnify, defend and hold all Landlord Parties harmless from and against any and all Losses (defined in Section 10.1 below) in any way arising or resulting from use of the Roof Deck by Tenant or Tenant's employees, agents or invitees. Tenant acknowledges that use of the Roof Deck carries with it certain inherent risks that it may not be possible to eliminate regardless of the care taken to avoid injuries, and Tenant hereby assumes all risks associated with use of the Roof Deck by Tenant, its employees, agents or invitees. Accordingly, Tenant shall be liable for the use of the Roof Deck in the same manner that Tenant is liable for the Premises under this Lease. Landlord's operation of window washing equipment for the Building requires that certain equipment, inclusive of the davits, be stored within the Roof Deck. Landlord shall not be required to remove such equipment, provided such equipment is left in a neat, safe and clean condition.
1.1.2    Delivery of Possession. Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit B (the "Work Letter"), Landlord shall tender possession of the Premises to Tenant in its existing "as-is" condition as of the date of full execution and delivery of this Lease and satisfaction of the Possession Requirements (defined below; such date of tendering possession is the "Possession Date") and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises, Building or Project. Landlord shall be deemed to have tendered possession of the Premises to Tenant on the Possession Date and no action by Tenant shall be required therefor. Notwithstanding the foregoing or anything to the contrary herein, Landlord shall not be required to tender possession of the Premises to Tenant if Tenant has not delivered to Landlord (i) evidence of insurance coverage as required under Article 10 below, and (ii) all amounts due upon Lease execution as set forth in Section 14 of the Summary (such items (i) and (ii), collectively, the "Possession Requirements"). In such event, the Lease Commencement Date will still occur as set

-7-	[Reddit, Inc.] 303 SECOND STREET South Tower

forth in Section 3.2 of the Summary (although Tenant shall not actually be granted possession of the Premises until Tenant has satisfied the Possession Requirements). Neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Work Letter.
1.1.3    Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the Rules and Regulations (as defined in Section 5.1 below), those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and other tenants and visitors of the Project (such areas, together with such other portions of the Project designated by Landlord from time-to-time, in its reasonable discretion, including certain areas to be shared by Landlord and other tenants, are collectively referred to herein as the "Common Areas"). At Landlord's election from time to time, the Common Areas may include certain shared use facilities such as, but not limited to, fitness centers, conference and meeting rooms, visitors' centers, bicycle storage areas and/or bathroom and shower facilities that are under Landlord's management and control (collectively, "Shared Use Facilities"). Tenant shall have rights to utilize the Shared Use Facilities, so long as Landlord continues to operate the Shared Use Facilities for use by tenants of the Project. Landlord shall have the right to reasonably require, as a condition to use of any of such Shared Use Facilities, that employees of Tenant and other individuals sign a waiver and release of liability as deemed appropriate by Landlord.
1.2    Right of First Offer. Tenant's Right of First Offer shall be as provided in accordance with the TCCs of Exhibit G attached hereto.
1.3    FF&E. As of the Effective Date, the Premises contains certain furniture, fixtures and equipment (the "Existing FF&E"), described on Exhibit I attached hereto. Landlord is not obligated to remove the Existing FF&E prior to the Possession Date, however, at any time prior to the Lease Commencement Date, Tenant may notify Landlord of all or any Existing FF&E that Tenant requires to be removed, and Landlord shall remove any such designated Existing FF&E, at Landlord's cost, within thirty (30) days of receipt of Tenant's designation notice. Tenant shall have the right, throughout the Lease Term and at no additional cost, to use the Existing FF&E that remains within the Premises (the "Licensed FF&E"). Landlord hereby makes no representations or warranties regarding the condition of the Existing FF&E (other than a representation that Landlord owns the Existing FF&E free and clear of any third party claims or liens), and Tenant accepts the Existing FF&E in its currently existing, "as-is," "where-is" condition. Landlord shall have no obligation to maintain or repair the Existing FF&E, nor to transport the Licensed FF&E. Tenant hereby agrees that Tenant shall insure, maintain and repair the Licensed Furniture as part of Tenant's Property (defined in Section 7.1) during the Lease Term. During the Lease Term, except as otherwise agreed by Landlord, in Landlord's sole discretion, Tenant shall not (i) remove any of the Licensed FF&E from the Premises (provided that Landlord will not unreasonably withhold its consent to Tenant's removal of all or any portion of the Licensed FF&E provided Tenant stores such removed Licensed FF&E in a facility reasonably acceptable to Landlord), (ii) assign the Existing FF&E as collateral or otherwise, (iii) sell any of the Existing FF&E, or (iv) give any third party a security interest or any other interest in the Existing FF&E. Upon the expiration or earlier termination of this Lease, at Landlord's sole option (to be exercised at least thirty (30) days prior to the expiration of the Lease Term) with respect to all or any portion of the Licensed FF&E, Tenant shall either (i) promptly surrender such Licensed FF&E to Landlord in good condition and repair, normal wear and tear excepted, at the Premises, or (ii) remove the Licensed FF&E from the Premises as part of Tenant's Property in compliance with the TCCs of Article 15, which may include a requirement from Landlord for Tenant to

-8-	[Reddit, Inc.] 303 SECOND STREET South Tower

pay Landlord consideration of $1.00 and execute a commercially reasonable form of bill of sale with respect to the applicable Licensed FF&E to acquire ownership of the Licensed FF&E.
ARTICLE 2
LEASE TERM; EXTENSION OPTION
2.1    Initial Lease Term. The TCCs and provisions of this Lease shall be effective as of the Effective Date. The term "Lease Year" shall mean each consecutive twelve (12) calendar month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the month in which the first anniversary of the Lease Commencement Date occurs (or if the Lease Commencement Date is the first day of a calendar month, then the first Lease Year shall commence on the Lease Commencement Date and end on the day immediately preceding the first anniversary of the Lease Commencement Date), and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. For purposes of this Lease, the term "Lease Month" shall mean each succeeding calendar month during the Lease Term; provided, however, that the first Lease Month shall commence on the Lease Commencement Date and shall end on the last day of the first (1st) full calendar month of the Lease Term and that the last Lease Month shall expire on the Lease Expiration Date (or if the Lease Commencement Date is the first day of a calendar month, then the first Lease Month shall be that calendar month). At any time during the Lease Term, Landlord may deliver to Tenant a Notice of Lease Term Dates substantially in the form set forth in Exhibit C attached hereto (the "Notice of Lease Term Dates"), as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within fifteen (15) business days of receipt thereof; provided that if said Notice of Lease Term Dates is not factually correct, then Tenant may make such changes as are necessary to make the Notice of Lease Term Dates factually correct, and thereafter execute and return such revised Notice of Lease Term Dates to Landlord within such 15-business day period. The dates set forth on the fully executed Notice of Lease Term Dates shall be conclusive and binding upon Landlord and Tenant, unless Landlord sends a written notice to Tenant rejecting Tenant's changes, whereupon this procedure shall be repeated until the parties mutually agree upon the contents of the Notice of Lease Term Date. If Landlord fails to send Tenant the Notice of Lease Term Dates within thirty (30) days following the Lease Commencement Date, Tenant may send written notice to Landlord substantially in the form of the Notice of Lease Term Dates. In such event, Landlord shall acknowledge Tenant's Notice of Lease Term Dates by executing a copy thereof and returning the same to Tenant within fifteen (15) business days; provided that if such Notice of Lease Term Dates is not factually correct, Landlord shall make such changes to the Notice of Lease Term Dates as are necessary to make such Notice of Lease Term Dates factually correct, which revised Notice of Lease Term Dates shall thereafter be subject to the procedure for finalization set forth in this Section.
2.2    Extension Option. Tenant's Extension Option shall be as provided in accordance with the terms and conditions of Exhibit F attached hereto.
2.3    Early Termination Option. Tenant has the one-time option ("Termination Option") to terminate this Lease effective upon the last day of the forty-first (41st) full calendar month of the initial Lease Term only (the "Termination Date"). In order to exercise the Termination Option, Tenant must fully and completely satisfy each of the following conditions: (i) Tenant must give Landlord written notice ("Termination Notice") no more than thirteen (13) and no less than twelve (12) full calendar months prior to the Termination Date (the "Termination Exercise Window"), (ii) Tenant has not received notice of a default under this Lease that then remains uncured, and (iii) concurrently with

-9-	[Reddit, Inc.] 303 SECOND STREET South Tower

Tenant's delivery of the Termination Notice to Landlord, Tenant shall pay to Landlord a termination fee (the "Termination Fee") equal to the sum of: (i) $3,366,045.12 and (ii) three (3) months of Additional Rent otherwise due for the Premises during full calendar months forty-two (42), forty-three (43), and forty-four (44) of the initial Lease Term, but for the termination of the Lease. Within thirty (30) days of Tenant's written request therefore (but without extending the time period by which Tenant is required to pay the Termination Fee hereunder), and provided that such request occurs no earlier than fifteen (15) months prior to the Termination Date, Landlord shall provide Tenant with Landlord's computation of the Termination Fee and the components thereof, which shall be based on Landlord's good faith estimate of the Additional Rent component of the Termination Fee, but such estimate shall be binding on Landlord and Tenant and shall not be subject to reconciliation. Tenant's failure to deliver the Termination Fee concurrently with the Termination Notice, if such failure is not cured by the expiration of the Termination Exercise Window, shall render the Termination Notice and the Termination Option null and void and this Lease shall continue in full force and effect. Additionally, the Termination Option shall terminate upon the earliest to occur of (a) Tenant's delivery of any First Offer Exercise Notice (as defined in Section 3 of Exhibit G attached hereto), or (b) Tenant's assignment of its interest in this Lease, other than to a Permitted Transferee Assignee (defined in Section 14.7 below) or (c) Tenant's sublease of more than seventy-five percent (75%) of the rentable square feet of the then-existing Premises, other than to a Permitted Transferee (defined in Section 14.7 below) for essentially the remainder of the then remaining Lease Term.
ARTICLE 3
BASE RENT
3.1    In General. From and after the Lease Commencement Date, Tenant shall pay to Landlord, without prior notice or demand, except as otherwise set forth herein, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise set forth herein. In accordance with Section 4 of the Summary, any increases in Base Rent shall occur on the first day of the applicable Lease Month. However, if the first Lease Month pertains to a period longer than one (1) calendar month, then Base Rent for such first Lease Month shall be equal to one (1) calendar month's Base Rent plus prorated Base Rent for the partial calendar month also included in such first Lease Month. The prepaid Base Rent set forth in Section 14 of the Summary shall be paid at the time of Tenant's execution and delivery of this Lease. All payments required to be made by Tenant to Landlord hereunder (including, without limitation, Base Rent) shall be paid to Landlord or Landlord's agent, at Landlord's option, by wire transfer, Electronic Funds Transfer, at the management office of the Project or at such other place or method as Landlord may from time to time designate in writing, in immediately available funds that, at the time of payment, are legal tender for private or public debts in the United States of America or by Automated Clearing House ("ACH") means or other means mutually agreed upon by the parties in writing. Whenever in this Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words "immediately," "promptly," and/or "on demand," or their equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the date that the party which is entitled to such payment sends notice to the other party demanding such payment.
3.2    Base Rent Abatement. Subject to the TCCs of this Lease, Tenant shall be entitled to the Base Rent abatement described in Section 4 of the Summary (the "Base Rent Abatement"). The maximum aggregate amount of the Base Rent Abatement shall be equal to $2,690,497.67.

-10-	[Reddit, Inc.] 303 SECOND STREET South Tower

ARTICLE 4
ADDITIONAL RENT
4.1    In General. In addition to paying the Base Rent specified in Article 3 of this Lease, following the expiration of the Base Year, Tenant shall pay Tenant's Share of the annual Direct Expenses (as defined in Section 4.2.1 below), which are in excess of the amount of Direct Expenses applicable to the Base Year; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year (as defined in Section 4.2.2 below) below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the "Additional Rent," and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." Except as specifically set forth herein, all amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent; provided, however, the first monthly installment of Tenant's Share of any Estimated Excess, as defined in, and pursuant to the terms and conditions of, Section 4.4.2 of this Lease, shall first be due and payable for the calendar month occurring immediately following the expiration of the Base Year. Without limitation on other obligations of Landlord and Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 attributable to the period of time prior to the Lease Expiration Date or earlier termination of this Lease (or, in the event of a holdover in the Premises by Tenant, the period of time prior to Tenant vacating and surrendering the Premises to Landlord), and Landlord's obligation to reconcile and refund to Tenant any overpayments of such Additional Rent shall survive the expiration of the Lease Term; provided, however, that any such payments made by Tenant of any Additional Rent or any refund to Tenant by Landlord of any overpayments of such Additional Rent shall not constitute a waiver by either Tenant or Landlord, as the case may be, of any amount that Tenant or Landlord (as the case may be) contend are in dispute to the extent that any such payments or refunds are made "under protest" whether or not designated as such concurrently with any such payment and/or refund.
4.2    Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
4.2.1    "Direct Expenses" shall mean Operating Expenses and Tax Expenses.
4.2.2    "Expense Year" shall mean each calendar year, including the Base Year, in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.
4.2.3    "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays, accrues, or amortizes during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, renovation, restoration or operation of the Project, or any portion thereof, in accordance with sound real estate management and accounting practices, consistently applied. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities (but excluding the cost of any utilities consumed in the premises of other tenants of the Project, or consumed in the Premises to the extent that Tenant is separately paying for the cost of such utilities pursuant this Lease), the cost of operating, repairing, replacing, maintaining, renovating and restoring the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits

-11-	[Reddit, Inc.] 303 SECOND STREET South Tower

and inspections and the cost of contesting any governmental enactments (provided that such enactments being contested are reasonably anticipated to increase Operating Expenses), and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project, as well as costs incurred in connection with the provision of any shuttle service serving the Project for the purpose of facilitating access to public transportation; (vi) subject to the "Management Fee Cap" (as that term is defined below), a management fee and other fees and costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance, replacement, renovation, repair and restoration of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space (provided, however, that if and to the extent that the personnel in such management office perform management responsibilities for other properties in addition to the Project, then the rental value of such management office shall be equitably allocated between the Project and such other properties); (viii) subject to item (f) below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of "Senior Portfolio Manager") engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) the cost of operation, maintenance, repair, renovation, and replacement (subject to the provisions below regarding Permitted Capital Expenditures) of all systems and equipment and components thereof of the Project or otherwise serving the Project; (xi) the cost of janitorial, alarm, security, sewer and other services (but excluding the cost of any services utilized in the premises of other tenants of the Project, or utilized in the Premises to the extent that Tenant is separately paying for the cost of such services pursuant this Lease), replacement, renovation, restoration and repair of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance, replacement, renovation, repair and restoration of curbs and walkways, repair to roofs and re-roofing; (xii) amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof (which amortization calculation shall include interest at the Interest Rate (as defined in Article 25 of this Lease)); (xiii) the cost of capital improvements or capital expenditures incurred in connection with the Project (the "Permitted Capital Expenditures"), including, without limitation, those that are: (A) reasonably anticipated to reduce Operating Expenses (but only to the extent of the reasonably anticipated reduction in Operating Expenses) at the time of such expenditure to be incurred, (B) required to comply with government mandated conservation programs first enacted or imposed upon the Project after the Lease Commencement Date, (C) required under any Applicable Laws first enacted after the Lease Commencement Date, (D) related to the safety or security of the Project and consistent with the Operations Standard, or (E) replacements or modifications of equipment or other items located in or serving the Common Areas required to comply with the Operations Standard (as defined in Section 6.1 below); provided, however, that any capital expenditure shall be amortized with interest at the Interest Rate over the useful life of the capital item in question as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices, consistently applied and in a manner consistent with the practices of landlords of Comparable Buildings (provided, however, with respect to those items included under item (A) above, Landlord shall have the right to amortize the same over their recovery/payback period as Landlord shall reasonably determine in accordance with sound real estate management and accounting practices, consistently applied); (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Tax Expenses as defined in Section 4.2.4.1 below; (xv) payments under any Underlying Documents and (xvi) costs of any additional services consistent with the Operations Standard

-12-	[Reddit, Inc.] 303 SECOND STREET South Tower

that are not provided to the Project as of the Lease Commencement Date but which are thereafter provided by Landlord in connection with the Operation Standard. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:
(a)    costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses (including, without limitation, printing costs and brochures), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements and provision of tenant allowances, made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas of the Project or parking facilities);
(b)    except as set forth in items (xi), (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;
(c)    costs for which the Landlord is reimbursed by any tenant or occupant of the Project (other than de minimis amounts) or by insurance by its carrier or any tenant's carrier or by anyone else (except to the extent of deductibles) or by warranty or by anyone else, or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease or would have been reimbursed if Landlord had used commercially reasonable efforts to collect such amounts, from any tenant or occupant of the Project or by insurance from its carrier or any tenant's or other third party's carrier, and electric power costs for which any tenant directly contracts with the local public service company;
(d)    any bad debt loss, rent loss, or reserves for bad debts or rent loss;
(e)    costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any Mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and (including, without limitation, consulting or brokerage commissions, origination fees or points, and interest costs or charges), and costs (including attorneys' fees) incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;
(f)    the wages, salaries, fees and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages, salaries, fees and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages, salaries, fees and/or benefits attributable to personnel above the level of Senior Portfolio Manager;

-13-	[Reddit, Inc.] 303 SECOND STREET South Tower

(g)    amount paid as ground rental or similar payments to a ground lessor;
(h)    any costs and expenses of operation of commercial concessions operated by the Landlord, including any health club and restaurants, provided that the costs to operate the parking facilities and any compensation paid to any concierge or parking attendants at the Project shall be includable as an Operating Expense;
(i)    costs of items and services (including after-hours HVAC) for which Tenant or any other tenant in the Project reimburses Landlord directly and separately from Operating Expenses;
(j)    costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;
(k)    any costs expressly excluded from Operating Expenses elsewhere in this Lease;
(l)    costs incurred to comply with Applicable Laws relating to the removal of Hazardous Materials which were in existence in the Building or on the Project prior to the Lease Commencement Date, and were of such a nature that a federal, state, local or municipal governmental authority would have required removal or other containment, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions that they then existed in the Building or on the Project, but only to the extent those Applicable Laws were then being actively enforced by the applicable government authority;
(m)    costs incurred to remove, remedy, contain, or treat Hazardous Materials, which Hazardous Materials were brought into the Building or onto the Project after the Effective Date by Landlord or any other Landlord Parties and are of such a nature, at that time, that a federal, state, local or municipal governmental authority would have required removal or other containment, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions, that they then exist in the Building or on the Project, but only to the extent those Applicable Laws were then being actively enforced by the applicable government authority;
(n)    costs of above standard cleaning or other work or services provided selectively to one or more tenants (other than Tenant) without full reimbursement, to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant;
(o)    costs associated with the acquisition, sale or financing of the fee, ground lease, air rights or development rights with respect to the Project;
(p)    the cost of replacement of any portion of the Building Structure that is not an ordinary repair or maintenance cost;
(q)    any operating expense representing any amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid to a qualified first class unaffiliated third party on a competitive basis;
(r)    any increase in insurance premium to the extent that such increase is caused or attributable to the particular use, occupancy or act of another tenant;

-14-	[Reddit, Inc.] 303 SECOND STREET South Tower

(s)    the cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense;
(t)    fees payable by Landlord for management of the Project in excess of three percent (3%) of Landlord's gross rental revenues, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project (the "Management Fee Cap"), including base rent, pass-throughs, and parking fees (but excluding the cost of after-hours services or utilities) from the Project for any calendar year or portion thereof;
(u)    penalties and interest charges as a result of not paying bills when due or within any grace period;
(v)    costs in excess of $50,000 for charitable or political contributions;
(w)    penalties and fines of any kind including non-compliance with any applicable building or fire code;
(x)    rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment (i) which are not commercially reasonable either as to type or amount (based upon the practices of landlords of the Comparable Buildings), and (ii) which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;
(y)    rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings, with adjustment where appropriate for the size of the applicable project, and if used for the management of other projects as well, such rent shall be appropriately pro-rated;
(z)    any finder’s fees, brokerage commissions, job placement costs or job advertising cost, other than with respect to a receptionist or secretary in the Project office, once per year;
(aa)    any above Building standard cleaning, including, but not limited to construction cleanup;
(bb)    the cost of any training or incentive programs, other than for tenant life safety information services;
(cc)    insurance deductibles in excess of customary deductible amounts carried by landlords of the Comparable Buildings; provided, however, that in connection with any insurance deductible amounts included in Operating Expenses as a result of an earthquake which are for items otherwise classified as capital items, such amounts shall be amortized into Operating Expenses at the cost and over the term set forth in Section 4.2.3(p) above;
(dd)    costs associated with material portions of the Common Areas dedicated for the exclusive use of other tenants of the Project, except to the extent Tenant is given its pro-

-15-	[Reddit, Inc.] 303 SECOND STREET South Tower

rata share (rentable square feet in the Premises in relation to rentable square feet in the Project) of comparable Common Areas;
(ee)    advertising and promotional expenses and costs of signs in or on the Building identifying the owner of the Building or other tenants’ signs;
(ff)    costs due to violations of the Underlying Documents or to create any future Underlying Documents (as opposed to payments under any future Underlying Documents otherwise includable as an Operating Expense hereunder);
(gg)    the costs of any flowers, gifts, balloons, etc. provided to any prospective tenants, Tenant, other tenants, and occupants of the Building;
(hh)    costs of specialty clubs and services;
(ii)    any "validated" parking for any entity;
(jj)    costs of parties or events not open to all tenants of the Building;
(kk)    any dining or travel expenses not directly related to the management functions of the Project;
(ll)    costs of any "tap fees" or any sewer or water connection fees for the benefit of any particular tenant in the Building or the Project;
(mm)    costs of magazine and newspaper subscriptions; and
(nn)    costs related to removal or treatment of asbestos or asbestos containing material and/or ground water contamination.
If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not 95% occupied during all or a portion of any Expense Year (including, without limitation, if any portion of the Project is unleased or is leased, but is not then being used by a tenant in the ordinary course of its business), Landlord shall make an appropriate adjustment to the variable components of Direct Expenses for such Expense Year by employing sound real estate accounting and management principles, consistently applied, to determine the amount of Direct Expenses that would have been incurred had the Project been 95% occupied; and the amount so determined shall be deemed to have been the amount of Direct Expenses for such Expense Year. For purposes hereof, cost savings in components of Operating Expenses arising by reason of the cessation of use by tenants at the Project due to Casualty (as defined in Section 11.1 below), Force Majeure (as defined in Section 30.13 below), or other extraordinary circumstances are considered variable Operating Expenses that shall be grossed up in Operating Expenses. If Operating Expenses for the Base Year include amortized costs, or costs (including, but not limited to, costs of insurance, personnel, and increased or new services) relating to extraordinary circumstances, including, but not limited to, Casualty, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, then at such time as such costs are no longer applicable, the increased Operating Expenses attributable thereto shall be excluded from the Base Year Operating

-16-	[Reddit, Inc.] 303 SECOND STREET South Tower

Expenses. In no event shall each of the components of Direct Expenses for any Expense Year related to utility costs, Tax Expenses, or Project insurance costs be less than each of the corresponding components of Direct Expenses related to such utility costs, Tax Expenses, and Project insurance costs in the Base Year. Any refunds or discounts actually received by Landlord for any category of Operating Expenses shall reduce Operating Expenses in the applicable Expense Year (pertaining to such category of Operating Expenses). In the event any facilities, services or utilities used in connection with the Project are provided from another building owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to Operating Expenses by Landlord on a reasonably equitable basis. Except for the management fee permitted pursuant to Section 4.2.3 above, Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord's right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses. In addition, all assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of the Comparable Buildings in the vicinity of the Building) and shall be included as Operating Expenses in the year in which the assessment or premium installment is actually paid.
In the event Landlord incurs costs or expenses associated with or relating to any insurance premium resulting from any new forms or types of insurance, including earthquake insurance, which were not part of Operating Expenses during the entire Base Year, Operating Expenses for the Base Year shall be deemed increased by the amounts Landlord would have incurred during the Base Year with respect to such costs and expenses had such insurance been included in Operating Expenses during the entire Base Year. In the event that the earthquake, terrorism or flood insurance premium (or any other insurance premium) applicable to the Building shall decrease in any Expense Year subsequent to the Base Year, Operating Expenses attributable to the Base Year shall, commencing in the year of such decrease, but only so long as and to the extent such decrease remains in effect, thereafter be reduced by the amount of such decrease in earthquake, terrorism or flood insurance premiums (or any other insurance premium).
4.2.4    Tax Expenses.
4.2.4.1     Inclusions. "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority, but subject to the provisions of this Section 4.2.4) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof, including, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse

-17-	[Reddit, Inc.] 303 SECOND STREET South Tower

removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, except as expressly provided below, (iii) any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iv) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (v) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (vi) except as expressly provided below, all of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project. Notwithstanding the foregoing, Tax Expenses shall not include any amounts that Landlord elects to charge to Tenant directly pursuant to Section 4.5.3 below.
4.2.4.2    In General. Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses, if Landlord has a reasonable expectation of achieving a reduction in excess of the expenses incurred, shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in Section 4.2.4.4 below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as an increase in Tax Expenses under this Article 4 for such Expense Year. All special assessments which may be paid in installments shall be paid by Landlord in the maximum number of installments permitted by law and not included in Tax Expenses except in the year in which the assessment is actually paid; provided, however, that if the prevailing practice in Comparable Buildings is to pay such assessments on an early basis, and Landlord pays the same on such basis, such assessments shall be included in Tax Expenses in the year paid by Landlord. If Tax Expenses for any period during the Lease Term or any extension thereof are increased or decreased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord, within thirty (30) days following written demand by Landlord, Tenant's Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the TCCs of this Lease, or Landlord shall provide Tenant with a credit against Rent next coming due under the Lease in the amount of Tenant's Share of any such decreased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of the Lease (until such amount has been fully credited to Tenant), as the case may be. In addition, and notwithstanding anything to the contrary in this Lease, if a repeal, replacement or modification of Proposition 13 (a "Replacement Proposition") results in an adjustment of the Tax Expenses attributable to the Base Year (any such increase in Tax Expenses attributable to the Base Year that results from a Replacement Proposition, a "Base Year Replacement Proposition Tax Increase"), then (i) Tenant shall pay Tenant's Share of the amount of the Base Year Replacement Proposition Tax Increase as Additional Rent, (ii) Tax Expenses for the Base Year shall be deemed to not include the amount of the Base Year Replacement Proposition Tax Increase (provided that increases in Tax Expenses for all Expense Years subsequent to the Base Year shall include increases attributable to the Replacement Proposition). Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord's consent shall constitute an Event of Default by Tenant under this Lease. Notwithstanding the foregoing, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses.

-18-	[Reddit, Inc.] 303 SECOND STREET South Tower

4.2.4.3    Exclusions. Notwithstanding anything to the contrary contained in this Section 4.2.4 (except as set forth in Section 4.2.4.2 above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, documentary transfer taxes, excise taxes, special assessments levied against property other than real estate, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, (iv) tax penalties, interest or late charges, and (v) any amounts charged directly to Tenant or other tenants, including pursuant to Section 4.5 or pursuant to provisions of any other tenant's lease similar to Section 4.5 below.
4.2.4.4    Adjustments to Tax Expenses. Notwithstanding anything to the contrary set forth in this Lease, if and only if Landlord obtains a reduction in Tax Expenses for the Base Year pursuant to a so-called "Proposition 8" challenge, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord. This Section 4.2.4.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual maximum allowable increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.4.1 through 4.2.4.3, above. The terms of this Section 4.2.4.4 shall not be applicable following the enactment of a Replacement Proposition that results in an annual adjustment of the Tax Expenses based on the then current value of the Project, without regard to mandatory annual inflationary increases.
4.3    Allocation of Direct Expenses. Subject to Section 4.2.3 above, Landlord shall have the right, from time to time, to reasonably equitably and consistently allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "Cost Pools"), in Landlord's reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants, retail space tenants, tenants leasing storage space, and tenants with exclusive use of certain other areas of the Project. Subject to Section 4.2.3 above, the Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable and consistent manner.
4.4    Calculation and Payment of Tenant's Share of Direct Expenses. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1 below, and as Additional Rent, an amount equal to the excess (the "Excess").
4.4.1    Statement of Actual Direct Expenses and Payment by Tenant. On or before the last day of June, following the end of each Expense Year (including the Base Year), Landlord shall give to Tenant a statement (the "Statement") which shall state, in reasonable detail by major general categories, the Direct Expenses incurred or accrued for such Expense Year, and which (for Expense Years other than the Base Year) shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay,

-19-	[Reddit, Inc.] 303 SECOND STREET South Tower

within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Excess, as defined in Section 4.4.2 below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease or Landlord may apply such overpayment against any unpaid Rent. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord (provided that in the event that such failure continues for a period of three (3) months following receipt of notice from Tenant, Tenant may elect to seek specific performance) or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment or apply such overpayment against any unpaid Rent. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant's Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the applicable Expense Year or the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant's Share of Direct Expenses which (x) were levied by any governmental authority or by any public utility companies, and (y) Landlord had not previously received an invoice therefor and which are currently due and owing (i.e., costs invoiced for the first time regardless of the date when the work or service relating to this Lease was performed), at any time following the Lease Expiration Date which are attributable to any Expense Year (provided that Landlord delivers Tenant a bill (a "Supplemental Statement") for such amounts within two (2) years following Landlord's receipt of the bill therefor).
4.4.2    Statement of Estimated Direct Expenses. In addition, Landlord shall use commercially reasonable efforts to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth in general major categories Landlord's reasonable and good faith estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "Estimated Excess") as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4 (provided that in the event that such failure continues for a period of six (6) months following receipt of notice from Tenant, Tenant may elect to seek specific performance), nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary; provided, however, any such subsequent revision shall set forth on a reasonably specific basis any particular expense increase. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain records with respect to Direct Expenses in accordance with sound real estate management and accounting practices, consistently applied.

-20-	[Reddit, Inc.] 303 SECOND STREET South Tower

4.5    Taxes and Other Charges for Which Tenant Is Directly Responsible.
4.5.1    Tenant shall be liable for taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises and shall pay or dispute (to the extent lawful so to do) the same before delinquency. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall with thirty (30) days following demand by Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.
4.5.2    Notwithstanding any contrary provision herein, Landlord shall have the right to charge Tenant directly, and in such event Tenant shall pay to Landlord, within thirty (30) days of demand, as Additional Rent, any or all of the following: (i) rent tax or sales tax, gross receipts tax, service tax, transfer tax or value added tax, and/or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) any taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Parking Facilities), including, but not limited to, taxes or assessments due to any type of ballot measure, including an initiative adopted by the voters or a local agency, or a state or municipal proposition approved by the voters; and (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. To the extent that Landlord elects to charge Tenant directly for any of the foregoing, then such items for which Tenant is so charged directly shall not be included in Direct Expenses.
4.5.3    Landlord may charge Tenant the estimated amount of taxes and other charges for which Tenant is directly responsible pursuant to this Section 4.5 on a monthly basis, provided that Landlord shall reconcile the amount actually paid by Tenant with the amount that Tenant should have paid, as part of Landlord's Statement following the end of each Expense Year.
4.6    Landlord's Records. Upon Tenant's written request given not more than one hundred twenty (120) days after Tenant's receipt of a Statement for a particular Expense Year, and provided that no Event of Default is then occurring under this Lease, Landlord shall furnish Tenant with such reasonable supporting documentation as Tenant may reasonably request in connection with the calculation of Direct Expenses as set forth in such Statement (to the extent Landlord has such supporting documentation readily available, and to the extent such supporting documentation is reasonably required to substantiate Direct Expenses charged to Tenant). Landlord shall provide said documentation to Tenant within sixty (60) days after Tenant's written request therefor. Within one hundred twenty (120) days after Tenant's receipt of a Statement for a particular Expense Year (the "Audit Period"; provided that if and to the extent Landlord fails to deliver supporting documentation within the sixty (60) day period described above, the expiration of the Audit Period will be delayed on a day for day basis for each such day of delay in Landlord's delivery of such supporting documentation), if Tenant disputes the calculation of Direct Expenses set forth in such Statement, an independent certified public accountant designated and paid for by Tenant ("Tenant's Accountant"), may after reasonable notice to Landlord and at reasonable times, audit Landlord's records (the "Tenant Review") with respect to the Statement. In no event shall Tenant have the right to conduct such Tenant Review if (i) a monetary Event of Default is then occurring under this Lease, including, without limitation, the payment by Tenant of all Additional Rent amounts described in the Statement, which is the subject of Tenant's Review, which payment, at Tenant's election, may be

-21-	[Reddit, Inc.] 303 SECOND STREET South Tower

made under dispute, and (ii) a copy of the audit agreement between Tenant and Tenant's Accountant has not been delivered to Landlord prior to the commencement of the audit. Tenant's Accountant must (A) be a member of a nationally or regionally recognized certified public accounting firm which has previous experience in auditing financial operating records of landlords of office buildings, (B) not be retained on a contingency fee basis (i.e., Tenant must be billed based on the actual time and materials that are incurred by Tenant's Accountant in the performance of the audit), and (C) not currently or within the previous twenty-four (24) month period be providing accounting and/or lease administration services to another tenant in the Project in connection with a review or audit by such other tenant of Direct Expenses. Any Tenant Review shall take place in Landlord's office at the Project or at such other location in the city of San Francisco as Landlord may reasonably designate, and Landlord will provide Tenant with reasonable access to personnel as is reasonably necessary for the Tenant Review, reasonable accommodations for such Tenant Review and reasonable use of such available office equipment. Landlord will provide secured electronic access to books and records, if and to the extent practicable. Tenant shall provide Landlord with not less than thirty (30) days' notice of its desire to conduct such Tenant Review. In connection with such Tenant Review, Tenant and Tenant's Accountant must agree in advance to follow Landlord's reasonable rules and procedures regarding an audit of the aforementioned Landlord records that do not adversely affect the ability of Tenant's Accountant to perform the audit in a reasonable manner, and shall execute a commercially reasonable confidentiality agreement regarding the Tenant Review. Any audit report prepared by Tenant's Accountant shall be delivered concurrently to Landlord and Tenant within the Audit Period. If after such audit, Tenant still disputes such Direct Expenses, an audit to determine the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Neutral Accountant") mutually selected by Landlord and Tenant that has not previously represented Landlord or Tenant; provided that if such audit by the Neutral Accountant proves that the Direct Expenses in the subject Expense Year were overstated by more than five percent (5%), then the cost of the Neutral Accountant and the out-of-pocket cost of Tenant's Accountant shall be paid for by Landlord. If Landlord and Tenant cannot agree upon and appoint a Neutral Accountant within thirty (30) days of Tenant's submittal of an audit report to Landlord, then Landlord or Tenant may apply to the Presiding Judge of the Los Angeles County Superior Court to appoint a Neutral Accountant in accordance with the criteria herein. If the resolution of the parties' dispute with regard to the Additional Rent shown on the Statement (as determined by Tenant Review and accepted by Landlord, or as determined by the Neutral Accountant, if applicable) reveals an error in the calculation of Tenant's Share of Direct Expenses to be paid for such Expense Year, the parties' sole remedy shall be for the parties to make appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing. Any such payments shall be made within thirty (30) days following the resolution of such dispute; provided that if Landlord fails to make such payment within such time period, Tenant may treat any overpayments resulting from the foregoing resolution of such parties' dispute as a credit against Rent until such amounts are otherwise paid by Landlord. Subject to the terms of Section 4.6.2, below, this provision shall survive the termination of this Lease to allow the parties to enforce their respective rights hereunder. Tenant's failure to audit the Direct Expenses set forth in any Statement within the Audit Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to audit the amounts set forth in such Statement; provided, however, that, that in no event shall the foregoing constitute a waiver by Tenant to pursue any fraud claims against Landlord pertaining to Direct Expenses to the extent allowable under Applicable Laws. Additionally, if following Tenant's delivery to Landlord of a written request for a Tenant Review, Landlord fails to make its accounting records for the applicable Expense Year reasonably available for such purpose in accordance with the terms of Section 4.6.1 above, then the Audit Period shall be extended one (1) day for each day that Tenant and/or Tenant's Auditor, as the case may be, is so prevented from accessing such accounting records. In no event shall the payment by Tenant of any Direct Expense payment, or any amount on account thereof, preclude Tenant from exercising its rights under this Section 4.6. Tenant's sole right to audit Landlord's records and to contest

-22-	[Reddit, Inc.] 303 SECOND STREET South Tower

the amount of Direct Expenses with respect to any Expense Year shall be as expressly set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to Applicable Laws to audit such records and/or to contest the amount of Direct Expenses with respect to any Expense Year.
ARTICLE 5
USE OF PREMISES
5.1    Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion. Notwithstanding the foregoing, Tenant shall have the right, subject to compliance with all TCCs of this Lease, to use the Premises or portions thereof for the following specific purposes: (A) typical office kitchen, breakroom, pantry and dining room uses that do not require venting and consistent with typical general office use by office tenants in first-class office building projects; (B) recreation rooms for employees of Tenant; (C) vending machines and snack bars for the sale of food, confections, nonalcoholic beverages, newspapers and other convenience items to employees of Tenant, but not the general public; (D) business and mailroom machines, equipment for printing, producing and reproducing forms, circulars and other materials used in connection with the conduct of Tenant's business; (E) libraries for employees of Tenant; (F) computer and other electronic data processing; (G) boardrooms and conference rooms; (H) training and testing rooms for employees of Tenant; (I) facilities for storage of equipment and supplies in connection with the foregoing; (J) an audio-visual studio/stage and other video and filming activities. Notwithstanding the foregoing, in no event shall any of the uses set forth in items (A) through (J), above, or any non-general office component of the Permitted Use, as set forth in Section 6 of the Summary, require Landlord to modify the Base Building or cause odors, sounds, sound-related vibrations or other odors, noise or vibrations to be smelled, heard or felt from outside the Premises in excess of the level of odors, noise and vibrations caused by typical general office use. Tenant shall operate its business in the Premises and comply with, and in no event may Tenant's Permitted Use violate, the rules and regulations for the Project promulgated by Landlord from time to time ("Rules and Regulations"), the current set of which (as of the Effective Date) is attached to this Lease as Exhibit D; provided, however, the current Rules and Regulations shall not be unreasonably or discriminatorily modified or enforced in a manner which shall materially interfere with the conduct of Tenant's Permitted Use from the Premises or Tenant's use of or access to the Premises. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project; provided, however, that Landlord shall use commercially reasonable efforts (but not including the institution of legal proceedings) to enforce such non-performance against the other occupants and tenants of the Project, to the extent such non-performance has a material adverse effect on Tenant's use of or access to the Premises.
5.2    Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof which (a) is of a character or reputation, is engaged in a business, or is of, or is associated with, a political orientation or faction, which is inconsistent with the nature of a first-class office project or which would otherwise reasonably offend a landlord of a Comparable Building, (b) is capable of exercising the power of eminent domain or condemnation, or (c) would, in Landlord's reasonable judgment, materially increase the human and/or vehicular traffic in, or the security threat to, the Premises, the Building and/or the Project; (ii) offices or agencies of any foreign governmental or political subdivision thereof (unless a similar tenant is located in the Building, and such

-23-	[Reddit, Inc.] 303 SECOND STREET South Tower

entity (a) is not of a character or reputation, is engaged in a business, or is of, or is associated with, a political orientation or faction, which is inconsistent with the nature of a first-class office project or which would otherwise reasonably offend a landlord of a Comparable Building, (b) is not capable of exercising the power of eminent domain or condemnation, and (c) would not, in Landlord's reasonable judgment, materially increase the human and/or vehicular traffic in, or the security threat to, the Premises, the Building and/or the Project); (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; (vi) communications firms for broadcasting purposes such as radio and/or television stations; (vii) primary businesses that involves e-cigarettes, vaping, cannabis or other similar business models, or business that is prohibited from time to time by any documents between partners or members in the entity comprising Landlord from leasing or occupying space at the Building or Project (provided that Landlord shall deliver a list to Tenant of any such other prohibited entities or individuals from time to time within ten (10) business days of Tenant's written request); or (viii) any use that would violate Applicable Laws, zoning, building codes or any Underlying Documents (as defined in Section 5.4 of this Lease). Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.
5.3    Density. Tenant shall not use any substantial portion of the Premises for a "call center," any other telemarketing, credit processing or customer service center. Tenant's use shall not result in an occupancy density for the Premises which is greater than the maximum density as is required by Applicable Laws. Landlord makes no representation or warranty that the Base Building, the Common Areas or the Premises will accommodate any particular density or that any particular density is permitted by Applicable Law or zoning requirements. Furthermore, Landlord shall not be obligated to make any changes to the Base Building or Common Areas to accommodate Tenant's occupancy density.
5.4    Underlying Documents. Tenant shall (i) be subject (and this Lease shall be subordinate) to all current or future (recorded and unrecorded) ground leases and master leases, development agreements, easements, licenses, operating agreements, declarations, restrictive covenants, covenants, conditions and restrictions affecting the Building or the Project (and any portion thereof), reciprocal easement agreements, parking licenses, and any agreements with transit agencies affecting the Building or the Project (all documents described in this item (i) and any additional provisions, exhibits, documents, rules and laws mentioned therein, are, collectively, "Underlying Documents"), (ii) comply with the requirements of the Underlying Documents, (iii) not perform any act or omission that would cause Landlord to be in violation of the Underlying Documents, (iv) be solely responsible for any amounts payable by Landlord resulting from Tenant's failure to comply with this Section 5.4, and (v) within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination of this Lease to any Underlying Documents; provided, however, Tenant shall not be required to subordinate this Lease to any future Underlying Documents or amendments to existing Underlying Documents that shall materially, adversely (i) affect Tenant's use of the Premises for the Permitted Use or use of or access to the Premises, (ii) materially, adversely affect Tenant's rights under this Lease, or (iii) increase Tenant's obligations under this Lease. Landlord reserves the right to further subdivide all or a portion of the Project.
5.5    Service Animals. With the exception of "service" animals (as defined by the Americans with Disabilities Act (the "ADA"), the Fair Employment and Housing Act, and their accompanying guidelines or other Applicable Laws) ("Service Animals"), no animals, reptiles, birds or pets are permitted in the Premises, Building or Project at any time. Any Service Animals brought to the Premises, Building or Project must (i) be dogs or other animals that are recognized as Service Animals under Title

-24-	[Reddit, Inc.] 303 SECOND STREET South Tower

III of the Americans with Disabilities Act, the Fair Employment and Housing Act, and their accompanying guidelines or other Applicable Laws, (ii) be individually trained to do work, perform tasks or provide support for a person with a recognized disability, and (iii) be registered with Landlord's property management office prior to coming to the Premises, Building or Project. Dogs, birds, reptiles or other animals whose sole function is to provide emotional support or comfort are not permitted except to the extent required by Applicable Laws. The following terms and conditions shall apply to all Service Animals brought onto the Project by Tenant or Tenant's employees (to the extent enforceable by Applicable Laws): (a) while in or about the Premises, Building or Project, all Service Animals must be harnessed, leashed or tethered and under the handler's control at all times; (b) any Service Animals brought into the Building shall access the Premises through the service or freight elevator only, if one is functioning at the Building (otherwise the passenger elevators may be utilized); (c) all Service Animals must be free from offensive odors and display habits appropriate to the work environment of the Premises, Building and Project; (d) Service Animals may not be disruptive or aggressive or engage in behavior that endangers the health and safety of others; (e) all Service Animals shall be house-trained and vaccinated in accordance with Applicable Laws; and (f) Tenant shall immediately remove any animal waste and excrement from the Premises, Building and Project. Tenant shall be responsible for any additional janitorial or cleaning costs and all other costs which may arise from the Service Animals' presence in the Project and/or the Building in excess of the costs that would have been incurred had Service Animals not been allowed in or around the Project and/or the Building.
ARTICLE 6
SERVICES AND UTILITIES
6.1    Services. Landlord shall operate and manage the Project in a first-class manner substantially consistent with that of first-class mid-rise institutionally owned Comparable Buildings ("Operations Standard") and provide the following services on all days and at all times (unless otherwise stated below) during the Lease Term.
6.1.1    HVAC. Landlord shall provide heating, ventilation and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. on Monday through Friday (collectively, the "Building Hours"), except for the date of observation of New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays (collectively, the "Holidays"). If Tenant desires to use HVAC outside of Building Hours, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, and Landlord shall supply such HVAC to Tenant at Landlord's Actual Cost to Tenant (which shall be treated as Additional Rent). With respect to HVAC service, the "Actual Cost" shall mean an amount initially equal to $280 per floor per hour from November – April and $390 per hour per floor from May – October (and with respect to fan service only, the "Actual Cost" is initially $80 per hour per floor from November – April and $280 per hour per floor from May – October), which Actual Cost shall only increase if the actual out-of-pocket cost to provide such after-hours HVAC shall increase. For all other purposes of this Lease, the "Actual Cost" shall mean the actual out-of-pocket incremental extra costs to Landlord to provide other additional services or utilities, as applicable, without markup for profit or overhead, but including depreciation. The initial Actual Cost of providing after hours HVAC service is $280 per floor per hour from November – April and $390 per hour per floor from May – October.
6.1.2    Electricity. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall pay one hundred percent (100%) of the cost of electricity consumed in the Premises

-25-	[Reddit, Inc.] 303 SECOND STREET South Tower

directly to Landlord, as measured pursuant to submeters existing within the Premises as of the Effective Date. Any electricity costs paid to Tenant pursuant to the preceding sentence shall be excluded from Operating Expenses. However, Operating Expenses includes an allocation of electrical service provided to Common Areas as set forth in Section 4.2.3 above. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, nor shall Tenant utilize electricity in excess of Applicable Laws. Landlord shall designate the utility provider from time to time.
6.1.3    Lighting. Landlord shall replace lamps, starters and ballasts for Building standard non-LED lighting fixtures (and non-Building standard non-LED lighting fixtures that utilize the same lamps, starters and ballasts) within the Premises (if any), and drivers, transformers, and lighting controls for Building standard LED lighting fixtures within the Premises (if any). Notwithstanding the foregoing, Tenant shall bear the cost of replacement of all other components of all non-Building standard lighting (whether LED or non-LED) within the Premises.
6.1.4    Water. Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Common Areas and for typical office kitchens within the Premises. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall pay directly to Landlord in the event water is submetered, the cost of all water provided to and/or consumed in the Premises for excess consumption and including the cost of condenser or chiller water to operate the HVAC air handlers. In the event of excess consumption due to above standard office usage, Tenant shall pay such cost (including the cost of such submeters) as Additional Rent under this Lease (and not as part of the Operating Expenses). Prior to Tenant's occupancy of the Premises, the prior occupant of the Premises installed web-enabled wireless water leak sensor devices designed to alert the Tenant on a twenty-four (24) hour seven (7) day per week basis if a water leak is occurring in the Premises (which water sensor device(s) located in the Premises shall be referred to herein as "Water Sensors"). The Water Sensors have been installed in certain areas in the Premises where water is utilized (such as sinks, drainpipes, faucets, water heaters, coffee machines, ice machines, water dispensers and water fountains) (the "Sensor Areas"). If the Improvements or Alterations include installation of additional Sensor Areas, Tenant shall install additional Water Sensors in such Sensor Areas. Landlord shall cooperate with Tenant to facilitate set-up of Tenant's use and monitoring of the Water Sensors. Notwithstanding any provision to the contrary contained herein, Landlord has neither an obligation to monitor, repair or otherwise maintain the Water Sensors, nor an obligation to respond to any alerts it may receive from the Water Sensors or which may be generated from the Water Sensors.
6.1.5    Janitorial and Window Washing. Landlord shall provide janitorial services to the Common Areas Monday through Friday, except the date of observation of the Holidays, and periodic exterior window washing services to the Building (as determined by Landlord), in each case in a manner consistent with other comparable projects located in the general vicinity of the Project. At Landlord's option, but consistent with the practices of landlords of comparable projects located in the general vicinity of the Project, Landlord may increase the scope or nature of certain janitorial services provided to the Common Areas. Notwithstanding the foregoing but subject to the remainder of this Section 6.1.5, Landlord shall not provide janitorial services to the Premises. Tenant shall be required to contract directly with Landlord's designated janitorial services provider, ABM Janitorial Services, to perform janitorial services and other cleaning to the Premises, including interior window washing, in a manner and on a cleaning schedule consistent with Landlord's janitorial specifications for the Building, and Tenant shall pay the actual cost of such contract directly to Landlord. Landlord shall have the right, from time to time, to change its designated janitorial services provider for the Building, in which event Tenant shall terminate its contract with Landlord's previously designated janitorial services provider and enter into a contract with Landlord's newly designated janitorial services provider, provided that such alternative

-26-	[Reddit, Inc.] 303 SECOND STREET South Tower

janitorial services provider maintains commercially reasonable and market rates. In addition, Tenant shall have the right to independently contract for day porter and additional related services associated with Tenant's business operations within the Premises. Notwithstanding the foregoing, Landlord may elect, by delivery of written notice to Tenant, to provide janitorial services to the Premises, and any reasonable, out-of-pocket charge or cost incurred by Landlord in connection therewith and a reasonable administrative fee charged by Landlord for its oversight of such work shall be deemed Additional Rent due and payable by Tenant within thirty (30) days of receipt by Tenant of a written statement of cost from Landlord.
6.1.6    Elevators. Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, and shall have at least one elevator available at all other times. Landlord shall provide nonexclusive freight elevator service subject to reasonable and non-discriminatory scheduling and rules and regulations set forth by Landlord.
6.1.7    Access; Access Control. Subject to compliance with Landlord's access control procedures and Applicable Laws, and except when and where Tenant's right of access is specifically restricted or limited in this Lease, Tenant shall have the right of access to the Premises twenty-four (24) hours per day, seven (7) days per week during the Lease Term. Landlord shall provide Tenant with appropriate contact information that Tenant may contact in the event of an emergency at the Premises or Building twenty-four (24) hours per day, seven (7) days per week (whether or not during Building Hours). Landlord shall provide access control services to the Common Areas serving the Premises in a manner consistent with the Operations Standard.
6.2    Office and Communications Services. Certain office and communications services (which may include, without limitation, cable or satellite television service) may be offered to tenants of the Building or Project by a concessionaire (which may or may not have exclusive rights to offer such services) under contract to Landlord ("Provider"). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of Rent, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord. Tenant shall not be permitted to contract with any provider of any office or communications services other than a Provider without Landlord's prior written consent (and subject further to such provider entering into an agreement with Landlord governing such provider's rights, obligations, and liabilities with respect to accessing and otherwise providing services at the Project, such agreement to be on terms and conditions acceptable to Landlord in its sole and absolute discretion).

-27-	[Reddit, Inc.] 303 SECOND STREET South Tower

6.3    Overstandard Tenant Use. In the event Tenant uses heat-generating machines, machines other than normal fractional horsepower office machines, or equipment (which machines and/or equipment are in excess of general office use quantities and/or configurations) or lighting other than Building standard lights in the Premises, which may materially affect the temperature otherwise maintained by the HVAC or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease, Tenant shall, subject to the TCCs of Article 8 below, install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the Actual Cost thereof, including the cost of installation, operation and maintenance and other similar charges, shall be borne by Tenant. Notwithstanding the foregoing, Landlord will not require installation of supplementary air conditioning units and other facilities in the Ground Floor Premises to accommodate the heat load currently generated by the lighting fixtures in the Ground Floor Premises as of the Effective Date. If Tenant uses water in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, within thirty (30) days of billing, the Actual Cost of such excess consumption, the Actual Cost of installing, testing and maintaining of the metering devices. Notwithstanding the foregoing, Landlord may only charge such excess costs to Tenant to the extent that Landlord also separately bills its other tenants in the Building, if any, for usage in excess of amounts set forth in Section 6.1, above.
6.4    Interruption of Use. Landlord shall not be liable for damages, by abatement of Rent (except as provided in Section 19.6.2 of this Lease) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements (and Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant's business in the Premises in connection with the performance of any non-emergency work and further agree to provide Tenant with at least twenty-four (24) hours prior written notice of any planned shutdowns of electrical power within the Building or any planned shutdowns by the utility serving the Building (to the extent Landlord has notice thereof) excluding emergency shut downs for which Landlord is unable to provide such notice), by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises (subject, however, to Landlord’s covenant of quiet enjoyment) or relieve Tenant from paying Rent (except as provided in Section 19.6.2 of this Lease) or performing any of its obligations under this Lease; provided, however, that Landlord shall use commercially reasonable and diligent efforts to restore such service to the extent the restoration of the same is not the obligation of Tenant, the utility company or other third party. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6; provided, however, that Landlord shall be responsible for any property damage or personal injury to the extent set forth in Section 10.1 of this Lease.
ARTICLE 7
REPAIRS AND MAINTENANCE
7.1    Tenant's Repair and Maintenance Obligations. Tenant shall, at Tenant's own expense, maintain and keep in good repair and first class condition and operating the following (collectively,

-28-	[Reddit, Inc.] 303 SECOND STREET South Tower

"Tenant's Repair Obligations"): (i) the Premises (which excludes the Base Building), including all improvements, fixtures, equipment, interior window coverings, and furnishings therein (which obligation of Tenant shall include, without limitation, the prompt replacement or repair, as reasonably required, of all damaged, broken, or worn fixtures and appurtenances, which work shall be performed by Tenant under the supervision and subject to the prior reasonable approval of Landlord), (ii) any personal property or equipment (including, without limitation, furniture, business and trade fixtures, equipment, free-standing cabinet work, movable partitions, servers, telephones, and merchandise) installed by Tenant within the Premises (collectively, "Tenant's Property"), and (iii) any equipment installed by Tenant at the Project and located outside of the Premises, including any rooftop equipment, supplemental HVAC, and generators ("Tenant's Off-Premises Equipment"), which Tenant's Off-Premises Equipment may only be installed by Tenant with the prior written consent of Landlord (in Landlord's sole and absolute discretion, except to the extent otherwise expressly permitted elsewhere in this Lease), and (iv) all improvements and systems exclusively serving the Premises, including any communications or computer wires and cables (collectively, the "Cabling") and applicable branch lines of the plumbing, electrical and other Building Systems as extending from the core and MPOE, except Landlord is responsible for plumbing and electrical branch lines within core restrooms. The performance of Tenant's Repair Obligations shall comply with the terms of Article 8 below.
7.2    Landlord's Repair and Maintenance Obligations. Landlord shall maintain and keep in good repair and first class condition and operating order in a manner substantially consistent with the Operations Standard the following (collectively, "Landlord's Repair Obligations"): (i) the structural portions of the Building, including the foundation, floor/ceiling slabs, roof structure, roof membrane, curtain wall, sewer and water mains, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevator cab, Building mechanical, electrical and telephone closets (collectively, "Building Structure"), (ii) the mechanical (including equipment located on the roof and within the core of the Building, and excluding any distribution outside of the core), electrical (excluding distribution of any such systems within the Premises), life safety, plumbing (excluding distribution of any such systems within the Premises other than within the restrooms in the Building core), sprinkler systems and HVAC systems that serve the Building generally, as opposed to Tenant or another tenant exclusively (collectively, the "Building Systems") and (iii) the Common Areas, which shall include restrooms located on multi-tenant floors of the Building. The "Base Building" shall mean the Building Structure and the Building Systems. Notwithstanding anything in this Lease to the contrary, if and to the extent that any repairs that are Landlord's Repair Obligations are required because of (i) Tenant's use of the Premises for other than normal and customary business office operations, or (ii) Tenant's construction of non-general office Improvements or Alterations, then Landlord shall make such repairs and replacements, at Tenant's sole cost sufficient to reimburse Landlord for the Actual Cost thereof (including all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements) within thirty (30) days of being billed for same. In the event that the Premises has an "open ceiling plan", then Landlord and third parties leasing or otherwise using/managing or servicing space on the floor immediately above the Premises shall have the right to install, maintain, repair and replace mechanical, electrical and plumbing fixtures, devices, piping, ductwork and all other improvements through the floor above the Premises (which may penetrate through the ceiling of the Premises and be visible within the Premises during the course of construction and upon completion thereof), as Landlord may determine in Landlord's commercially reasonable discretion and with reasonable approval rights being afforded to Tenant with respect thereto. Notwithstanding Tenant's occupancy of the Premises during the performance of any of Landlord's Repair Obligations, except as otherwise provided herein, the performance of Landlord's Repair Obligations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent; provided that Landlord shall perform Landlord's Repair Obligations in a manner so as to minimize any material, adverse effect upon Tenant's use of, or ingress or

-29-	[Reddit, Inc.] 303 SECOND STREET South Tower

egress to, the Premises.  Subject to the foregoing,  Tenant shall promptly and diligently cooperate with Landlord and any of the third parties performing Landlord's Repair Obligations in the Premises in order to facilitate the performance of such work in an efficient and timely manner. Landlord's entry into the Premises to perform any repairs or maintenance hereunder shall be subject to Article 27 below. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.
7.3    Tenant's Right to Make Repairs. As used herein, the term "Emergency Condition" shall mean a situation which poses an imminent threat: (i) to the physical well-being of persons at the Building or (ii) of material damage to Tenant's Property, and the term "Adverse Condition" shall mean Landlord has failed to perform one of Landlord's Repair Obligations ("Landlord Breach") and such Landlord Breach will have a material and adverse impact on Tenant's ability to conduct its business in the Premises, or any material portion thereof. Landlord and Tenant shall have the following obligations and rights in the case of an Emergency Condition or Adverse Condition:
7.3.1    Landlord's Obligation to Cure. If an Emergency Condition or Adverse Condition exists, and Landlord is obligated under the terms of this Lease to cure or remediate such Emergency Condition or Adverse Condition, then Landlord shall, promptly following Landlord's learning of such Emergency Condition or Adverse Condition, commence and diligently thereafter, perform all repairs required by Landlord under this Lease or take such other actions, if any, required of Landlord under this Lease to cure or remediate such Emergency Condition or Adverse Condition (collectively "Emergency Repairs"). In any case, in the event any Emergency Repairs are not completed by Landlord within a two (2) business day period with respect to an Emergency Condition or ten (10) business day period with respect to an Adverse Condition, Landlord shall, within three (3) business days following Tenant's written request therefore, provide to Tenant a schedule determined in good faith setting forth the basic steps Landlord proposes to be taken to effect the Emergency Repairs or other actions in a commercially reasonable time frame given the specifics of the Emergency Repairs required and the times when such work is proposed to be done (the "Emergency Repair Schedule") and thereafter Landlord shall proceed to complete such Emergency Repairs in accordance with the Emergency Repair Schedule.
7.3.2    Tenant Self-Help Notice. Notwithstanding anything to the contrary contained herein, if an Emergency Condition or Adverse Condition occurs and Landlord is not materially complying with the timing set forth on the Emergency Repair Schedule or did not timely deliver notice of the Emergency Repair Schedule, Tenant shall have the right to deliver to Landlord a notice ("Tenant Self-Help Notice") that Tenant intends to exercise its self-help rights set forth in this Section 7.3.
7.3.3    Self-Help. If Landlord fails, within two (2) business days after delivery of a Tenant Self-Help Notice to commence Emergency Repairs and thereafter diligently prosecute such Emergency Repairs to completion, then, unless Landlord has delivered a Landlord Dispute Notice (as defined below), Tenant shall have the right, but not the obligation, to perform such Emergency Repairs at Landlord's expense; provided, however, that in no event shall Tenant undertake any actions which will or are reasonably likely to materially and adversely affect (other than to a de minimis extent): (a) the Building Structure, (b) the Building Systems, (c) the exterior appearance of the Building or (d) any other tenant or occupant of the Building. If Tenant undertakes any Emergency Repairs, Tenant shall (i) proceed in accordance with all applicable Laws; (ii) retain only such reputable, experienced contractors and suppliers as are duly licensed in the City and, if Landlord has furnished to Tenant a reasonable list of Landlord's approved contractors for the Building, are included on such list, (iii)provide evidence to Landlord that all contractors and suppliers retained to perform the Emergency Repairs are insured in

-30-	[Reddit, Inc.] 303 SECOND STREET South Tower

accordance with the provisions of Article 10 of this Lease; (iv) effect such repairs or perform such other actions in a good and workmanlike and commercially reasonable manner that will not adversely affect Landlord's warranties for the Building; (v) use new or like new materials; (vi) take reasonable efforts to minimize any material interference or impact on the other tenants and occupants of the Project, and (vii) otherwise comply with all applicable requirements set forth in Article 8 of this Lease. Notwithstanding anything in this Section 7.3 to the contrary, the foregoing self-help right (a) shall not apply in the event of any Casualty, it being acknowledged and agreed that Article 11 shall govern with respect to any Casualty, (b) shall not apply in the event of any condemnation, it being acknowledged and agreed that Article 13 shall govern with respect to any such condemnation, and (c) shall not permit Tenant to access any other tenant's or occupant's space at the Project.
7.3.4    Landlord Dispute Notice. Landlord shall have the right to indicate in writing within two (2) business days of receipt of a Tenant Self-Help Notice that Landlord reasonably and in good faith disputes Tenant's right to perform the Emergency Repairs as set forth herein (a "Landlord Dispute Notice"). Landlord's failure to timely deliver a Landlord Dispute Notice shall conclusively be deemed Landlord's waiver of any right to dispute Tenant's right to perform the Emergency Repairs. If Landlord timely delivers a Landlord Dispute Notice, Tenant may elect to have the dispute resolved pursuant to the arbitration procedures set forth in Subsection 7.3.8, below.
7.3.5    Reimbursement of Tenant Costs. If Tenant exercises its right to perform Emergency Repairs or other actions on Landlord's behalf, as provided above, then Landlord shall reimburse the actual third-party out-of-pocket reasonable cost thereof, without any mark-up or premium or interest plus an administrative fee of 2% (collectively, "Tenant Self-Help Costs"), within thirty (30) days following Tenant's delivery of: (i) a written notice describing in reasonable detail the Emergency Repairs taken by the Tenant, and (ii) reasonably satisfactory evidence of the Tenant Self-Help Costs, including a description of the contractors and materials used, a copy of all required permits and governmental approvals, a copy of receipt(s) showing Tenant's payments to those providing services or materials, and valid, final, unconditional mechanics' lien releases and waivers from all contractors, subcontractors and suppliers providing services or materials.
7.3.6    Landlord's Set-Off Notice. Landlord shall have the right, within thirty (30) days following Tenant's written request for reimbursement of Tenant Self-Help Costs, to notify Tenant that Landlord reasonably and in good faith disputes that (i) Tenant did not perform the Emergency Repairs in the manner permitted by this Lease, or (ii) that the amount of the Tenant Self-Help Costs that Tenant requests be reimbursed from Landlord for performance of the Emergency Repairs is incorrect or excessive ("Landlord's Set-Off Notice"). Failure of Landlord to timely deliver a Landlord's Set-Off Notice shall be deemed to constitute Landlord's acknowledgement that the request for reimbursement is appropriate. If Landlord timely delivers a Landlord's Set-Off Notice to Tenant, then Tenant shall not be entitled to exercise the deduction from Rent set forth below (provided, if Landlord contends the amount spent by Tenant in making such repairs is excessive and does not otherwise object to Tenant's actions pursuant to this section, then Landlord shall pay the amount it contends would not have been excessive), in which case Tenant may elect to have the dispute resolved pursuant to the arbitration procedures set forth in Subsection 7.3.8, below.
7.3.7    Tenant Offset Right. If Landlord does not timely deliver a Landlord's Set-Off Notice to Tenant, and Landlord fails timely to pay the Tenant Self-Help Costs (or, if, having timely disputed the amount sought in reimbursement, Landlord fails timely to pay the undisputed amount to Tenant), Tenant shall thereafter have the right to offset the Tenant Self-Help Costs (or the undisputed amount of the same, as applicable), together with interest at the Interest Rate from the date Landlord was

-31-	[Reddit, Inc.] 303 SECOND STREET South Tower

required to pay such amount until offset occurs. The foregoing offset rights do not limit Tenant's rights to recover from Landlord amounts due to Tenant. Without limitation, if there are insufficient rents remaining due under this Lease to allow Tenant to fully offset its costs and interest, Tenant shall have the right to pursue claims directly against Landlord.
7.3.8    Dispute Resolution. In the event of a dispute between Landlord and Tenant regarding (i) Tenant's right to perform Emergency Repairs, or (ii) the amount of the Tenant Self-Help Costs, Tenant may elect to have such dispute determined by arbitration in San Francisco, California before a single arbitrator administered by JAMS pursuant to its Expedited Procedures provisions (Rules 16.1-16.2 in the current edition) of the JAMS Comprehensive Arbitration Rules and Procedures. If the nature of the dispute involves whether Tenant may perform Emergency Repairs, and the arbitrator finds that Tenant is entitled to perform such Emergency Repairs, Tenant may, but shall not be obligated to, thereafter perform such Emergency Repairs unless Landlord shall, in the interim, have remedied the Emergency Condition or Adverse Condition. If the nature of the dispute involves the amount of the Tenant Self-Help Costs, the amount, if any, to which the arbitrator determines Tenant was entitled and not paid by Landlord shall be paid by Landlord within thirty (30) days, or otherwise may be offset by Tenant from Rent next due and payable under this Lease pursuant to Subsection 7.3.7 above. For the avoidance of doubt, the prevailing party in any such arbitration shall be entitled to reimbursement of its reasonable attorneys' fees and costs incurred in connection with the arbitration.
ARTICLE 8
ADDITIONS AND ALTERATIONS
8.1    Landlord's Consent to Alterations. Tenant may not make any repairs, improvements, alterations, additions or changes to the Premises or any other portion of the Project (collectively, the "Alterations") without the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord and shall be granted or denied within ten (10) business days, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which constitutes a Design Problem (without limitation as to any other reasonable grounds for Landlord to withhold its consent to any particular Alterations). A "Design Problem" is defined as, and will be deemed to exist if such Alterations or Improvements may (i) affect the exterior appearance of the Building; (ii) affect the Building Structure or adversely affect the Building Systems in a non-de minimis manner; (iii) fail to comply with Applicable Laws and applicable building codes ("Code") or would cause any other portion of the Project to fail to comply with Applicable Laws or Code, (iv) be in conflict with Landlord's Sustainability Requirements (including, without limitation, by jeopardizing any Sustainability Certification), (v) vitiate or otherwise negatively affect any warranty, guaranty, or insurance maintained by Landlord, (vi) materially increase Landlord's Repair Obligations, (vii) be unusually difficult or expensive to remove or not be readily usable for typical office or retail use (as applicable given the Permitted Use of the Premises) by a future tenant, (viii) unreasonably interfere with any other tenant or occupant of the Project, (ix) affect the certificate of occupancy or its legal equivalent for the Project or any portion thereof, (x) fail to adhere to mandatory Building standard requirements for the Project, or (xi) in connection with Improvements only, affect the critical path of construction of the Landlord SOV Improvements (as defined in the Work Letter). Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days' notice to Landlord ("Cosmetic Alterations Notice"), but without Landlord's prior consent, to the extent that such Alterations do not (a) constitute a Design Problem, (b) require a building or construction permit, or (c) cost more than $8.00 per rentable square foot of the Premises affected for a particular job of work, or more than $12.00 per rentable square

-32-	[Reddit, Inc.] 303 SECOND STREET South Tower

foot of the Premises affected in the aggregate in any consecutive twelve (12) month period (the "Cosmetic Alterations"). The Cosmetic Alterations Notice must be accompanied by reasonably adequate evidence that such Cosmetic Alterations meet the criteria set forth above in this Section 8.1 (failing which Tenant shall not be permitted to perform such Alterations without Landlord's prior written consent).
8.2    Manner of Construction. Landlord may impose, as a condition to Tenant's right to perform any Alterations for which Landlord's prior consent is required, such requirements as Landlord in its reasonable discretion consistent with landlords of Comparable Buildings may deem desirable, including, but not limited to, (i) the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant and reasonably approved by Landlord, (ii) that Tenant enter into a construction contract that includes Landlord's then-standard commercially reasonable construction rider (or such other construction rider as Landlord may reasonably require), which rider shall include, among other things, Landlord's commercially reasonable insurance and indemnity requirements, and (iii) any Cabling (including riser cables) installed by Tenant shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a protective conduit reasonably acceptable to Landlord, and (z) identified in accordance with Landlord's Building standard requirements. Tenant shall be solely responsible for acquiring a permit for all Alterations, furnishing of a copy of such permit and approvals to Landlord prior to the commencement of the work, and complying with all conditions of said permit in a prompt and expeditious manner. If such Alterations will involve the use of or disturb Hazardous Materials, Tenant shall notify Landlord prior to performing such Alterations and comply with Landlord's reasonable non-discriminatory rules and regulations concerning such Hazardous Materials. Tenant shall construct all Alterations in a good and workmanlike manner, in conformance with any and all Applicable Laws and Landlord's reasonable written construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord's design parameters and Code compliance issues. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall retain any union trades to the extent designated by Landlord. Further, Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Project. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Project is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute. Tenant shall, promptly following the completion of any Alterations (including any Cosmetic Alterations), compile and deliver to Landlord a "close-out package" in such format designated by Landlord (e.g., paper and/or electronic files) containing, without limitation, the following items (to the extent deemed necessary by Landlord for the particular Alterations): (a) as-built drawings and final record CAD drawings, (b) warranties and guarantees from all contractors, subcontractors and material suppliers, (c) all permits, approvals and other documents issued by any governmental agency in connection with the Alterations, (d) an independent air balance report, if required due to the nature of the Alterations, (e) lien releases for all work performed at the Project, and (f) such other information or materials as may be reasonably requested by Landlord.
8.3    Payment for Alterations. Tenant is responsible for all of the costs of performing any Alterations. In addition, Tenant shall also reimburse Landlord for Landlord's reasonable, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such Alterations (including,

-33-	[Reddit, Inc.] 303 SECOND STREET South Tower

but not limited to, fees paid to consultants retained by Landlord to review plans and specifications for such Alterations).
8.4    Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord, commensurate with the practice of owners of Comparable Buildings, may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.
8.5    Ownership and Removal. The initial Improvements shall be deemed to constitute Alterations for purposes of this Section 8.5 below). All Alterations shall, upon completion of construction, become part of the Premises (or the Project, as applicable) and the property of Landlord. Prior to the expiration or earlier termination of this Lease, Tenant, at Tenant's expense shall remove all Mandatory Removal Items (as defined below). Notwithstanding the foregoing, in addition to Mandatory Removal Items, Landlord may, by written notice to Tenant, concurrently with Landlord's review and approval of Tenant's plans and specifications, require Tenant, at Tenant's expense, to remove any Specialty Improvements, in which event Tenant shall be required to remove the same in accordance with the TCCs of Section 15.2 below. Failure of Landlord to designate any proposed Alteration as a Specialty Improvement at the time of Landlord's approval of the same shall be deemed to be Landlord's waiver of its right to require removal of the same. Tenant is not obligated to remove any Original Improvements. "Mandatory Removal Items" shall mean: (i) any Alterations located outside of the Premises, including Tenant's Off-Premises Equipment, (ii) all Cabling which was installed by Tenant (but not any Cabling existing in or serving the Premises as of the date the Premises are delivered by Landlord to Tenant if and to the extent that such distinction may be determined, failing which Tenant will be deemed to be required to remove the same), (iii) any other items, improvements or fixtures which Tenant is expressly required to remove pursuant to the terms of this Lease, (iv) any Alterations or signage incorporating Tenant's name or logo (except for any signage provided by Landlord on any Building directory), (v) any Alterations not complying with Applicable Laws or which are not operable/functioning, and (vi) any Alterations not performed in accordance with the TCC's of this Article 8 (or the Work Letter, as applicable). "Specialty Improvements" shall mean: (a) safes and vaults, (b) decorative water features; (c) specialized wallcoverings and ceilings, and flooring, including raised flooring; (d) conveyors and dumbwaiters; (e) any Alterations or Improvements which (1) perforate a floor slab in the Premises (other than typical core drills) or a wall that encloses/encapsulates the Building Structure, (2) involve material plumbing connections (such as kitchens and executive bathrooms outside of the Building core), or (3) require changes to the Base Building; (f) supplemental HVAC equipment within the Premises and non-Building standard fire suppression systems, and (g) any other installations not typically found in general use office space or requiring over-standard demolition costs for the removal thereof. For avoidance of doubt, Landlord shall have the right, but not the obligation, to require removal of Mandatory Removal Items (and in no event shall Tenant be permitted to remove any Alterations other than Mandatory Removal Items unless such removal is required by Landlord in writing), provided Landlord gives notice to Tenant of the requirement to remove such Mandatory Removal Items at least forty five (45) days prior to the scheduled expiration of the Lease Term.

-34-	[Reddit, Inc.] 303 SECOND STREET South Tower

ARTICLE 9
COVENANT AGAINST LIENS
Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished, or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify, and hold Landlord harmless from and against any Losses (as defined in Section 10.1 below) arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) business days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within fifteen (15) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable within thirty (30) days following demand (or, at Landlord's election, Landlord may deduct such amounts from any undisbursed improvement allowance or other allowance granted to Tenant under this Lease), without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.
ARTICLE 10
INDEMNIFICATION AND INSURANCE
10.1    Indemnification and Waiver.
10.1.1    Tenant's Indemnification and Waiver. Because Tenant is required to insure Tenant's Insured Property and because of the requirements to provide waivers of subrogation, Tenant hereby assumes all risk of damage to Tenant's Insured Property, subject to the provisions of the waiver of subrogation set forth below. Except to the extent arising from the negligence or willful misconduct of or breach of this Lease by Landlord or any Landlord Parties (defined below) but subject to Section 10.5 below, Tenant hereby assumes risk of injury to persons in, upon or about the Premises from any cause whatsoever, except to the extent caused by the negligence or willful misconduct of the Landlord Parties. To the extent not prohibited by Applicable Laws, Landlord, its partners, subpartners, members, trustees, ancillary trustees and their respective officers, directors, shareholders, beneficiaries, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except for damage to Landlord's Insured Property, subject to the waiver of subrogation, and except for injury to persons to the extent caused by the negligence or willful misconduct of the Landlord Parties. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from and against any and all claims, losses, costs, damages, expenses, causes of action, proceedings and liability (including without limitation court costs and reasonable attorneys' fees) (collectively, "Losses") incurred in connection with or arising from: (i) any causes in, on or about the Premises; (ii) any activity, work, or thing done, or permitted or suffered by Tenant or any person claiming by, through or under Tenant, its partners,

-35-	[Reddit, Inc.] 303 SECOND STREET South Tower

subpartners, parent organization, affiliates, subsidiaries and their respective officers, directors, Transferees, or the contractors, agents, employees, invitees, or visitors of Tenant or its Transferees and each of them (collectively, "Tenant Parties") or any such person, occurring in, on or about the Project, but outside of the Premises; (iii) any breach of any term, covenant, or provision of this Lease; or (iv) the placement of any of Tenant's Property or any of Tenant's Off-Premises Equipment. Notwithstanding the foregoing, if Landlord is found to be wholly or partially negligent or to have acted with willful misconduct by a court of competent jurisdiction in a final, non-appealable judgment relating to any of Tenant's foregoing indemnification obligations, Landlord shall be responsible for paying all or a portion of the applicable damage award (except for damage to Tenant's Insured Property in excess of the deductible), including reasonable attorneys' fees, such portion to be determined based on the extent to which the damage was caused by Landlord's negligence or willful misconduct.
10.1.2    Landlord's Indemnification. Landlord shall indemnify, defend, protect, and hold harmless Tenant and the Tenant Parties from and against any Losses incurred in connection with or arising from the negligence or willful misconduct of Landlord and its partners and subpartners and all of their respective officers and employees in the Common Areas. Notwithstanding the foregoing, if Tenant is found to be wholly or partially negligent or to have acted with willful misconduct by a court of competent jurisdiction in a final, non-appealable judgment relating to any of Landlord's foregoing indemnification obligations, Tenant shall be responsible for paying all or a portion of the applicable damage award (except for damage to Landlord's Insured Property in excess of the deductible), including reasonable attorneys' fees, such portion to be determined based on the extent to which the damage was caused by Tenant's negligence or willful misconduct.
10.1.3    In General. Should Landlord or Tenant be named as a defendant in connection with a Loss which the subject party is to be indemnified by the other party pursuant to the TCCs hereof, the indemnifying party shall pay the indemnified party's actual and reasonable costs and expenses incurred in such suit, including without limitation, its actual reasonable professional fees such as appraisers', accountants' and attorneys' fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any Losses arising in connection with any event occurring prior to such expiration or termination.
10.2    Landlord's Insurance. Landlord shall maintain insurance against loss or damage with respect to the portions of the Project constituting Landlord's Repair Obligations (collectively, "Landlord's Insured Property") on an "all risk" or equivalent type insurance form, with customary exceptions, subject to such deductibles and self-insured retentions as Landlord may reasonably determine and consistent with the Operations Standard, in an amount equal to at least the replacement value of Landlord's Insured Property. In addition, Landlord shall maintain a Commercial General Liability Insurance policy with respect to the Project with limits of no less than $5,000,000 written on an occurrence basis, which shall provide contractual liability to cover Landlord’s indemnification obligation to Tenant under Section 10.1 above. Landlord's insurance company shall be with a carrier who satisfies the requirements set forth in Section 10.4 below. Such insurance shall be maintained with an insurance company reasonably selected by Landlord. Payment for losses thereunder shall be made solely to Landlord. Landlord shall maintain earthquake insurance, terrorism insurance, and flood insurance, as Landlord may in its reasonable discretion elect and consistent with the Operations Standard. Landlord may also maintain such other insurance as may from time to time be reasonably required by a Mortgagee (as defined in Article 18 below) and consistent with the Operations Standard. Any or all of Landlord's insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance. Tenant shall, at Tenant's expense, comply with Landlord's insurance

-36-	[Reddit, Inc.] 303 SECOND STREET South Tower

company's commercially reasonable requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises for other than general office use causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building shall at a minimum be reasonably commensurate with the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker's Compensation and Employee's Liability coverage as required by Applicable Laws.
10.3    Tenant's Insurance. Before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Lease Commencement Date (such earlier date is the "Insurance Commencement Date"), and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term so long after the end of the Lease Term as any of Tenant's Property or Tenant's Off-Premises Equipment remains at the Project, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to any part of the Premises or any portion thereof, Tenant shall maintain the following insurance coverages in at least the amounts set forth below; provided, however, Landlord makes no representation that the limits or forms of coverage specified herein are adequate to cover Tenant's property, business operations or obligations under this Lease. The required evidence of coverage must be delivered to Landlord on or before the dates required under Section 10.4 below. Such policies shall be for a term of at least one (1) year, or the length of the remaining term of this Lease, whichever is less.
10.3.1    Commercial General Liability Insurance, including so-called "limited" contractual liability covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) based upon or arising out of Tenant's operations, occupancy or maintenance of the Project and all areas appurtenant thereto. Such insurance shall be written on an "occurrence" basis. Landlord and any other party the Landlord reasonably specifies that has a material financial interest in the Project, including Landlord's managing agent, ground lessor and/or lender, if any (collectively, "Additional Insureds"), shall be named as additional insureds as their interests may appear using Insurance Service Organization's form CG2011 or a comparable form reasonably approved by Landlord. Tenant shall provide an endorsement or policy excerpt showing that Tenant's coverage is primary and any insurance carried by Landlord shall be excess and non-contributing. The coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations. This policy shall include coverage for all Losses assumed under this Lease as an insured contract for the performance of all of Tenant's indemnity obligations under this Lease to the extent covered by a standard CGL policy. The

-37-	[Reddit, Inc.] 303 SECOND STREET South Tower

limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. Limits of liability insurance shall not be less than the following:

Bodily Injury and Property Damage Liability	$10,000,000 each occurrence
$10,000,000 each occurrence
Personal Injury and Advertising Liability

Tenant Legal Liability/Damage to Rented Premises Liability	$5,000,000
Tenant shall have the right to cover its insurance requirements set forth in this Section 10.3 with a combination of general liability, umbrella insurance and blanket coverages, provided that the amounts (based upon the general liability policy and the allocations of the umbrella policy) and other conditions required to be satisfied by the terms of this Article 10 are satisfied by such coverages.
10.3.2    Property Insurance covering (i) Tenant's Property and Tenant's Off-Premises Equipment, (ii) the Improvements, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding Landlord's Insured Property) (the "Original Improvements"), and (iii) all Alterations (items (i), (ii) and (iii) are collectively, "Tenant's Insured Property"). Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts), without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the Special Form policy, (b) water damage from any cause whatsoever, including, but not limited to, sprinkler leakage (but not earthquake sprinkler leakage), bursting, leaking or stoppage of any pipes, explosion, and backup or overflow from sewers or drains, and (c) terrorism (to the extent such terrorism insurance is available as a result of the Terrorism Risk Insurance Act of 2002 (Pub. L. 107-297, 116 Stat. 2322), the Terrorism Risk Insurance Program Reauthorization Act of 2005 (Pub. l. 109-144), and the Terrorism Risk Insurance Program Reauthorization Act of 2007 (Pub. L. 110-160, 121 Stat. 183), any successor statute or regulation, or is otherwise available at commercially reasonable rates). Tenant shall use the proceeds from any such insurance for the replacement of Tenant's Insured Property.
10.3.3    Business Income/Interruption insurance covering a one-year period in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.
10.3.4    Worker's Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer's Liability with minimum limits of not less than $1,000,000 each accident/employee/disease.
10.3.5    Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles with limits not less than $1,000,000 combined single limit for bodily injury and property damage.
10.4    Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) be issued by an insurance company having an AM Best rating of not less than A-VII (or to the extent AM

-38-	[Reddit, Inc.] 303 SECOND STREET South Tower

Best ratings are no longer available, then a similar rating from another comparable rating agency), or which is otherwise acceptable to Landlord and licensed to do business in the State of California, (ii) be in form and content reasonably acceptable to Landlord and complying with the requirements of Section 10.3, and (iii) Tenant shall not do or permit to be done anything which invalidates the required insurance policies. Tenant shall provide Landlord with prior notice of any cancelation or material change in coverage. Tenant shall deliver certificates thereof and applicable endorsements which meet the requirements of this Article 10 to Landlord on or before the Insurance Commencement Date, and five (5) business days after the renewal of such policies. In the event Tenant shall fail to procure such insurance, or to deliver such certificates and applicable endorsements, Landlord may, at its option, after written notice to Tenant and Tenant's failure to obtain such insurance within five (5) business days thereafter, procure such policies for the account of Tenant and the sole benefit of Landlord, and the Actual Cost thereof shall be paid to Landlord after delivery to Tenant of bills therefor.
10.5    Property Insurance Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by their insurance carriers, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder or is actually covered by insurance maintained by a party hereto. Accordingly, notwithstanding any other provision of this Lease to the contrary, the parties each hereby waive all rights and claims against each other for such losses and waive all rights of subrogation of their respective insurers. Landlord and Tenant hereby represent and warrant that their respective property insurance policies include a waiver of (i) subrogation by the insurers, and (ii) all rights based upon an assignment from its insured, against Landlord and/or any of the Landlord Parties or Tenant and/or any of the Tenant Parties (as the case may be) in connection with any property loss risk thereby insured against. Tenant will cause all subtenants and licensees of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 10.5 and to obtain such waiver of subrogation rights endorsements. If either party hereto fails to maintain the waivers set forth in items (i) and (ii) above, the party not maintaining the requisite waivers shall indemnify, defend, protect, and hold harmless the other party for, from and against any and all Losses arising out of, resulting from, or relating to, such failure.
10.6    Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord; provided, however, that (a) in no event shall such new or increased amounts or types of insurance exceed that required of comparable tenants comparable in size to Tenant by landlords of Comparable Buildings and (b) Landlord shall not have the right to require that Tenant adjust its insurance coverage more than once in any twenty four (24) month period, and not during the initial twenty four (24) months of the Lease Term. In addition, Tenant shall pay for any increase in the premiums for the property insurance of the Project carried by Landlord if said increase is caused by Tenant's acts, omissions, use or occupancy of the Premises.
10.7    Third-Party Contractors. Tenant shall obtain and deliver to Landlord, certificates of insurance and applicable endorsements at least five (5) business days prior to the commencement of work in or about the Premises by any vendor or other third-party contractor retained or engaged by Tenant (collectively, a "Third Party Contractor"). All such insurance shall (a) name the Additional Insureds as additional insureds under such third party's liability policies, (b) provide a waiver of subrogation in favor of Landlord under such third party's commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord's

-39-	[Reddit, Inc.] 303 SECOND STREET South Tower

commercially reasonable minimum insurance requirements (which may vary depending on the type of work or vendor taking place in the Premises).
ARTICLE 11
DAMAGE AND DESTRUCTION
11.1    Repair of Damage from Casualty. If the Project (or any portion thereof) shall be damaged by a fire or any other casualty (collectively, a "Casualty"), (i) Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to the other TCCs of this Article 11, restore Landlord's Insured Property to substantially the same condition as existing prior to the Casualty, except for modifications required by Applicable Laws, Code or the Underlying Documents, or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project and do not materially impair access to the Premises, and (ii) except as set forth below, Tenant shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Tenant's reasonable control, and subject to the other TCCs of this Article 11, restore Tenant's Insured Property to substantially the same condition as existing prior to the Casualty, except for modifications required by Applicable Laws, Code or the Underlying Documents, or any other modifications deemed desirable by Tenant and approved by Landlord pursuant to Article 8. Notwithstanding the foregoing, Landlord shall have the right, upon notice (the "Landlord Repair Notice") to Tenant from Landlord within sixty (60) days following the date the Casualty becomes known to Landlord, to promptly and diligently restore the Original Improvements, Improvements and Alterations, and, in such event Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease for the Original Improvements, Improvements and Alterations; provided that if the Actual Cost of such repair (based on competitive pricing without any profit or mark-up or supervision fee to Landlord or its Affiliates) by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the Actual Cost of such repairs which is not so covered by Tenant's insurance proceeds shall be paid by Tenant to Landlord on a progress payment basis during Landlord's repair of the damage. All work performed by Tenant pursuant to this Section 11.1 shall be performed in accordance with Article 8 of this Lease. Tenant's insurance proceeds shall be disbursed for all costs and expenses incurred by Landlord in connection with the repair of any such damage to the Original Improvements, Improvements and Alterations pursuant to a disbursement procedure mutually approved by Landlord and Tenant. As long as the Original Improvements, Improvements and Alterations are rebuilt, Tenant shall be entitled to retain any portion of the proceeds of the insurance described in Sections 10.3.2 (ii) and (iii) in excess of the cost of such restoration. Landlord shall use commercially reasonable efforts to minimize any such inconvenience, annoyance or interference to Tenant resulting from Landlord’s repair of any damage pursuant to this Section 11.1. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord's reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days ("Landlord's Repair Estimate Notice"). Notwithstanding any contrary provision of this Article 11, the parties hereby agree as follows: (a) the closure of the Project, the Building, the Common Areas, or any part thereof to protect public health shall not constitute a Casualty for purposes of this Lease, (b) Casualty covered by this Article 11 shall require that the physical or structural integrity of the Premises, the Project, the Building, or the Common Areas is degraded as a direct result of such occurrence, and (c) a Casualty under this Article 11 shall not be deemed to occur merely because Tenant is unable to productively use the Premises in the event that the physical and structural integrity of the Premises is undamaged.

-40-	[Reddit, Inc.] 303 SECOND STREET South Tower

11.2    Casualty Rent Abatement. If (i) the Premises or portions of the Common Area necessary for the conduct of Tenant's business are damaged by Casualty, (ii) such Casualty causes all or a material portion of the Premises to be untenantable and unusable by Tenant and Tenant actually ceases to use all or such material portion of the Premises, or (iii) the Casualty is not the result of the acts and/or omissions of Tenant and/or other Tenant Parties or Landlord is otherwise entitled to receive rental interruption insurance proceeds (items (i) through (iii) are, collectively, "Casualty Conditions"), Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not actually used by Tenant (or if the Premises is damaged such that the remaining portion is not sufficient to allow Tenant to conduct its business operations from such remaining portion and Tenant does not conduct its business operations from the entire Premises, Landlord shall allow Tenant a total abatement of Rent), for the period beginning on the date of the Casualty through (a) if Landlord delivered the Landlord Repair Notice, the date Landlord substantially completes restoration of the Original Improvements, Improvements and Alterations, such that the Premises are no longer untenantable (or such earlier date following the Casualty that Tenant conducts business from the Premises), or (b) if Landlord did not deliver the Landlord Repair Notice, the earlier of the date that Tenant substantially completes restoration of Tenant's Insured Property (such that the Premises are no longer untenantable) and a weekend to move-in and the date that Tenant would have substantially completed restoration of Tenant's Insured Property if Tenant had used reasonable diligence (or such earlier date following the Casualty that Tenant conducts business from the Premises). Except for the foregoing Rent abatement, Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from a Casualty.
11.3    Casualty Termination Rights.
11.3.1    Landlord Termination Rights. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Landlord's Insured Property, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage from Casualty, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if (a) the Building or Project shall be damaged by Casualty, whether or not the Premises are affected, (b) Landlord elects to terminate the leases of all other tenants of the Project similarly affected by the damage and destruction and (c) if one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the Mortgagee shall require that the insurance proceeds or any portion thereof in excess of the "Landlord Contribution" (as that term is defined below) be used to retire or terminate the Mortgage; (iii) the damage is not fully covered, except for the Landlord Contribution, by Landlord's insurance policies (or by the insurance Landlord is required to carry under this Lease); or (iv) the damage occurs during the last twelve (12) months of the Lease Term, and, in the reasonable judgment of Landlord, the damage or destruction to the Premises or Building cannot be repaired by the date which occurs fifty percent (50%) of the way through the then remaining Lease Term. "Landlord Contribution" shall initially mean $3,000,000.00; provided, however, that such amount shall be reduced by an amount equal to $1,000.00 on the first day of each month during the Lease Term.
11.3.2    Tenant Termination Rights. If all of the Casualty Conditions are satisfied and either the repairs cannot, pursuant to the Landlord Repair Estimate Notice, be completed within two hundred seventy (270) days after the date of discovery of the damage (which such repairs are made without the payment of overtime or other premiums, or the damage occurs during the last twelve (12) months of the Lease Term, and, in the reasonable judgment of Landlord, the damage or destruction to the

-41-	[Reddit, Inc.] 303 SECOND STREET South Tower

Premises or Building cannot be repaired by the date which occurs fifty percent (50%) of the way through the then remaining Lease Term, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if all of the Casualty Conditions are satisfied, neither Landlord nor Tenant has terminated this Lease, and the repairs required to be completed by Landlord are not actually completed within the longer of one (1) year of the date of discovery of the damage, and two (2) months after the date that Landlord originally estimated for completion in the Landlord Repair Estimate Notice, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date shall not be less than ten (10) business days nor more than ninety (90) days following the end of each such month. In the event this Lease is terminated in accordance with the terms of this Section 11.3, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease that are attributable to the unamortized Improvement Allowance.
11.4    Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.
ARTICLE 12
NONWAIVER
No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed by the waiving party. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any of the TCCs of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. Tenant's payment of any Rent hereunder shall not constitute a waiver by Tenant of any breach or default by Landlord under this Lease nor shall Landlord’s payment of monies due Tenant hereunder constitute a waiver by Landlord of any breach or default by Tenant under this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for

-42-	[Reddit, Inc.] 303 SECOND STREET South Tower

possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.
ARTICLE 13
CONDEMNATION
If the whole or any material part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any material part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease, within ninety (90) days following Landlord’s receipt of notice of the taking, effective as of the date possession is required to be surrendered to the authority; provided, however, that (i) Landlord shall only have the right to terminate this Lease as provided herein if Landlord terminates the leases of all tenants in the Project similarly affected by the taking, and (ii) to the extent that the Premises is not adversely affected by such taking and Landlord continues to operate the Building as an office building, Landlord shall not terminate this Lease. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired or if Tenant cannot conduct its business operations in substantially the same manner such business operations were conducted prior to such taking while still retaining substantially the same material rights and benefits it bargained to receive under this Lease, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the TCCs of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord or its Mortgagee, and such claim is payable separately to Tenant or is otherwise separately identifiable. Notwithstanding anything in this Article 13 to the contrary, Landlord and Tenant shall each be entitled to receive fifty percent (50%) of the "bonus value" of the leasehold estate in connection therewith, which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum established by the condemning authority as the award for compensation for this Lease. All Rent shall be apportioned as of the date of any such termination. If any part of the Premises shall be taken and this Lease is not terminated, the Rent under this Lease shall be proportionately reduced based on the portion of the Premises subject to the applicable taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Tenant's Share of Direct Expenses shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises; provided, further, that in such event, if a portion of the Premises is taken such that the remaining portion thereof is not sufficient to allow Tenant to conduct its business operations from such remaining portion and Tenant does not conduct its business operations therefrom, Landlord shall allow Tenant a total abatement of Rent during the time and to the extent the Premises are taken, and not occupied by Tenant as a result thereof. Tenant’s abatement period shall continue until Tenant has been given reasonably sufficient time and reasonably sufficient access to the Premises, the parking facilities

-43-	[Reddit, Inc.] 303 SECOND STREET South Tower

and/or the Building, to install its property, furniture, fixtures, and equipment, to the extent the same shall have been removed and/or damaged as a result of such eminent domain taking, and to move back into the Premises over one (1) weekend. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. Notwithstanding any contrary provision of this Lease, the following governmental actions (whether through regulatory action, ordinance, or otherwise) shall not constitute a taking or condemnation, either permanent or temporary: (i) an action that requires Tenant's business to close during the Lease Term, (ii) an action that limits or temporarily prohibits access to or use of the Building or the Premises, and (iii) an action taken for the purpose of protecting public safety (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation), and no such governmental actions shall entitle Tenant to any compensation from Landlord or any authority, or Rent abatement or any other remedy under this Lease.
ARTICLE 14
ASSIGNMENT AND SUBLETTING
14.1    Transfers. Except for an assignment of this Lease or a sublease of all or a portion of the Premises (each of the foregoing, together with any modifications or amendments to any existing assignments or subleases being referred to herein as a "Transfer" and any person or entity to whom any Transfer is made or sought to be made is referred to herein as a "Transferee"), Tenant shall not mortgage, pledge, hypothecate, encumber or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any other transfer of this Lease or any interest hereunder by operation of law or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees. Except as otherwise provided herein, Tenant shall not Transfer this Lease or its interest in any portion of the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than ten (10) business days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the Transfer Premium, as defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer (but not any documentation relating solely to the sale (if any) of Tenant's business to such Transferee, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard commercially reasonable consent to Transfer documents in connection with the documentation of Landlord's consent to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, as reasonably necessary to determine if such Transferee is a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the proposed Transfer on the date consent is requested, business credit, bank and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, which information is requested within three (3) business days following Tenant's submission to Landlord of items described in clauses (i), (ii), (iii) and (iv) of this Section 14.1, (v) a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer and (vi) an executed estoppel certificate from Tenant in

-44-	[Reddit, Inc.] 303 SECOND STREET South Tower

the form attached hereto as Exhibit E. Landlord shall approve or disapprove of the proposed Transfer in accordance with Section 14.2, below, within ten (10) business days (or such longer period as may be required by any lender on the Project having an approval right over the proposed Transfer) (the "Transfer Request Review Period") after Landlord's receipt of the applicable Transfer Notice. In the event that Landlord fails to notify Tenant in writing of such approval or disapproval within such Transfer Request Review Period, Tenant shall deliver written notice to Landlord (a "Transfer Approval Notice") stating in bold print that LANDLORD'S FAILURE TO RESPOND TO SUCH REQUEST WITHIN THREE (3) BUSINESS DAYS FOLLOWING LANDLORD'S RECEIPT OF SUCH TRANSFER APPROVAL NOTICE SHALL BE DEEMED TO BE LANDLORD'S APPROVAL OF THE PROPOSED TRANSFER. At the end of such three (3) business day period, Landlord shall be deemed to have approved such Transfer. If Landlord at any time timely delivers notice to Tenant or Landlord's withholding of consent to a proposed assignment or sublease, Landlord shall specify in reasonable detail in such notice, the basis for such withholding of consent. Any Transfer requiring Landlord's consent made without Landlord's prior written consent (or deemed consent as described above) shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute an Event of Default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord, provided that such cost and expenses shall not exceed Two Thousand Five Hundred Dollars ($2,500.00) for a Transfer in the ordinary course of business.
14.2    Landlord's Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, it shall be reasonable under this Lease and under Applicable Laws for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:
14.2.1    The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project as reflected by the then-existing tenants of the Project and Comparable Buildings with respect to comparable space;
14.2.2    The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;
14.2.3    The Transferee is either a governmental agency or instrumentality thereof (i) which is that of a foreign country, (ii) which is of a character or reputation, is engaged in a business, or is of, or is associated with, a political orientation or faction, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a comparable building located in the vicinity of the Project, (iii) which is capable of exercising the power of eminent domain or condemnation, or (iv) which would significantly increase the human traffic in, or the security threat to, the Premises, the Building, and/or the Project;
14.2.4    The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;
14.2.5    The proposed Transfer would cause a violation of another lease, including, without limitation, any exclusive use provision contained therein, for space in the Project, or would give

-45-	[Reddit, Inc.] 303 SECOND STREET South Tower

an occupant of the Project a right to cancel its lease, provided that upon request from Tenant, Landlord shall provide notice of the nature all such applicable rights;
14.2.6    Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is negotiating with Landlord to lease space in the Project at such time as evidenced by an exchange in correspondence during the two (2) month period immediately preceding the date Landlord receives the Transfer Notice and Landlord has space comparable in size in the Project to lease to such Transferee (and Landlord has (or reasonably anticipates it will have) available space in the Building suitable to meet such proposed Transferee's occupancy needs).
If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent (or deemed consent), but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be materially more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld, conditioned or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, Tenant hereby waives any right at law or in equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee but Tenant retains the right to sue Landlord for any damages suffered by Tenant and/or for specific performance if Landlord unreasonably withholds, conditions or delays it consent to a proposed Transfer (other than damages or injury to, or interference with, Tenant's business, including without limitation, loss of profits, however occurring, but not excluding loss of fifty percent (50%) of any Transfer Premium (as defined in Section 14.3 below)) that Tenant would have been able to claim pursuant to Section 14.3 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld, conditioned or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, Tenant hereby waives any right at law or in equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee but Tenant retains the right to sue Landlord for any damages suffered by Tenant and/or for specific performance if Landlord unreasonably withholds, conditions or delays it consent to a proposed Transfer (other than damages or injury to, or interference with, Tenant's business, including without limitation, loss of profits, however occurring, but not excluding loss of fifty percent (50%) of any Transfer Premium (as defined in Section 14.3 below)) that Tenant would have been able to claim pursuant to Section 14.3 of this Lease).
14.3    Transfer Premium. If Landlord consents to any Transfer (specifically excluding events under Sections 14.7 and 14.8), as a condition thereto (which the parties hereby agree is reasonable), Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, actually received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable (in lieu or in addition to rent) by such Transferee in connection with the Transfer (as opposed to the sale of Tenant’s business) in excess of the Base Rent and Tenant’s Share of Direct Expenses payable by Tenant under this Lease during the term of the Transfer

-46-	[Reddit, Inc.] 303 SECOND STREET South Tower

(which shall be calculated on a per rentable square foot basis if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for (a) the gross revenue (exclusive of any such Transfer Premium) paid to Landlord by Tenant during the period of the sublease term or during the assignment for the Subject Space; (b) any improvement allowance or other economic concession (space planning allowance, moving expenses, etc.,) paid to the sublessee or assignee or the cost of improvements constructed by Tenant in connection therewith; (c) any broker's commission incurred by Tenant in connection with the Transfer; (d) reasonable attorneys' fees incurred by Tenant in connection with the negotiation and documentation of the Transfer; (e) any lease takeover costs incurred by Tenant in connection with the Transfer; (f) any fees charged by Landlord and incurred by Tenant in connection with the Transfer; and (f) out-of-pocket, third-party costs of advertising and marketing such Subject Space incurred by Tenant in connection with the Transfer (collectively, "Subleasing Costs"). "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer (as opposed to the sale of Tenant’s business), and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord's applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer. Notwithstanding anything contained herein to the contrary, under no circumstances shall Landlord be paid any Transfer Premium until Tenant has recovered all Subleasing Costs for such Subject Space, it being understood that if in any year the gross revenues, less the deductions set forth and included in Subleasing Costs, are less than any and all costs actually paid in assigning or subletting the affected space (collectively, "Transaction Costs"), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from net revenues with the procedure repeated until a Transfer Premium is achieved. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to the calculation of any Transfer Premium and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than four percent (4%), Tenant shall pay Landlord's costs of such audit.
14.4    Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Tenant shall give Landlord notice (the "Intention to Transfer Notice") at any time determined in Tenant's sole discretion prior to or concurrent with Tenant's delivery of a Transfer Notice that Tenant is contemplating a Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined); provided, however, that Landlord hereby acknowledges and agrees that Tenant shall only be obligated to deliver an Intention to Transfer Notice hereunder, and Landlord shall only have the right to recapture space with respect to, (A) an assignment of this Lease, or (B) a sublease of more than fifty percent (50%) of the Premises or (C) any sublease for substantially the remainder of the Lease Term (for purposes hereof, a sublease shall be deemed to be for substantially the remainder of the Lease Term if, assuming all sublease renewal or extension rights are exercised, such sublease shall expire during the final six (6) months of the Lease Term); provided further, however, (1) in no event shall Landlord have a right to recapture space in connection with a Permitted Transfer or Change of Control, and (2) Landlord's right to recapture as set forth in this Section 14.4 shall not be triggered unless and until Landlord receives an Intention to Transfer Notice from Tenant. Tenant may indicate in a Transfer Notice that such Transfer Notice also serves as an Intention to Transfer Notice, but, in any event, if Tenant fails to deliver an Intention to Transfer Notice with respect to Contemplated Transfer Space, and thereafter delivers a Transfer Notice, such Transfer Notice shall be deemed to also serve as an Intention to Transfer Notice with respect to the Subject Space described in the Transfer Notice. The Intention to Transfer Notice shall specify the portion of and amount of rentable square

-47-	[Reddit, Inc.] 303 SECOND STREET South Tower

footage of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the contemplated Transfer (the "Contemplated Effective Date"), the contemplated length of the term of such contemplated Transfer, whether the Contemplated Transfer Space is subject to any limitations on occupancy density, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within fifteen (15) business days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. If Landlord elects to recapture, then the recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, (I) the Base Rent reserved herein shall be proportionately reduced based upon the number of rentable square feet of the Premises relinquished by Tenant, (II) Tenant's Share shall be proportionately reduced based upon the number of rentable square of the Premises relinquished by Tenant and (III) the parties shall comply with multi-tenant provisions set forth in Section 29.36, below. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other TCCs of this Article 14, for a period of nine (9) months (the "Nine Month Transfer Period") commencing on the last day of such fifteen (15) business day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Transfer Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining TCCs of this Article 14. If such a Transfer is not so consummated within the Nine Month Transfer Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Transfer Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated Transfer, as provided above in this Section 14.4.
14.5    Effect of Transfer. If Landlord consents to any Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, and (iii) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of this Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.
14.6    Occurrence of Default. Any Transfer shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If an Event of Default by Tenant shall occur, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such Event of Default is cured. Such Transferee shall rely on any representation by Landlord that an Event of Default by Tenant is then occurring hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against

-48-	[Reddit, Inc.] 303 SECOND STREET South Tower

Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.
14.7    Permitted Transfers. Notwithstanding anything to the contrary contained in this Lease, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (which for purposes of this Section 14.7, shall mean an entity which is controlled by, controls, or is under common control with (including without limitation, any joint ventures of Tenant), Tenant as of the date of the assignment or subletting), (ii) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant's stock on a nationally-recognized stock exchange, (iii) an assignment of this Lease to an entity which acquires all or substantially all of the stock, interest or assets of Tenant, or (iv) an assignment of this Lease to an entity which is the resulting entity of a merger, consolidation or other reorganization of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord's consent under this Article 14 or be subject to Section 14.3 (any such assignee or sublessee described in items (i) through (iv) of this Section 14.7 hereinafter referred to as a "Permitted Transferee", and any such assignment or sublease, a "Permitted Transfer"), provided that (a) Tenant notifies Landlord at least five (5) days prior to the effective date of any such assignment or sublease (unless such prior notice is prohibited by Applicable Laws or the terms of an applicable confidentiality agreement, in which event Tenant shall notify Landlord as soon as permissible) and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth above, (b) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease or would be a violation of Section 5.2 of this Lease, (c) Tenant shall demonstrate to Landlord that there is no material reduction in the tangible net worth of the Permitted Transferee Assignee resulting from a Permitted Transfer under subsections (ii), (iii), or (iv) above as compared to the tangible net worth of the original Tenant as of the Lease Commencement Date (the "Net Worth Test"), (d) Tenant shall not be relieved from any liability under this Lease, (e) the liability of such Permitted Transferee under an assignment shall be joint and several with Tenant, and (f) Tenant and the Permitted Transferee shall execute and deliver to Landlord, prior to the effective date of the Transfer (and as a condition to the effectiveness of the Transfer), Landlord's then-standard commercially reasonable form of acknowledgment representing that the conditions of this Section 14.7 are true and accurate with respect to such Transfer. An assignee of Tenant's entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a "Permitted Transferee Assignee." "Control," as used in this Section 14.7, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.
14.8    Change of Control. For purposes of this Section 14.8, the term "Change of Control" shall mean the following: (i) if Tenant is a partnership, limited liability company, or other non-corporate entity, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners, members, or owners, or transfer of more than fifty percent (50%) of partnership, membership, or ownership interests, within a twelve (12)-month period, or the dissolution of the partnership or other entity without immediate reconstitution thereof, and (ii) if Tenant is a corporation, (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of more than fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of more than fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period. Except as otherwise provided herein, including without limitation, Section 14.7 above, Tenant must notify Landlord in writing within thirty (30) days after any Change of Control (and Tenant shall provide Landlord with such information with respect to the Change of Control as may be reasonably requested by Landlord). Landlord's consent shall

-49-	[Reddit, Inc.] 303 SECOND STREET South Tower

not be required for a Change of Control unless the Net Worth Test following the Change of Control is not satisfied. In no event shall Tenant be relieved from any liability under this Lease as a result of a Change of Control. Notwithstanding the foregoing or anything to the contrary herein, any Change of Control that is a subterfuge by Tenant to avoid its obligations under this Lease shall constitute an Event of Default hereunder.
ARTICLE 15
SURRENDER OF PREMISES
15.1    Surrender of Premises. No act or thing done by Landlord or the Landlord Parties or Tenant or the Tenant Parties during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord Parties shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.
15.2    Removal Requirements. Nothing in this Section 15.2 shall prohibit Tenant from removing Tenant's Property and Tenant's Off-Premises Property (including any TVs, a/v equipment, specialty items, furniture, equipment, and free-standing cabinet work) installed or placed by Tenant at its expense in the Premises, at any time throughout the Lease Term, including if attached to the wall or floor for stability purposes (provided that Tenant repairs any damage resulting therefrom). Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, permitted Alterations (other than Specialty Alterations which Landlord has required the removal of and Mandatory Removal Items) and repairs which are specifically made the responsibility of Landlord hereunder (including Casualty and condemnation) excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises (and/or the Project, as applicable) the following, and repair all damage to the Premises, the Building and the Project resulting from such removal: (i) all debris and rubbish, (ii) Tenant's Property, and (iii) all Mandatory Removal Items, and other Specialty Alterations that Landlord requires Tenant to remove in accordance with Section 8.5 above. With respect to any of Tenant's Property, Alterations, or Improvements that Tenant is not required to remove pursuant to this Lease, Tenant shall leave the same in good working order and condition, deliver to Landlord all necessary user information such that the same may be used by future users (e.g., any Water Sensors that remain shall be unblocked and ready for use by a third-party). If Tenant fails to perform the foregoing removal, repair and restoration obligations, then at Landlord's option, either (i) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16 below, until such work shall be completed, and/or (ii) Landlord may do so and may charge the Actual Cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from and against any Losses relating to the installation, placement, removal or financing of any such Alterations, Improvements, fixtures and/or equipment in, on or about the Premises, the Building or the Project, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

-50-	[Reddit, Inc.] 303 SECOND STREET South Tower

15.3    Disposal Rights. Without limiting any other rights or remedies of Landlord, any of Tenant's Property or Tenant's Off-Premises Equipment not removed by Tenant upon the expiration of this Lease, or within forty-eight (48) hours after any early termination of this Lease, shall be considered abandoned and Landlord may, at its sole election (and regardless of the value of such property), (i) elect to take ownership of any or all of such property (in which event, subject to the rights of any third parties who have an ownership or security interest in any such property, Landlord may use, sell, or dispose of such property in Landlord's sole discretion), or (ii) store any or all of such property in a public warehouse or elsewhere (including at Landlord's property) for the account, and at the expense and risk, of Tenant. If Landlord elects to store Tenant's Property or Tenant's Off-Premises Equipment, then Tenant shall pay the cost of storing the same to Landlord (based on the actual costs and expenses incurred by Landlord in connection therewith, plus a 5% administrative fee, or if the property is being stored at property owned or controlled by Landlord or its affiliates, based on the then fair market rental value of the applicable space, in all cases as reasonably determined by Landlord). If Landlord elects to store any such personal property in accordance with item (ii) above, then Landlord may thereafter elect to take ownership of such property pursuant to item (i) above at any time prior to Tenant recovering possession of the subject property. The TCCs of this Section 15.3 have been specifically bargained for, and, to the maximum extent permitted by law, Tenant expressly waives the right to receive any notices under California Civil Code Section 1993 et seq., or any other statutory procedures with respect to abandoned personal property.
ARTICLE 16
HOLDING OVER
If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, without the express written consent of Landlord, such tenancy shall be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case daily damages in any action to recover possession of the Premises shall be calculated at a daily rate equal to one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease for the first month and thereafter one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease (calculated on a per diem basis) and one hundred percent (100%) of all other Rent applicable during the last rental period of the Lease Term under this Lease (calculated on a per diem basis).  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to vacate and deliver possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant holds over without Landlord's express written consent, and tenders payment of rent for any period beyond the expiration of the Lease Term by way of check (whether directly to Landlord, its agents, or to a lock box) or wire transfer, the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy, provided Landlord refunds such payment to Tenant promptly upon learning that such check has been cashed or wire transfer received. Any holding over without Landlord's express written consent may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises.  Therefore, if Tenant fails to vacate and deliver the Premises within thirty (30) days of the termination or expiration of this Lease, in addition to any other Losses to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims made by any succeeding tenant founded upon such failure to vacate and deliver, and any Losses suffered by Landlord, including lost profits, resulting from such failure to vacate and deliver. In addition, Tenant shall be liable for all damages (including attorneys' fees and expenses) of whatever type (including consequential

-51-	[Reddit, Inc.] 303 SECOND STREET South Tower

damages) incurred by Landlord as a result of any holding over. Tenant agrees that any proceedings necessary to recover possession of the Premises, whether before or after expiration of the Lease Term, shall be considered an action to enforce the terms of this Lease for purposes of the awarding of any attorney's fees in connection therewith.
ARTICLE 17
ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS
17.1    Estoppel Certificates. Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective Mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Mortgagee or prospective purchaser; provided, however, that if such estoppel certificate is not factually correct, then Tenant may make such changes as are necessary to make such estoppel certificate factually correct and shall thereafter return such signed estoppel certificate to Landlord within said ten (10) business day period. Any such certificate may be relied upon by any prospective Mortgagee or purchaser of all or any portion of the Project.
17.2    Financial Statements. At any time during the Lease Term, but not more often than one (1) time during any twelve (12) month period (except in connection with the sale or refinance of the Project, a Transfer, or following any monetary default by Tenant beyond all applicable notice and cure periods), Landlord may require Tenant to provide Landlord with a current financial statement prepared in the ordinary course of business and financial statements prepared in the ordinary course of business of the two (2) years prior to the current financial statement year (collectively, "Financial Statements"); provided, however, as a condition precedent to Tenant's delivery, Landlord or the Landlord Party requesting such information shall execute a commercially reasonable form of confidentiality agreement with respect thereto. Such statements shall be as prepared in Tenant’s ordinary course of business and certified as true and correct by Tenant's chief financial officer.
ARTICLE 18
SUBORDINATION AND MORTGAGEES
Landlord represents and warrants that, as of the Effective Date, the Project is not subject to a mortgage or deed of trust or any ground lease. This Lease shall be subject and subordinate to the lien of any future mortgage, trust deed or other encumbrances (each, a "Mortgage") hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such Mortgage, unless the holders or lessors of such Mortgages (each, a "Mortgagee"), require in writing that this Lease be superior thereto. Notwithstanding anything to the contrary contained in this Article 18, in consideration of, and as a condition precedent to, Tenant's agreement to permit its interest pursuant to this Lease to be subordinated to any Mortgage and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement executed by the Mortgagee. Such commercially reasonable non-disturbance agreement(s), shall include the obligation of any such Mortgagee to recognize Tenant's rights specifically set forth in this Lease, including without limitation, Tenant’s rights to offset certain amounts against Rent due hereunder and to be bound by and be responsible for all Landlord’s obligations with

-52-	[Reddit, Inc.] 303 SECOND STREET South Tower

respect to the L-C under the terms of Article 21, and Landlord's obligations to comply with the provisions of this Lease, or to otherwise receive certain credits against Rent as set forth herein. Subject to Tenant's receipt of the non-disturbance agreement(s) described above, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure sale or deed in lieu thereof of any such Mortgage, to attorn to the Mortgagee upon any such foreclosure sale or deed in lieu thereof, if so reasonably requested to do so by such Mortgagee, and to recognize such Mortgagee as the lessor under this Lease, provided such Mortgagee shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the Rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant within all applicable notice and cure periods. Landlord's interest herein may be assigned as security at any time to any Mortgagee. Tenant shall, within ten (10) business days of request by Landlord, execute such further commercially reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such Mortgage in accordance with this Article 18. Subject to the provisions of this Article 18, Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Should any current or prospective Mortgagee require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, this Lease may be so modified and Tenant shall execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.
ARTICLE 19
EVENTS OF DEFAULT; REMEDIES
19.1    Events of Default. In addition to any other Events of Default specified elsewhere in this Lease, the occurrence of any of the following shall constitute an "Event of Default" by Tenant:
19.1.1    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice (hereinafter, a "Monetary Event of Default"); provided, however, that Landlord shall not be required to provide such notice more than one (1) time with respect to any failure by Tenant to make a recurring payment of Rent during any given twelve (12) month period; or
19.1.2    To the extent permitted by Applicable Laws, (i) Tenant or any guarantor of this Lease being placed into receivership or conservatorship, or becoming subject to similar proceedings under Federal or State law, or (ii) a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or (iii) the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or (iv) the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of such a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or (v) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or (vi) any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

-53-	[Reddit, Inc.] 303 SECOND STREET South Tower

19.1.3    The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease or any provision of the Work Letter where, in each instance, such failure continues for more than five (5) business days after notice from Landlord; or
19.1.4    Except where a specific time period for Tenant's performance is otherwise expressly set forth in this Lease, in which event the failure to perform by Tenant within such time period shall be an Event of Default by Tenant under this Section 19.1.4, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period (or, as applicable, within the specific time period for Tenant's performance otherwise expressly set forth in this Lease), no Event of Default shall be deemed to have occurred under this Section 19.1.4 if Tenant diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default.
Any notices to be provided by Landlord under this Section 19.1 shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the Code of Civil Procedure, and may be served on Tenant in the manner allowed for service of notices under this Lease.
19.2    Remedies Upon Event of Default. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies (including, without limitation, during any eviction moratorium, to the extent not prohibited by Applicable Law), each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or for any claim for damages therefor; and Landlord may recover from Tenant the following:
(a)    The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
(b)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(c)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(d)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, as allowed under all Applicable Laws, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

-54-	[Reddit, Inc.] 303 SECOND STREET South Tower

(e)    At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.
The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(a) and (b) above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate, but in no case greater than the maximum amount of such interest permitted by Applicable Laws. As used in Section 19.2.1(c) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
19.2.2    In the event this Lease has not been terminated, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.2.3    Any agreement for free, abated, or reduced Rent or other charges (including, without limitation, the Base Rent Abatement and Parking Rent Abatement), any allowances or other rights of reimbursement granted to Tenant (for improvements, furniture, fixtures, equipment, moving costs, or otherwise), any other agreement for the giving or paying by Landlord to or for the benefit of Tenant of any monetary amounts, and any other bonus, inducement, or other consideration for Tenant entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions" shall be deemed conditioned upon Tenant's full and faithful performance of all of the TCCs of this Lease. Accordingly, upon the occurrence of any Event of Default, or if this Lease is terminated for any reason other than Landlord's breach of this Lease, Casualty or condemnation, in addition to all other rights and remedies of Landlord, at Landlord's sole option (which may be exercised by Landlord at any time following the occurrence of any Event of Default), any and all of the Inducement Provisions (as may be designated by Landlord) shall be deemed null and void and of no further force or effect, and any Rent, other charge, bonus, inducement, consideration, or other amount therefore abated, reduced, given or paid by Landlord under such Inducement Provision(s) shall be immediately due and payable by Tenant to Landlord, notwithstanding any subsequent cure of the applicable Event of Default. Alternatively, with respect to any Inducement Provision that is in the nature of an agreement for free, abated, or reduced Rent or other charges (including, without limitation, the Base Rent Abatement and Parking Rent Abatement), Landlord shall have the right, in its sole and absolute discretion, to cause the dollar amount of the unapplied portion of any such Inducement Provision as of the Event of Default or termination, as the case may be, to be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term, in which event Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full (without regard to the applicable Inducement Provision). The acceptance by Landlord of Rent or the cure of any Event of Default shall not be deemed a waiver by Landlord of its rights under this Section 19.2.3.
19.2.4    Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1, 19.2.2, and 19.2.3 above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Laws, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

-55-	[Reddit, Inc.] 303 SECOND STREET South Tower

19.3    Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of Event of Default, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
19.4    Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.
19.5    Landlord Default.
19.5.1    In General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord under this Lease only if (i) in the event a failure by Landlord is with respect to the payment of money, Landlord fails to pay such unpaid amounts within five (5) business days of notice from Tenant that the same was not paid when due; (ii) the failure of Landlord to perform according to the provisions of Article 17 of this Lease for more than fifteen (15) business days after notice from Tenant; or (iii) in the event a failure by Landlord is other than (i) and (ii) above, Landlord fails to perform any of its other obligations hereunder and such failure continues for thirty (30) days after Tenant delivers to Landlord written notice specifying such failure; however, if such failure cannot reasonably be cured within such 30-day period, but Landlord commences to cure such failure within such 30-day period and thereafter diligently pursues the curing thereof to completion, then Landlord shall not be in default hereunder or liable for damages therefor. Except where the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, Tenant's exclusive remedy for Landlord's default under this Lease shall be limited to Tenant's actual direct, but not consequential, damages caused by such default; in each case, Landlord's liability or obligations with respect to any such remedy shall be limited as provided in Sections 19.6 and 29.10 below. All obligations of Landlord under this Lease shall be construed as covenants, not conditions. Except as otherwise provided herein, Tenant hereby waives the benefit of any laws granting it the right to perform Landlord's obligations or the right to terminate this Lease or withhold Rent on account of any Landlord default. Without limiting the generality of the foregoing, except as otherwise provided herein, Tenant hereby waives and agrees not to pursue or claim any excuse or offset to Tenant's obligations under this Lease based on the doctrines of impossibility, impracticality, frustration of contract, frustration of purpose, or other similar legal principals.
19.5.2    Abatement Event. If (i) (a) Landlord fails to provide any services required of Landlord under Section 6.1 above or perform any of Landlord's Repair Obligations required under Article 7 below, or prevents Tenant from having access to the Premises or the portions of the Building reasonably necessary to have normal access to the Premises (for example, elevators) except as a necessary consequence of any Casualty, in which event the terms of Article 11 above will control, or (b) Hazardous Materials are present in the Premises or the portions of the Building necessary for access to the Premises and such presence in the Building prevents Tenant from having reasonable access to the Premises, provided in either case that such Hazardous Materials were not brought into the Building or the Premises,

-56-	[Reddit, Inc.] 303 SECOND STREET South Tower

exposed, or exacerbated by Tenant or Tenant Parties, (ii) such failure causes all or a material portion of the Premises to be inaccessible or unusable by Tenant and Tenant actually ceases to use all or such material portion of the Premises, and (iii) such failure is not the result of the acts and/or omissions of Tenant and/or other Tenant Parties, then in order to be entitled to receive the benefits of this Section 19.5.2, Tenant must give Landlord notice (the "Initial Abatement Notice"), specifying such failure to perform by Landlord (the "Abatement Event"); an Initial Abatement Notice may be delivered by electronic mail or by hand to Landlord's property management office at the Building for the purposes of establishing delivery so long as concurrently Tenant sends duplicate Initial Abatement Notices to the addresses for notice to Landlord set forth herein in the manner otherwise required by this Lease. If Landlord has not commenced to cure such Abatement Event within three (3) business days after the receipt of the Initial Abatement Notice and is not otherwise expressly excused from such performance by this Lease, Tenant may, upon written notice to Landlord (similarly delivered to Landlord's property management address), immediately abate Base Rent, Tenant's Share of Direct Expenses and parking charges payable under this Lease for that portion of the Premises so rendered inaccessible or unusable and not actually used by Tenant (which may include the entire Premises if the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion), for the period beginning on the date immediately following the expiration of the three (3) business day period described above and continuing to the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises. Notwithstanding the foregoing, if Tenant provides an Initial Abatement Notice for an Abatement Event that was cured by Landlord, but which recurs within twelve (12) months of such cure and, as a result of such particular Abatement Event all or a material portion of the Premises is inaccessible or unusable (and not actually used) by Tenant for more than ten (10) days in such twelve (12) month period, then Tenant may provide an additional abatement notice ("Recurring Abatement Notice") specifying such recurrence, and if Landlord has not commenced to cure such Abatement Event within two (2) business days after the receipt of the such Recurring Abatement Notice and is not otherwise excused from such performance by this Lease, Tenant may, upon written notice to Landlord, immediately abate Base Rent, Tenant's Share of Direct Expenses and parking charges payable under this Lease for that portion of the Premises rendered untenantable and not actually used by Tenant (which may include the entire Premises if the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion), for the period beginning on the date of Tenant's delivery of the Recurring Abatement Notice and continuing to the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises. Such right to abate Rent shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, that nothing in this Section 19.5.2, shall impair Tenant's rights under Sections 7.3 and 19.5.1, above. In the event that Tenant is entitled to an abatement of Rent during any of the abatement periods described in Section 4 of the Summary of Lease Terms, then the scheduled abatement of Rent as described in said Section 4 will be suspended until the expiration of any abatement of Rent described in this Section 19.5.2, provided that any such reinstatement of Tenant’s Section 4 abatement rights will be calculated at the Rent rates which would have been applicable to the originally scheduled abatement period(s).
19.6    Mutual Waiver of Consequential Damages. Notwithstanding anything to the contrary set forth in this Lease, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or any indirect, consequential, or punitive damages or any kind, in each case, however occurring (including, without limitation, in connection with or incidental to a failure to furnish any services or utilities, or any failure to perform any repair or maintenance obligations). In addition, neither Tenant nor the Tenant

-57-	[Reddit, Inc.] 303 SECOND STREET South Tower

Parties shall be liable under any circumstances for injury or damage to, or interference with, Landlord's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or any indirect, consequential, or punitive damages of any kind, in each case, however occurring, , other than those consequential damages incurred by Landlord in connection with (i) a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, and (ii) any repair, physical construction or improvement work performed by or on behalf of Tenant in the Project.
ARTICLE 20
COVENANT OF QUIET ENJOYMENT
Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.
ARTICLE 21
LETTER OF CREDIT
21.1    Delivery of Letter of Credit. Tenant shall cause the "Bank" (as that term is defined below) to deliver to Landlord, within ten (10) business days following the mutual execution and delivery of this Lease by Landlord and Tenant, a standby letter of credit (the "L-C" or "Letter of Credit") that complies in all respects with the requirements of this Article 21 in the amount set forth in Section 8 of the Summary (the "L-C Amount"). The L-C shall: (i) be issued by a Bank; (ii) be in the form attached hereto as Exhibit H (provided that Landlord agrees to accept a Letter of Credit in the form of Exhibit H-1 attached hereto from J.P. Morgan Chase Bank, N.A. ("JPM") with such reasonable changes to such form as requested by JPM or Tenant and reasonably approved by Landlord); (iii) be irrevocable, unconditional, and payable upon demand; (iv) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the "L-C Expiration Date") that is no less than ninety (90) days following the expiration of the Lease Term, as the same may be extended, (v) be drawable in either Los Angeles or San Francisco, California (unless presentation by facsimile or overnight courier is allowed), (vi) contain a provision that provides that the L-C shall be automatically renewed on an annual basis without amendment of the L-C unless the Bank delivers a written notice of cancellation to Landlord at least sixty (60) days prior to the expiration of the L-C, without any action whatsoever on the part of Landlord; (vii) be fully assignable by Landlord, its successors and assigns; (viii) permit partial draws and multiple presentations and drawings, and (ix) be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant shall pay all expenses, points, and/or fees incurred by Tenant in obtaining and maintaining the L-C. The term "Bank" referred to herein shall mean a commercial, solvent, nationally recognized bank, approved by Landlord, that satisfies all of the following requirements (the "Bank Requirements"): (a) has a long-term, unsecured, and unsubordinated debt obligations rating of no less than "A" by Fitch Ratings Ltd. ("Fitch") and a short term deposit rating of no less than "F1" by Fitch (or in the event such applicable Fitch ratings are no longer available, comparable ratings from Standard and Poor's Professional Rating Service or Moody's Professional Rating Service); (b) accepts deposits and maintains accounts; (c) is chartered under the laws of the United States, any state thereof, or the District

-58-	[Reddit, Inc.] 303 SECOND STREET South Tower

of Columbia, and which is insured by the Federal Deposit Insurance Corporation; and (d) is not subject to the control or jurisdiction of any receiver, trustee, custodian, conservator, liquidator or similar official under any federal or state or common law. Landlord hereby approved JPM. as the Bank, based on its financial ratings as of the Effective Date.
21.2    L-C Draw Event. Each of the following is an "L-C Draw Event": (i) such amount is past due to Landlord under the TCC's of this Lease; (ii) this Lease has terminated prior to the scheduled expiration of the Lease Term as a result of Tenant's breach or default of any term or provision of this Lease; (iii) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"); (iv) an involuntary petition has been filed against Tenant under the Bankruptcy Code; (v) this Lease has been rejected or disaffirmed, or is deemed rejected or disaffirmed, under Section 365 of the U.S. Bankruptcy Code or any similar federal or state or common law; (vi) the Bank has notified Landlord, as described above, that the L-C will not be renewed or extended through the L-C Expiration Date and Tenant has not provided Landlord with a replacement L-C meeting the requirements of this Article 21 by the date that is thirty (30) days prior to the date upon which the existing Letter of Credit will be terminated; (vii) the Bank has failed to notify Landlord that the L-C will be renewed or extended on or before the date that is sixty (60) days before the then applicable L-C expiration date and Tenant has not provided Landlord with a replacement L-C meeting the requirements of this Article 21 by the date that is thirty (30) days prior to the L-C Expiration Date; (viii) Tenant is placed into receivership, liquidation, or conservatorship, or becomes subject to similar proceedings under federal or state law; (ix) Tenant executes an assignment for the benefit of creditors or commences an involuntary dissolution or becomes subject to an involuntary dissolution; or (x) the Bank no longer satisfies the Bank Requirements or there is otherwise a material adverse change in the financial condition of the Bank and Tenant has not provided Landlord with a replacement L-C meeting the requirements of this Article 21 within ten (10) business days following request by Landlord.
21.3    Application of L-C Proceeds. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, and may, but is not obligated to, apply the proceeds of the L-C to any and all amounts due and owing under this Lease and to compensate Landlord for any and all damages or losses of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default of this Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages or losses arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application, or retention of the L-C proceeds, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any Applicable Laws, and Landlord shall not first be required to proceed against the L-C, and such L-C or the proceeds thereof shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that: (i) the L-C constitutes a separate and independent contract between Landlord and the Bank; (ii) Tenant is not a third party beneficiary of such contract; (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof; and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, there is an event of a receivership, conservatorship, or bankruptcy filing by, or on behalf of, Tenant, or Tenant executes an assignment for the benefit of creditors, neither Tenant, any trustee, receiver, conservator, assignee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim or rights to the L-C or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code, any similar state or federal law, or otherwise.

-59-	[Reddit, Inc.] 303 SECOND STREET South Tower

21.4    Replenishment, Renewal and Replacement of L-C. Tenant shall have no right to replace the L-C without Landlord's express written consent, which may be withheld in Landlord's sole and absolute discretion if the proposed replacement L-C (or the Bank issuing same) does not meet the express requirements of this Article 21. In the event Landlord consents to the replacement of the L-C for any reason (other than the delivery of a replacement L-C due to the pending early termination of an existing L-C), Landlord may require, as a condition of such consent, that the L-C remain in place with all existing rights thereunder for a period of one hundred ten (110) days following the delivery of the new L-C, and Tenant shall extend the original L-C as necessary to facilitate the same. The new L-C shall comply with all terms and conditions of this Article 21. If, as a result of any drawing by Landlord on the L-C pursuant to an L-C Draw Event, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within ten (10) business days after written notice thereof from Landlord, provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) an additional L-C in an amount equal to the deficiency, which additional L-C shall comply with all of the provisions of this Article 21. If the L-C expires earlier than the L-C Expiration Date, Tenant shall deliver a certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord. In furtherance of the foregoing, if the L-C has an expiration date prior to the L-C Expiration Date, Landlord and Tenant agree that the L-C shall contain a so-called "evergreen provision," whereby the L-C will automatically be renewed, without amendment, unless at least sixty (60) days' prior written notice of non-renewal is provided by the Bank to Landlord. If the Bank fails to satisfy any of the Bank Requirements, Tenant shall deliver a replacement L-C to Landlord within ten (10) business days of Landlord’s request therefor. At any time that Tenant has failed to timely provide Landlord with a renewed L-C, amended L-C, additional L-C or replacement L-C as and when required under this Lease, then Landlord shall have the right to declare that an Event of Default has occurred for which there shall be no notice or grace or cure periods applicable thereto. The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the L-C. Tenant shall be responsible for the payment of any and all costs incurred by Landlord (including, without limitation, Landlord's reasonable attorneys' fees) relating to the review of any renewed, amended, additional or replacement L-C.
21.5    In the event that Landlord draws on the L-C pursuant to an L-C Draw Event, subject to Section 21.10 below, (i) any unused proceeds shall constitute the property of Landlord (and not Tenant's property or, in the event of a receivership, conservatorship, or bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant's bankruptcy estate) and need not be segregated from Landlord's other assets, and (ii) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date (or, if earlier, the date on which Tenant provides an amendment to the L-C reinstating the face amount of the L-C to the L-C Amount or an additional L-C, the face amount of which, when combined with the then-current L-C held by Landlord, equals the L-C Amount) the amount of any proceeds of the L-C received by Landlord and not applied as contemplated in this Article 21; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code or if Tenant executes an assignment for the benefit of creditors or is placed in receivership or liquidation, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
21.6    Transfer and Encumbrance. Tenant has no right to assign or encumber the L-C or any part thereof and neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord's consent is required for such

-60-	[Reddit, Inc.] 303 SECOND STREET South Tower

assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord's prior written approval, in Landlord's sole and absolute discretion. At any time and without notice to Tenant and without first obtaining Tenant's consent thereto, Landlord may transfer (one or more times) all of its interest in and to the L-C to another party, person or entity, as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord's interest in this Lease, Landlord shall transfer the L-C, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith, provided that Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant.
21.7    L-C Not a Security Deposit. In no event or circumstance shall the L-C, any renewal or substitute therefor or any proceeds thereof be deemed to be or treated as a "security deposit" under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the "Security Deposit Laws"). The L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto. Landlord and Tenant hereby waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises.
21.8    Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank to refrain from paying sight draft(s) drawn under such L-C.
21.9    Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:
21.9.1    A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under the L-C or the Bank's honoring or payment of sight draft(s); or
21.9.2    Any attachment, garnishment, or levy in any manner upon either the proceeds of the L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

-61-	[Reddit, Inc.] 303 SECOND STREET South Tower

21.10    Remedy for Improper Drafts. Tenant's sole and exclusive remedy in connection with Landlord's improper draw against the L-C or Landlord's improper application or retention of any proceeds of the L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied or wrongfully held, together with interest at the Interest Rate and reasonable actual out-of-pocket attorneys' fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the then-current L-C Amount. Tenant irrevocably waives any right to secondary, incidental, indirect or consequential damages in any way related to Landlord's draw on the L-C. Tenant acknowledges that Landlord's draw against the L-C, application or retention of any proceeds thereof, or the Bank's payment under such L-C, could not, under any circumstances, cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Interest Rate from the next installment(s) of Base Rent.
21.11    Reduction of L-C Amount. Provided that the "L-C Reduction Conditions" (as defined below) are then satisfied, the L-C Amount may be reduced upon or following each "Reduction Date" (as defined below) occurring thereafter, by the "L-C Reduction Amount"; provided, however, the L-C Amount shall never be less than $941,412.99. The "Reduction Date" shall mean each of the following: the first day of Lease Year 3, the first day of Lease Year 4, and the first day of Lease Year 5. The "L-C Reduction Amount" shall mean $313,804.33. The reduction of the L-C Amount shall be effectuated by Tenant's delivery to Landlord of a certificate of amendment to the existing L-C, conforming in all respects to the requirements of this Article 21, in the amount of the applicable reduced L-C Amount. If Tenant is allowed to reduce the L-C Amount, then Landlord shall reasonably cooperate with Tenant in order to effectuate such reduction. "L-C Reduction Conditions" shall mean that Tenant has not received notice of a monetary default under this Lease which then remains uncured under this Lease and the Net Worth Test is satisfied. If any of the L-C Reduction Conditions are not satisfied as of the applicable Reduction Date, then any decrease may take place retroactively upon satisfaction of the L-C Reduction Condition; provided that no decrease may take place retroactively if this Lease has been terminated as a result of an Event of Default by Tenant.
ARTICLE 22
INTENTIONALLY OMITTED
ARTICLE 23
SIGNS
23.1    Full Floors. So long as the Premises comprises the entirety of the fifth (5th) floor portion of the South Tower, subject to Landlord's prior written approval, as part of Landlord's Consent Standard, which approval shall not be unreasonably withheld, conditioned, or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install identification signage anywhere in the Premises (including, but not limited to, in the elevator lobby of the Premises), provided that such signs must not be visible from the exterior of the Building.
23.2    Multi-Tenant Floors. If other tenants occupy space on any floor of the Building on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the

-62-	[Reddit, Inc.] 303 SECOND STREET South Tower

Building and shall comply with Landlord's Building standard signage program. Any subsequent changes to Tenant's identifying signage shall be at Tenant's sole cost and expense following Tenant's receipt of Landlord's consent thereto (which consent may be withheld in Landlord's reasonable discretion).
23.3    Building Directory. If a building directory is located in the lobby of the Building, Tenant shall have the right, at Landlord's sole cost and expense, to designate one (1) name strip on such directory. Any subsequent changes to Tenant's name strip shall be at Tenant's sole cost and expense following Tenant's receipt of Landlord's consent thereto (which consent may be withheld in Landlord's reasonable discretion).
23.4    Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord and which Tenant does not remove within two (2) business days following notice from Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or in any Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.
ARTICLE 24
COMPLIANCE WITH LAW
24.1    Tenant's Compliance Obligations. Tenant shall not do anything or permit anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other rule, directive, order, regulation, guideline, or requirement of any governmental entity or governmental agency now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws"). At its sole cost and expense, Tenant shall, except as otherwise expressly provided in this Lease or in the Work Letter, promptly comply with all such Applicable Laws (including the making of any alterations required by Applicable Laws) which relate to (i) Tenant's use of, or requirements to cease or reduce Tenant's business operations in or Tenant's use of, the Premises, (ii) the areas of the Project that pertain to Tenant's Repair Obligations, and (iii) Tenant's Insured Property subject to Landlord’s compliance obligations set forth in Section 24.2 below. Except as otherwise provided herein, should any standard or regulation now or hereafter be imposed on Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, or tenants, then Tenant, at its sole cost and expense, shall comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of either party hereto in any judicial action, regardless of whether the other party is a party thereto, that such party has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.
24.2    Landlord's Compliance Obligations. Landlord shall comply with all Applicable Laws (including the ADA) relating to the areas of the Project that pertain to Landlord's Repair Obligations and Landlord's Insured Property to the extent that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining permits for construction of general office Improvements (assuming a typical general office density) or a certificate of occupancy for the Premises allowing for general office use, or would unreasonably and materially affect the safety of Tenant's employees or create a significant health hazard for Tenant's employees, or would interfere with Landlord's ability to provide services to the Premises or would otherwise materially and adversely affect Tenant's use of or access to the Premises. If

-63-	[Reddit, Inc.] 303 SECOND STREET South Tower

any changes are required to areas of the Project that are subject to Landlord's Repair Obligations or Landlord's Insured Property as a result of Tenant's Alterations, the Improvements, or use of the Premises for non-general office use or Tenant's use of the Premises with an above-standard occupancy density, then Landlord shall make such changes at Tenant's sole cost and expense, including Landlord's standard supervision fee (or, at Landlord's election, Tenant shall not be permitted to proceed with the Alterations, Improvements, or use of the Premises that has or will trigger such changes). Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Article 4 above.
24.3    Certified Access Specialist. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist ("CASp"). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (i) any CASp inspection requested by Landlord or Tenant shall be conducted, at the requesting party's sole cost and expense, by a CASp approved by Landlord, subject to the non-requesting party's reasonable rules and requirements; and (ii) Tenant's and Landlord's respective obligations for making any improvements or repairs to correct violations of construction-related accessibility standards shall be as set forth in Sections 24.1 and 24.2 above.
24.4    First Source Hiring Program. Tenant has been informed by Landlord that there is a City-wide "First Source Hiring Program" (FSHP) (adopted by the City and County of San Francisco on August 3, 1998, Ordinance No. 264-98; codified at San Francisco Administrative Code Sections 83.1-83.1(8)). Tenant hereby acknowledges that its activities at the Premises and the Project may be subject to the FSHP. Accordingly, Tenant shall, at Tenant's sole cost and expense, comply with any provisions of the FSHP that are applicable to the Premises or any construction in, or use or development of, the Premises by Tenant.
ARTICLE 25
LATE CHARGES
If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when due, then Tenant shall pay to Landlord a late charge equal to three percent (3%) of the overdue amount; provided, however, with regard to the first two (2) such failures in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) business days following Tenant's receipt of written notice from Landlord that the same was not received when due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) business days after the date they are due shall bear interest from the date when due until paid at an annual interest rate (the

-64-	[Reddit, Inc.] 303 SECOND STREET South Tower

"Interest Rate") equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus two (2) percentage points, and (ii) the highest rate permitted by Applicable Laws.
ARTICLE 26
LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
26.1    Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.6 above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
26.2    Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days following delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Events of Default by Tenant pursuant to the provisions of Section 26.1; and (ii) sums equal to all Losses referred to in Article 10 of this Lease. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.
ARTICLE 27
ENTRY BY LANDLORD
Landlord reserves the right at all reasonable times and upon at least twenty-four (24) hours prior written notice to Tenant (or oral notice to Tenant's office manager), except in the case of an Emergency in which case no prior notice shall be required, to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective Mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of non-responsibility; or (iv)  perform Landlord's Repair Obligations or Modifications. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time without notice to (A) perform standard services required of Landlord, including janitorial service; (B) take possession due to an Event of Default by Tenant in the manner provided herein; and (C)  subject to the terms of Section 26.1, above, perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as may be necessary to accomplish the stated purposes; provided, however, except for Emergencies, any such entry shall be performed in an expeditious manner so as not to unreasonably interfere with Tenant's use of the Premises. Landlord use commercially reasonable efforts to schedule entries into the Premises under this Article 27 with Tenant (except entries under items (A) and (B), above) so that Tenant, at Tenant's option, may provide a representative to accompany Landlord. Landlord agrees to take no photographs of any active work areas

-65-	[Reddit, Inc.] 303 SECOND STREET South Tower

in the Premises without Tenant’s prior consent and agrees that any information obtained by any entry into the Premises by Landlord or its employees, agents or contractors shall be kept strictly confidential. Even in an Emergency situation, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s business operations. Except as otherwise provided in this Lease, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises; provided, however, that Landlord shall, subject to Section 10.1 of this Lease and to the extent that such damage is not covered by insurance required to be carried by Tenant under this Lease or caused by any governmental agencies, repair any damage to the Premises caused by any such emergency entry into the Premises by Landlord. Notwithstanding anything to the contrary set forth in this Article 27, Tenant may designate certain areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an Emergency or in connection with alterations to the premises of another tenant of the Building subject to Landlord’s compliance with the terms of this Article 27. Landlord shall not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Building Structure and/or the Building Systems; (ii) as required by Applicable Laws, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord's reasonable approval. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.
ARTICLE 28
TENANT PARKING AND TRANSPORTATION
28.1    Parking Passes. Tenant shall have the right, but not the obligation, to rent from Landlord, on a monthly basis throughout the Lease Term, commencing on the Lease Commencement Date, the amount of unreserved parking passes set forth in Section 9 of the Summary, which parking passes shall pertain to the Project's parking facilities (the "Parking Facilities"). Subject to the TCCs of this Lease, Tenant shall be entitled to an abatement of the first three (3) months of rent for any parking passes (the "Parking Rent Abatement") rented by Tenant with no less than a twelve (12) month commitment, which commitment is made in writing by Tenant within the first twenty-four (24) full calendar months of the Lease Term. Subject to the Parking Rent Abatement, Tenant shall pay to Landlord (or Landlord's parking operator or other designee) for all parking passes rented by Tenant on a monthly basis at the prevailing rates charged from time to time by Landlord at the Project. In addition to any monthly fees charged by Landlord for Tenant's parking passes, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the Parking Facilities by Tenant. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant (nor may parking passes be shared among Tenant's personnel or with any party other than the particular party to whom each such pass has been issued) without Landlord's prior approval.

-66-	[Reddit, Inc.] 303 SECOND STREET South Tower

28.2    Use of Parking Facilities. Tenant's continued right to use the Parking Facilities is conditioned upon Tenant abiding by all commercially reasonable and non-discriminatory rules and regulations which are prescribed from time to time for the orderly operation and use of the Parking Facilities, including any sticker or other identification system reasonably established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors comply with such rules and regulations and Tenant not being in default under this Lease. Landlord may, at any time, institute valet assisted parking, tandem parking stalls, "stack" parking, or other parking program within the Parking Facilities, the cost of which shall be included in Operating Expenses. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.
28.3    Transportation Management. Tenant shall fully comply with all present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Project. In addition, at no material out-of-pocket cost to Tenant, Tenant shall meet with Landlord to discuss collaborative methods and programs to encourage use by Tenant's employees and visitors of public transportation, alternative transportation and trip planning, and similar transportation programs.
28.4    Tenant's Bicycles. Tenant's employees, contractors and visitors shall be permitted to bring their bicycles ("Bicycles") into the designated portions of the Project, subject to such additional reasonable rules and regulations as may be promulgated by Landlord from time to time (in Landlord's reasonable discretion) that do not unreasonably interfere with Tenant's ability to park its Bicycles as contemplated herein. AT NO TIME ARE RIDERS ALLOWED TO RIDE ANY BICYCLE IN THE PREMISES, THE PROJECT PARKING FACILITY, THE BUILDING, OR ANYWHERE ELSE WITHIN THE PROJECT. RIDERS MUST ALWAYS WALK THEIR BICYCLES WITHIN THE PROJECT BOUNDARIES. Storage of any Bicycle anywhere on the Project other than as expressly set forth in this Section 28.4 is prohibited. Tenant shall keep its employees informed of these rules and regulations and any modifications thereto.
28.4.1    Bicycle Storage Area. Tenant (including employees, contractors and visitors of Tenant) shall have the non-exclusive right, on a first-come, first-served basis, at no cost to Tenant, to utilize that portion of the Parking Facilities (containing storage for approximately 37 typical sized bicycles) designated by Landlord for the day use parking of operable Bicycles by tenants and occupants of the Building at no additional cost (the "Bicycle Storage Area"). Gas-powered motorized vehicles of any kind (but not including electric powered bicycles), including motorcycles and mopeds, are prohibited in the Bicycle Storage Area, as is the storage of any property other than Bicycles, or the storage of more than a de minimis number of Bicycles for more than seventy-two (72) hours in the Bicycle Storage Area (and any such Bicycles which are stored for longer than seventy-two (72) hours shall be subject to removal by Landlord in accordance with signage posted in the Bicycle Storage Area). Each rider shall use the Bicycle Storage Area at is sole risk. Subject to compliance with Landlord's access control procedures and Applicable Laws, and except when and where Tenant's right of access is specifically restricted or limited in this Lease, Tenant shall have the right of reasonable access control services for the Bicycle Storage Area to allow Tenant’s employees to access the Bicycle Storage Area with their Bicycles after the ordinary hours of business for the Building, twenty-four (24) hours per day, seven (7) days per week during the Lease Term. Landlord specifically reserves the right to reasonably change the location, size, configuration, design, layout and all other aspects of the Bicycle Storage Area at any time (provided that no such action will materially diminish the capacity of the Bicycle Storage Area on other than a temporary basis), and Tenant acknowledges and agrees that Landlord may, without incurring any liability

-67-	[Reddit, Inc.] 303 SECOND STREET South Tower

to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Bicycle Storage Area for purposes of permitting or facilitating any such construction, alteration or improvements upon prior written notice to Tenant. Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Bicycle Storage Area of any person. Upon the expiration or earlier termination of this Lease, Tenant shall have removed all Bicycles belonging to its employees from the Bicycle Storage Area and Tenant, at Tenant's sole cost and expense, shall repair all damage to the Bicycle Storage Area caused by the removal of the Bicycles therefrom, and if Tenant fails to repair such damage, Landlord may undertake such repair on account of Tenant and Tenant shall pay to Landlord upon demand the cost of such repair. If Tenant fails to remove any Bicycles at the expiration or earlier termination of this Lease, Landlord may dispose of said Bicycles in such lawful manner as it shall determine in its sole and absolute discretion.
28.4.2    Bicycles in the Premises. Tenant's employees shall be permitted to bring their Bicycles into the Premises in accordance with the terms of this Section 28.4.2. The right provided to Tenant and its employees to bring Bicycles into the Premises shall be subject to the following TCCs: (i) the access to and storage of Bicycles in the Premises shall be subject to all Applicable Laws, (ii) Bicycles may enter and exit the Building only through the Parking Facilities; (iii) Bicycles must be taken directly to the Premises via the freight elevator, and in no event shall Tenant's employees bring any Bicycles into or through the ground floor lobby of the Building; (iv) Landlord shall have the right to reasonably designate the path of travel that Tenant's employees must use; and (v) in no event shall Tenant permit any Bicycles to be stored or left unattended within the Common Areas (other than the Bicycle Storage Area and other Bicycle storage areas as may be reasonably designated by Landlord for non-exclusive use of tenants of the Project) at any time.
ARTICLE 29
SUSTAINABILITY AND WELLNESS
29.1    Sustainability and Wellness Requirements. Landlord's ownership and operation of the Project is informed by an awareness of best practices within the commercial real estate industry concerning sustainability and wellness of the Building and its occupants. In connection therewith, Landlord may, in its sole and absolute discretion, (i) implement a green cleaning program, a recycling program (which may include, without limitation, a requirement that Tenant separate waste appropriately so that it can be efficiently processed by Landlord's particular recycling contractors), Building wellness program, energy efficiency program, or other standards for efficient operation and management of the Building or Project (collectively, as the same may be updated by Landlord from time to time, "Sustainability and Wellness Programs"), and (ii) pursue and/or maintain certification(s) for the Building and/or Project (or any portion thereof) under the U.S. Green Building Council's Leadership in Energy and Environmental Design ("LEED"), Fitwel, and WELL certification, or other applicable certification agency (any of the foregoing, a "Sustainability and Wellness Certification"). The Sustainability and Wellness Programs and Sustainability and Wellness Certifications are, collectively, the "Sustainability and Wellness Initiatives", and any sustainability and wellness practices and requirements with respect to the Building and/or the Project established by Landlord to implement the Sustainability and Wellness Initiatives are, collectively, as the same may be updated by Landlord from time to time, "Sustainability and Wellness Requirements". Nothing contained in this Section 29.1 shall obligate Landlord to incur any costs or expenses that are not otherwise an obligation of Landlord pursuant to the other TCCs of this Lease.

-68-	[Reddit, Inc.] 303 SECOND STREET South Tower

29.2    Tenant's Compliance. Tenant shall, at no material out-of-pocket cost to Tenant, comply with (and cause its employees, vendors, and contractors to comply with) all Sustainability and Wellness Requirements and the terms of any Sustainability and Wellness Initiatives and otherwise cooperate with Landlord in connection with Landlord's efforts in connection therewith, which compliance and cooperation may include, without limitation, (i) Tenant's compliance with certain standards pertaining to the purchase of materials used in connection with the performance of Tenant's Repair Obligations and/or any Alterations or Improvements undertaken by the Tenant in the Project, and (ii) Tenant sharing with Landlord documentation pertaining to any of Tenant's Repair Obligations, Alterations or Improvements undertaken by Tenant in the Project, Tenant's billing information pertaining to trash removal and recycling related to Tenant's operations in the Project, and otherwise providing Landlord with any documentation Landlord may need in order to obtain or maintain any Sustainability and Wellness Certification(s). A description of Landlord's then-existing Sustainability and Wellness Initiatives for the Project, and the terms of any Sustainability and Wellness Requirements will be provided to Tenant upon written request, and any inquiries from Tenant concerning Sustainability and Wellness Requirements or Landlord's sustainability efforts in general may be directed to sustainability@kilroyrealty.com. To the extent Tenant fails to comply with any of Landlord's Sustainability and Wellness Requirements and Sustainability and Wellness Initiatives, Tenant shall be required to pay any fees or charges incurred by Landlord related to such non-compliance.
29.3    Utility Information.  Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building pursuant to Applicable Laws and Tenant hereby (i) consents to all such disclosures, (ii) acknowledges that Landlord shall not be required to notify Tenant of any disclosures, and (iii) releases Landlord from any and all Losses relating to, arising out of and/or resulting from any such disclosure.  In the event that Tenant is permitted to contract directly for the provision of electricity, gas, water or other utility services to the Premises with the third-party provider as described in Article 6, Tenant shall provide Landlord a copy of every invoice for such services within five (5) business days following Landlord's request. The terms of this paragraph shall survive the expiration or earlier termination of this Lease.
ARTICLE 30
MISCELLANEOUS PROVISIONS
30.1    Terms; Captions. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
30.2    Binding Effect. Subject to all other provisions of this Lease, each of the TCCs of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.
30.3    No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises is temporarily darkened or the light or view therefrom is obstructed by reason of

-69-	[Reddit, Inc.] 303 SECOND STREET South Tower

any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.
30.4    Transfer of Landlord's Interest. Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and in the event of any such transfer (to the extent such obligations are assumed by the transferee), (i) Landlord shall automatically be released from all liability under this Lease arising from and after the date of such transfer, and (ii) Tenant shall look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer, (iii) such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and (iv) Tenant shall attorn to such transferee. Landlord may also assign its interest in this Lease to a Mortgagee as additional security, but such an assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.
30.5    Prohibition Against Recording or Publication. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded or otherwise published by Tenant or by anyone acting through, under or on behalf of Tenant.
30.6    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant.
30.7    Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
30.8    Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
30.9    No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.
30.10    Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales, rental or rental insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 30.10 shall inure to the benefit of Landlord's and the Landlord Parties'

-70-	[Reddit, Inc.] 303 SECOND STREET South Tower

present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease.
30.11    Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto (including, without limitation, any confidentiality agreement, letter of intent, request for proposal, or similar agreement previously entered into between Landlord and Tenant in anticipation of this Lease) or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the TCCs of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.
30.12    Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.
30.13    Force Majeure. Notwithstanding anything to the contrary contained in this Lease (but subject to the remaining TCCs of this Section 30.13), any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, governmental laws, regulations or restrictions, civil commotions, Casualty, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, declarations or quarantines by a governmental entity or health organization (including, without limitation, any shelter-in-place orders, stay at home orders or any restrictions on travel related thereto that preclude Tenant, its agents, contractors or its employees from accessing the Premises, national or regional emergency), breaches in cybersecurity, and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (i) foreseeable or unforeseeable or (ii) related to the specifically enumerated events in this paragraph (collectively, a "Force Majeure"), shall excuse the performance of such party for a period of time equal to any such prevention, delay or stoppage. If this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure. Notwithstanding the foregoing or anything to the contrary contained in this Lease, in no event shall Force Majeure: (a) excuse Tenant's obligations to pay Rent and other charges due pursuant to this Lease, or (b) entitle either party to terminate this Lease, except as allowed pursuant to Articles 11 and 13 of this Lease, or (c) excuse Tenant's obligations under Articles 5 and 24 of this Lease or Section 10.3 of this Lease, or (d) extend the time period for Tenant to vacate the Premises following expiration of the Lease Term, or (e) excuse Tenant from paying for utilities whether to Landlord or a utility provider, or (f) permit Tenant to interfere with other tenants and occupants at the Project or create or cause a nuisance or disturbance at the Project, or (g) extend the occurrence of the Lease Commencement Date (except to the extent described in the Work Letter). The provisions of this Section 30.13 shall not, however, delay (i) the trigger date for Tenant’s right to abatements in Rent as set forth in Section 19.5.2 above, or (ii) the date upon which Tenant may exercise its right to terminate this Lease following Casualty described in Section 11.2 above except as expressly set forth in Section 11.2. In

-71-	[Reddit, Inc.] 303 SECOND STREET South Tower

the event that either party is delayed from performing any obligation hereunder as a result of Force Majeure, such party shall promptly give notice to the other party of the delay in question, specifying in such notice the nature of the delay and, without any such estimate being deemed a representation or warranty, such party’s good faith estimate of the length of the delay in question. Without limiting the generality of the foregoing, Tenant agrees and acknowledges that (1) events of Force Majeure may limit, interfere with, or prevent Tenant from using the Premises, and from entering the Premises, (2) such potential interference, limitation, and prevention is foreseeable, and (3) no such limitations, interference or prevention shall constitute frustration of purpose, impossibility of performance, or impracticality of performance with respect to this Lease. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1511 of the California Civil Code, and hereby agrees that this Section 30.13 is an express provision to the contrary. Tenant's agreement to the TCCs of this Section 30.13 is material consideration for Landlord's agreement to enter into this Lease.
30.14    Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be (i) delivered by a nationally recognized overnight courier, (ii) delivered by registered or certified mail, return receipt requested ("Mail"), or (iii) delivered personally. Any such Notice shall be delivered (a) to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (b) to Landlord at the addresses set forth in Section 11 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (A) three (3) business days after the date it is posted if sent by Mail, or (B) the date the overnight courier or hand delivery is made or attempted to be made; provided, however, that in the case of clauses (ii) or (iii) above, if the effective date of any such notice would be a weekend or holiday, then such notice shall be deemed given on the next succeeding business day. If Tenant is notified of the identity and address of any Mortgagee, Tenant shall give to such Mortgagee a copy of any notice of default delivered by Tenant to Landlord under the terms of this Lease by Mail or nationally recognized overnight courier. The party delivering Notice shall use commercially reasonable efforts to provide a courtesy copy of each such Notice to the receiving party via electronic mail.
30.15    Joint and Several. If there is more than one Tenant, then the obligations imposed upon Tenant under this Lease shall be joint and several.
30.16    Authority. If Tenant is a corporation, trust, partnership, limited liability company or other legal entity, each individual executing this Lease on behalf of Tenant hereby represents and warrants that (i) Tenant is duly formed and in good standing in Tenant's state of organization, (ii) Tenant is qualified to do business in California, (iii) Tenant has full right and authority to execute and deliver this Lease, and (iv) each person signing on behalf of Tenant is authorized to do so. Tenant shall, within ten (10) business days after Landlord's written request, deliver to Landlord satisfactory written evidence of the truth and accuracy of the foregoing representations and warranties.
30.17    Attorneys' Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

-72-	[Reddit, Inc.] 303 SECOND STREET South Tower

30.18    Governing Law; WAIVER OF TRIAL BY JURY. This Lease, including the terms of Article 21 (which shall include any dispute between Landlord and Tenant relating to the L-C) shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.
30.19    Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
30.20    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party shall indemnify and defend the other party against and hold the other party harmless from and against any and all Losses with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Landlord shall, and Tenant shall not, pay all fees due the Brokers pursuant to separate written agreements between Landlord and the Brokers (each, a "Written Agreement"). If Landlord does not make payment to the Brokers pursuant to the terms of the Written Agreements with respect to the Premises leased by Tenant pursuant to this Lease, Tenant may send a factually correct Notice to Landlord of such failure and if Landlord fails to pay the Brokers all required amounts within thirty (30) days following receipt of such Notice, Tenant may, at its option, make such payment and deduct such payment, together with interest at the Interest Rate, from the Rent next due and owing under this Lease from the date of such payment to the date of the deduction. Any amounts so paid by Tenant to the Brokers and offset from Rent shall no longer be owed from Landlord to the Brokers pursuant to the terms of the Written Agreements. The terms of this Section 30.20 shall survive the expiration or earlier termination of the Lease Term.
30.21    Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not, except as otherwise expressly provided in this Lease, be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord, except as expressly provided herein; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, the Project, or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

-73-	[Reddit, Inc.] 303 SECOND STREET South Tower

30.22    Project or Building Name and Signage. Landlord shall have the right at any time to change the address or name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire, except that Landlord shall not place any signage on the exterior of the Building so long as Tenant is the sole direct tenant of the Building. Tenant shall not use the name of the Project or Building, or the name or logo of Landlord (or any of its affiliates), or use pictures or depictions of the Project or Building, in advertising or other publicity (including, without limitation, any websites or social media accounts) or for any purpose, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant may use the name of the Building and Project as an element of Tenant's address with respect to the business to be conducted by Tenant in the Premises.
30.23    Confidentiality; Press Releases. The content of this Lease and any related amendments, agreements and documents are confidential information. Landlord and Tenant shall keep such information strictly confidential and shall not disclose such confidential information to any person or entity other than (i) such party's and potential Transferee’s respective financial, legal, space planning and construction consultants, and such party's parent, subsidiary or other affiliated companies, their partners, lenders, banks, auditors, underwriters, and attorneys and similar professionals, (ii) as may be required to enforce the provisions of this Lease, or (iii) as may be required to comply with Applicable Laws. In addition, notwithstanding the foregoing or anything to the contrary herein, Landlord and Tenant shall be entitled to (a) disclose information relating to this Lease to the extent necessary to comply with the disclosure or regulatory requirements of the S.E.C., IRS or similar entities (or any equivalent non-US agencies), or in connection with other S.E.C., IRS or other regulatory filings (or any equivalent non-US regulatory filings) customarily made by publicly traded REIT entities; (b) disclose information relating to this Lease on earnings calls and/or at investor meetings as customarily disclosed by publicly traded REIT entities, and/or public entities (including non-US public companies). Additionally, Tenant shall have the right to deliver a copy of this Lease (with economic terms redacted) to any proposed subtenant or assignee. Neither party shall issue press releases with respect to the fact that this Lease has been entered into without the prior written reasonable consent of the other party.
30.24    Modifications. During the Lease Term, Landlord may renovate, improve, alter, or modify (including temporary closures of the same) (collectively, the "Modifications") the Project, the Building and/or the Premises, including without limitation the Parking Facilities, Common Areas, and/or Base Building, which Modifications may include, without limitation, (i) installing sprinklers in the interior Common Areas and leased spaces, (ii) modifying the Common Areas and leased spaces to comply with Applicable Laws, including regulations relating to the physically disabled, seismic conditions, and building safety and security, (iii) to the extent Tenant is not then the sole tenant of the Building, installing new floor covering, lighting, and wall coverings in the interior Common Areas, and (iv) re-striping or reconfiguring the Parking Facilities; provided that, except as required by Applicable Laws, or in connection with an Emergency, Landlord shall not implement any Modifications that materially and adversely affect Tenant's use of the Premises for the Permitted Use, or materially and adversely affect Tenant's ingress to or egress from the Premises. In connection with any Modifications, Landlord may, among other things, erect scaffolding or other necessary structures at the Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building; provided that, Landlord shall, except as required by Applicable Laws, or in connection with an Emergency, use commercially reasonable efforts to mitigate any material disruption to the conduct of Tenant's business from the Premises during the performance of any Modifications. Such Modifications and Landlord's actions in connection with such Modifications shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (except as specifically set forth in Section 19.5.2 of this Lease).

-74-	[Reddit, Inc.] 303 SECOND STREET South Tower

Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Modifications, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Modifications or Landlord's actions in connection with such Modifications, or for any inconvenience or annoyance occasioned by such Modifications or Landlord's actions. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's use of, and access to, the Premises in connection with any Modifications undertaken by Landlord.
30.25    No Violation. Landlord and Tenant each hereby warrant and represent to the other that neither its execution of nor performance under this Lease shall cause the subject party to be in violation of any agreement, instrument, contract, law, rule or regulation by which the subject party is bound, and each party shall protect, defend, indemnify and hold the other party harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from a breach of this warranty and representation.
30.26    Hazardous Materials. Tenant: (i) except for Permitted Chemicals (as defined below), shall not cause or suffer to occur, the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Project; (ii) shall not engage in activities at the Project that could result in, give rise to, or lead to the imposition of liability upon Tenant or Landlord or the creation of a lien upon the Project; (iii) shall notify Landlord promptly following receipt of any knowledge with respect to any actual release, discharge, escape or emission (whether past or present) of any Hazardous Materials at, upon, under or within the Premises; and (iv) shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises.
30.26.1    Definitions. "Hazardous Material(s)" shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any substance or material that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the "Environmental Laws," as defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. "Environmental Laws" shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.
30.26.2    Permitted Chemicals. Notwithstanding the foregoing, Tenant may use, store and properly dispose of commonly available household cleaners and chemicals, in reasonable quantities,

-75-	[Reddit, Inc.] 303 SECOND STREET South Tower

to maintain the Premises and Tenant's routine office operations (such as printer toner and copier toner) (collectively, the "Permitted Chemicals"). Any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of same, provided that in doing so, all Permitted Chemicals are stored, properly packaged and labeled, disposed of and/or used in accordance with applicable Environmental Laws, and provided that Tenant fully complies with all Environmental Laws and all of the TCC's of this Article 30 and of Article 24 above.
30.26.3    Tenant Hazardous Materials. With thirty (30) days following Tenant's receipt of a reasonable request from Landlord, Tenant shall deliver to Landlord a list of all Hazardous Materials other than Permitted Chemicals anticipated to be used by Tenant in the Premises and the quantities thereof and promptly complete, and return to Landlord, an "environmental questionnaire" using the form then-provided by Landlord.
30.26.4    Indemnification. Tenant shall indemnify, defend, protect and hold harmless the Landlord Parties from and against any Losses resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such Losses are a result of actions caused or permitted by Tenant or any Tenant Parties.
30.27    No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators, assigns, agents and employees, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, age, religion, marital status, veteran's status, disability, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.
30.28    Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering. Tenant, to the best of its knowledge, represents and warrants to Landlord that neither Tenant nor any of its affiliates, is a person or entity with whom U.S. persons or entities are restricted from doing business under (i) the Patriot Act (as defined below), (ii) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury ("OFAC") (including any "blocked" person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC's Specially Designated Blocked Persons List) or (iii) any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively, "Prohibited Persons"). Tenant further represents and warrants to Landlord that Tenant and its employees and all persons acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws. Tenant agrees that Tenant is not entering into this Lease, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. As used herein, "Patriot Act" shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and all other statutes, orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act.
30.29    REIT Provisions. Landlord and/or one or more of its affiliates (each, a "REIT Affiliate") qualifies as a real estate investment trust (a "REIT") within the meaning of Sections 856-860

-76-	[Reddit, Inc.] 303 SECOND STREET South Tower

of the Internal Revenue Code of 1986, as amended ("IRS Code"). As a result, avoiding (i) the loss of REIT status, (ii) the receipt of any income that does not constitute "rents from real property" within the meaning of Section 856(d) of the IRS Code, (iii) the ownership of nonqualifying assets for purposes of the asset tests set forth in Section 856(c)(4)(iv) of the IRS Code, and (iv) the imposition of income, penalty, or similar taxes (each an "Adverse REIT Event") is of material importance to Landlord and such REIT Affiliates. If this Lease or any document contemplated hereby could result in or cause an Adverse REIT Event, as determined by Landlord in its sole discretion, Tenant agrees it shall cooperate with Landlord in negotiating an amendment to or modification of this Lease or such document, and shall, at the request of Landlord, execute and deliver such documents reasonably required to effect such amendment or modification. Any amendment or modification pursuant to this Section 30.29 shall be made at Landlord’s expense and shall be structured so that Tenant does not incur any incremental non-de minimis payment obligation under this Lease as a result of such amendment or modification. Tenant expressly covenants and agrees not to enter into any license, concession, sublease or assignment with respect to the Premises (a) that provides for rent or other payments based in whole, or in part, on the income or profits derived by any person from the Premises (other than an amount based on a fixed percentage or percentages of gross receipts or sales, (b) with any person in which, to the best knowledge of Tenant, Landlord or a REIT Affiliate owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the IRS Code), (c) pursuant to which Tenant furnishes or renders any services to the licensee, concessionaire, subtenant or assignee, or (d) that could otherwise cause any portion of the amounts received by Landlord pursuant to this Lease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the IRS Code or constitute nonqualifying income for purposes of Section 856(c)(2) of the IRS Code. Any such purported license, concession, sublease or assignment shall be void ab initio and not convey any right to, or interest in, the possession, use, occupancy, or utilization of any portion of the Premises.
30.30    Good Faith. Except (i) for matters for which there is a standard of consent or discretion specifically set forth in this Lease; (ii) matters which could have an adverse effect on the Building Structure or the Building Systems, or which could affect the exterior appearance of the Building, or (iii) matters covered by Article 4 (Additional Rent), Article 10 (Insurance), or Article 19 (Defaults; Remedies) of this Lease (collectively, the "Excepted Matters"), any time the consent of Landlord or Tenant is required under this Lease, such consent shall not be unreasonably withheld or delayed, and, except with regard to the Excepted Matters, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish Rules and Regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.
30.31    Counterparts; Electronic Signatures. This Lease may be executed in counterparts with the same effect as of both parties hereto had executed the same document. Landlord and Tenant agree that (i) this Lease may be signed electronically, (ii) any electronic signatures on this Lease shall have the same validity, enforceability, and admissibility as handwritten signatures, and (iii) the electronic record of this signed Lease shall be legally binding to the same extent as a paper copy bearing handwritten signatures.
[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

-77-	[Reddit, Inc.] 303 SECOND STREET South Tower

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the Effective Date set forth in Section 1 of the Summary.

"LANDLORD":

KILROY REALTY 303, LLC,
a Delaware limited liability company

By:	KR 303 Second Street Owner, LLC,
a Delaware limited liability company
Its Sole Member

By:	303 Second Street Member, LLC,
a Delaware limited liability company
Its Manager

By:	Kilroy Realty, L.P.,
a Delaware limited partnership
Its Managing Member

By:	Kilroy Realty Corporation,
a Maryland corporation
Its General Partner

By:	/s/ Eileen Kong

Name:	Eileen Kong

Title:	SVP, Asset Management

By:	/s/ Michael Schmitt

Name:	Michael Schmitt

Title:	SVP - Real Estate Counsel

"TENANT":

REDDIT, INC.,
a Delaware corporation

By:	/s/ Ben Lee

Name:	Ben Lee

Its:	General Counsel

* The individual(s) signing this Lease on behalf of Tenant above expressly acknowledge and hereby certify the accuracy of the representations and warranties set forth in Section 30.16 of this Lease.

-78-	[Reddit, Inc.] 303 SECOND STREET South Tower

EXHIBIT A
OUTLINE OF PREMISES

Suite
S500

303 2nd Street - Floor 5S
303 2nd Street, San Francisco, CA 94107

©1985-2022 Stevenson Systems, Inc.
All Rights Reserved / www.stevensonsystems.com

EXHIBIT A -1-	[Reddit, Inc.] 303 SECOND STREET South Tower

EXHIBIT B
WORK LETTER
Tenant-Build with Allowance
This Work Letter shall set forth the terms and conditions relating to the construction of the Improvements (as defined below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.
SECTION 1
POSSESSION
Except as specifically set forth in this Work Letter and the Lease, Landlord shall tender possession of the Premises to Tenant in its existing "as-is" condition in accordance with the timing and other terms and conditions set forth in the Lease.
SECTION 2
IMPROVEMENTS; TENANT DELIVERABLES; TIME DEADLINES
2.1    Description of Improvements. Subject to the terms and conditions of this Work Letter (including, but not limited to, Landlord's approval rights set forth in Section 3 below), Tenant shall be responsible for the design and construction of the improvements in the Premises, which improvements shall be permanently affixed to the Premises (the "Improvements"). Responsibility for costs relating the design and construction of the Improvements, as between Landlord and Tenant, shall be governed by Section 4 and the other provisions of this Work Letter. Except as otherwise provided in this Lease, all of the Improvements shall be and become a part of the Premises and shall be the property of Landlord. Restoration and removal requirements with respect to the Improvements shall be governed by Article 8 of the Lease.
2.2    Tenant Deliverables and Time Deadlines. Tenant acknowledges that Landlord is a publicly traded real estate investment trust (REIT) and as a result Landlord is required to satisfy certain tax and accounting requirements and related obligations in connection with the leases at the Project. In connection therewith, Landlord requires (i) various construction-related deliverables to be timely submitted by Tenant to Landlord ("Tenant Deliverables") as set forth in Schedule 1 attached hereto and elsewhere in this Work Letter, and (ii) certain time deadlines to be met in connection with the design and construction of the Improvements. Landlord shall have the right to designate the means of delivery for the Tenant Deliverables (including, but not limited to, email or other electronic delivery method). Tenant hereby agrees to timely comply with all such Tenant Deliverables obligations and time deadlines. Time is of the essence with respect to the performance by Tenant of every provision of this Work Letter.
SECTION 3
DESIGN OF IMPROVEMENTS; SELECTION OF TENANT'S AGENTS
3.1    Construction Drawings. The plans and drawings for the Improvements shall be known collectively herein as the "Construction Drawings." If Landlord fails to respond to a request for approval to any Construction Drawings within the applicable time periods set forth below, Tenant may deliver a

EXHIBIT B -1-	[Reddit, Inc.] 303 SECOND STREET South Tower

written "reminder notice", informing Landlord that it has failed to respond, and warning that a continued failure may result in a "deemed approval". If Landlord fails to respond to such "reminder notice" within five (5) business days, then Landlord shall be deemed to have approved the submitted applicable Construction Drawings. All Construction Drawings shall be prepared by Tenant pursuant to the terms of this Work Letter, comply with the drawing format and specifications reasonably determined by Landlord, and be subject to Landlord's approval, such approval not to be unreasonably withheld, conditioned or delayed, except if the Construction Drawings are incomplete in any material respect or a Design Problem exists (collectively, "Landlord's Consent Standard"). Tenant and Architect (as defined in Section 3.7 below) shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans that can be verified by visual inspection without penetrating walls, columns, core areas, or floor and ceiling slabs, and to such extent, Tenant and Architect shall be solely responsible for the same (subject to Landlord's approval rights set forth in this Section 3). Notwithstanding that any Construction Drawings are reviewed or approved by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith, except to the extent that Landlord has specifically required a particular modification to the Construction Drawings as a condition to Landlord's approval of the same, and shall not be responsible for any omissions or errors contained in the Construction Drawings. Tenant acknowledges and agrees that any Construction Drawings submitted by Tenant or its agents to Landlord for approval pursuant to the terms of this Work Letter shall constitute Tenant's approval thereof.
3.2    Final Space Plan. On or prior to the date that is fifteen (15) business days following mutual execution of the Lease (and before any Working Drawings, as defined in Section 3.3 below, have been commenced), Tenant shall submit to Landlord for approval in accordance with Landlord's Consent Standard, its final space plan (the "Final Space Plan"), along with other renderings or illustrations reasonably required by Landlord, to allow Landlord to understand Tenant's design intent for the Improvements. Tenant shall provide Landlord with three (3) hard copies of the Final Space Plan signed by Tenant and concurrently with Tenant's delivery of such hard copies, Tenant shall send to Landlord's representative identified in this Work Letter one (1) .pdf electronic copy of such Final Space Plan via e-mail or other electronic delivery method approved by Landlord. The Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Space Plan if the same is approved or disapproved per Landlord's Consent Standard. If the Final Space Plan is disapproved, Tenant shall cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require within five (5) business days of submittal. The foregoing process shall be repeated until the Final Space Plan has been approved (or deemed approved as described in Section 3.1 above) by Landlord. Within ten (10) business days following Landlord's approval of the Final Space Plan, Tenant shall provide Landlord with a preliminary breakdown, by trade, of the anticipated costs to be incurred (or which have been incurred), in connection with the design and construction of the Improvements (the "Preliminary Budget").
3.3    Working Drawings. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly (i) supply the Engineers (as defined in Section 3.6 below) with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements, to enable the Engineers and the Architect to complete the "Working Drawings," as defined below, in the manner as set forth below, (ii) cause the Architect and the Engineers to complete the architectural and engineering drawings for the Improvements in a manner consistent with, and which are a natural and logical extension

EXHIBIT B -2-	[Reddit, Inc.] 303 SECOND STREET South Tower

of, the approved Final Space Plan, and (iii) cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable Permits, as defined below (collectively, the "Working Drawings"). The Working Drawings shall be submitted to Landlord for approval in accordance with Landlord's Consent Standard on or before the date that is fifteen (15) business days following Landlord's approval of the Final Space Plan. Tenant shall supply Landlord with three (3) hard copies signed by Tenant of the Working Drawings, and concurrently with Tenant's delivery of such hard copies, Tenant shall send to Landlord's representative identified in this Work Letter one (1) .pdf electronic copy of such Working Drawings via e-mail or other electronic delivery method approved by Landlord. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Working Drawings if the same are approved or disapproved per Landlord's Consent Standard. If the Working Drawings are disapproved, then Tenant shall, within five (5) business days of Tenant's receipt of Landlord's notice thereof, revise and resubmit the Working Drawings to Landlord. The foregoing process shall be repeated until the Working Drawings have been approved (or deemed approved as described in Section 3.1 above) by Landlord, provided that Landlord shall advise Tenant within five (5) business days after Landlord's receipt of any revised Working Drawings if the same are still disapproved for any reason (unless additional time is reasonably required due to the nature of the revisions, in which event Landlord shall inform Tenant, within such five (5)-business day period, of the need for additional time, and Landlord shall thereafter advise Tenant within ten (10) business days after Landlord's receipt of any revised Working Drawings if the same are still disapproved for any reason). In the event that the Working Drawings or any amendment or supplement thereto shall require any changes or modifications to the Base Building ("Base Building Changes"), and if Landlord in its sole and exclusive discretion approves such Base Building Changes, Landlord shall notify Tenant of the need for and cost of such Base Building Changes and Tenant shall pay the cost of such required Base Building Changes in advance prior to the commencement of construction of the Improvements (subject to Tenant's right to use a portion of the Improvement Allowance, as defined below, towards the cost of such Base Building Changes in accordance with Section 4.3.1(iv) below). The cost of any Base Building Changes shall include, without limitation, all architectural and/or engineering fees and construction costs in connection therewith.
3.4    Approved Working Drawings; Permits. The Working Drawings as approved by Landlord shall be referred to herein as the "Approved Working Drawings". Within five (5) business days following Landlord's approval of the Working Drawings, Tenant shall submit the Approved Working Drawings to the appropriate municipal authorities for plan check and diligently pursue all applicable building permits and approvals for the Improvements (the "Permits"). Tenant shall deliver copies of the final, approved Permits to Landlord prior to the commencement of construction of the Improvements. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's sole responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.
3.5    Improvement Changes. No material changes, modifications or alterations in the Approved Working Drawings ("Improvement Changes") may be made without the prior written consent of Landlord. In the event Tenant desires to implement an Improvement Change, Tenant shall deliver notice (the "Drawing Change Notice") of the same to Landlord, setting forth in detail the Improvement Change that Tenant desires to make to the Approved Working Drawings. Landlord shall approve or disapprove the Improvement Change in accordance with Landlord's Consent Standard within five (5) business days of receipt of a Drawing Change Notice (unless additional time is reasonably required due to

EXHIBIT B -3-	[Reddit, Inc.] 303 SECOND STREET South Tower

the nature of the Improvement Change, in which event Landlord shall inform Tenant, within such five (5)-business day period, of the need for additional time, and Landlord shall thereafter advise Tenant within ten (10) business days after Landlord's receipt of any Drawing Change Notice if the Improvement Change is approved or disapproved). If the Improvement Change is disapproved, Tenant shall, within five (5) business days of Tenant's receipt of Landlord's notice thereof, revise and resubmit the Drawing Change Notice to Landlord (unless additional time is reasonably required due to the nature of the revisions, in which event Tenant shall inform Landlord, within such five (5)-business day period, of the need for additional time, and Tenant shall thereafter revise and resubmit the Improvement Change to Landlord within ten (10) business days after Tenant's receipt of Landlord's notice thereof). The foregoing process shall be repeated until the Improvement Change request has been approved by Landlord (or deemed approved as described in Section 3.1 above) or withdrawn by Tenant. Except as expressly set forth herein, any Improvement Changes approved by Landlord pursuant to the terms hereof shall otherwise be treated as Improvements for purposes of the Lease and this Work Letter.
3.6    Building Standards; LEED Certifications. Landlord has established specifications for certain Building standard components to be used in the design and construction of the Improvements. The quality of the Improvements shall be equal to or of greater quality than the quality of such Building standards, provided that Landlord may, at its sole option, require the Improvements to comply with certain elements of the Building standards. Landlord may make changes to said specifications for the Building standards from time to time. Tenant shall not install any systems, equipment or Improvements that would jeopardize any LEED certifications for the Project.
3.7    Selection of Architect, Engineers, Contractor and Tenant's Agents. Tenant shall retain the architect (the "Architect") and the engineering consultants (the "Engineers") to prepare the Construction Drawings in accordance with the requirements of this Work Letter. Tenant shall also retain the general contractor (the "Contractor") to construct the Improvements in accordance with the Approved Working Drawings. The Architect, Engineers, Contractor and all subcontractors, laborers, materialmen, and suppliers used by Tenant are referred to herein as "Tenant's Agents". All of Tenant's Agents all must be approved in advance in writing by Landlord, which approval shall not be unreasonably withheld or delayed and shall be granted to denied within five (5) business days following Landlord receipt of written request therefor; provided that the Contractor retained by Tenant shall be selected from a list supplied by Landlord and Tenant shall retain only Landlord's designated Engineers and subcontractors to design and perform work relating to the Base Building. All of Tenant's Agents shall utilize only union labor unless otherwise approved by Landlord. Further, Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services at the Project. Landlord hereby approves Principal Builders as the Contractor.
SECTION 4
COST OF IMPROVEMENTS; IMPROVEMENT ALLOWANCE
4.1    Construction Contract; Final Costs; Schedules of Values. Tenant shall engage the Contractor under a construction contract, which construction contract shall incorporate Landlord's commercially reasonable construction contract rider (the "Contract"). Prior to the commencement of the construction of the Improvements, Tenant shall provide Landlord with (i) a copy of the fully executed Contract, (ii) Tenant's proposed construction schedule for the Improvements (the "Construction Schedule"), and (iii) a detailed schedule of values which includes a breakdown, by trade, of the final costs

EXHIBIT B -4-	[Reddit, Inc.] 303 SECOND STREET South Tower

to be incurred or which have been incurred in connection with the design and construction of the Improvements, which costs form a basis for the amount of the Contract (the "Final Costs"). In the event that the Final Costs will exceed the amount of the Improvement Allowance, Tenant shall so advise Landlord and the parties shall promptly meet and confer in order to establish two (2) separate schedules of values for the Improvement Allowance Items: (a) the first of which (the "Landlord SOV") shall specifically identify certain assets and trades included in the Improvement Allowance Items that (x) when totaled together substantially equal the amount of the Improvement Allowance to the maximum extent possible without splitting or apportioning the cost of specific assets, line items or trades unless expressly approved by Landlord, and (y) will be at least ninety percent (90%) complete by the "Lease Commencement Date" set forth in the Lease (such Improvements included in the Landlord SOV to be referred to herein as the "Landlord SOV Improvements"); and (b) the second of which (the "Tenant SOV") shall include the remainder of the work required in connection with the design and construction of the Improvements (the "Tenant SOV Improvements"). Tenant shall submit a proposed Landlord SOV and Tenant SOV to Landlord for approval no later than five (5) business days after the initial meeting between Landlord and Tenant. Landlord shall approve or disapprove of Tenant's proposed Landlord SOV and Tenant SOV within five (5) business days after receipt thereof from Tenant. If disapproved by Landlord, Tenant shall cause the Landlord SOV and Tenant SOV to be revised to address any changes or correct any deficiencies or other matters Landlord may reasonably require and Tenant shall resubmit to Landlord the two (2) revised schedules of values within five (5) business days of Tenant's receipt of Landlord's disapproval. The foregoing process shall be repeated until the Landlord SOV and Tenant SOV have been approved by Landlord. Tenant agrees to meet and confer with Landlord and to otherwise reasonably cooperate with Landlord's requests in connection with the establishment of the Landlord SOV and Tenant SOV. Notwithstanding anything to the contrary herein, the Improvement Allowance shall be solely used for the costs to design and construct the Landlord SOV Improvements and Tenant shall, to the extent reasonably achievable given the sequencing of construction of the Improvements, expend the Improvement Allowance funds for the Landlord SOV Improvements prior to expending any of its own funds in connection with the Improvements. In the event that following Tenant's delivery and Landlord's approval of the initial Landlord SOV and Tenant SOV, the total cost of the Improvement Allowance Items included in the Landlord SOV Improvements will be less than the amount of the Improvement Allowance, then Tenant shall be entitled to revise the Landlord SOV and the Tenant SOV such that the Improvement Allowance Items included in the Landlord SOV Improvements equals the amount of the Improvement Allowance.
4.2    Improvement Allowance. Tenant shall be entitled to an improvement allowance (the "Improvement Allowance") in the amount set forth in the Summary for the costs of the Improvement Allowance Items (as defined below). In no event shall Landlord be obligated to pay a total amount which exceeds the Improvement Allowance in connection with the design and construction of the Improvements. Notwithstanding anything to the contrary contained in this Work Letter, Tenant shall not be entitled to any portion of the Improvement Allowance for which Tenant has not submitted a request for disbursement to Landlord in compliance with the requirements of Section 4.3 below on or before eighteen (18) full calendar months following the Possession Date (the "Allowance Deadline"), and any such remaining portion of the Improvement Allowance as of the Allowance Deadline shall remain with Landlord as its sole property. Tenant shall be solely responsible for timely payment of all costs and expenses relating to the Improvements that are in excess of the Improvement Allowance. At any time prior to the Lease Commencement Date, Tenant may elect, by providing written notice to Landlord, to convert a portion of the Improvement Allowance (not to exceed a total of $25.00 per RSF of the Premises) to additional abatement of Base Rent, which shall be applied against Base Rent otherwise next due under this Lease, and/or up to $7.50 per RSF of the Premises of which may be applied towards the cost of Tenant's furniture, fixtures and equipment in the Premises.

EXHIBIT B -5-	[Reddit, Inc.] 303 SECOND STREET South Tower

4.3    Disbursement of Improvement Allowance.
4.3.1    Improvement Allowance Items. The Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Improvement Allowance Items"):
(i)    Payment of the fees of the Architect and the Engineers and other consultants (including any construction manager) retained by or on behalf of Tenant, in connection with space planning and design of the Improvements, which fees shall not exceed an aggregate amount equal to Fifteen and 00/100 Dollars ($15.00) per rentable square foot of the Premises;
(ii)    The payment of plan check, plan check expeditor, permit and license fees relating to construction of the Improvements;
(iii)    The cost of construction of the Improvements, including, without limitation, all materials and labor to complete the Improvements, testing and inspection costs, freight elevator usage (provided that neither Tenant nor Tenant's agents will be charged for freight elevator usage during construction of the Improvements or during Tenant's initial move into the Premises), hoisting and trash removal costs, and contractors' fees and general conditions;
(iv)    Intentionally Omitted;
(v)    The cost of any changes to the Construction Drawings or Improvements required by Code (as defined in this Lease);
(vi)    Intentionally Omitted;
(vii)    Sales and use taxes, Title 24 fees, gross receipts taxes and any other taxes imposed on or pertaining to construction of the Improvements; and
(viii)    Fees incurred by, and the actual, out-of-pocket cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the Construction Drawings, any third-party costs reasonably incurred by Landlord to obtain any Tenant Deliverables which Tenant fails to timely deliver pursuant to the terms of this Work Letter and all other costs expended by Landlord in connection with the construction of the Improvements; and
(ix)    Any costs and/or expenses which are expressly designated in the Lease as costs and/or expenses which may be deducted from the Improvement Allowance.
4.3.2    Disbursement Procedures. Prior to and during the construction of the Improvements, Landlord shall make monthly disbursements of the Improvement Allowance for the Improvement Allowance Items as follows:
4.3.2.1    Monthly Disbursements. On or before the twentieth (20th) day of each calendar month ("Submittal Date") during the design and/or construction of the Improvements (or such other date as Landlord and Tenant may mutually agree upon), Tenant shall deliver to Landlord, via a formal request from Tenant's Representative to Landlord's Representative: (i) a request for payment of the Contractor that has been approved by Tenant and Tenant's Architect on the AIA G702 and G703 forms or such other format reasonably approved by Landlord, showing the schedule, by trade, of percentage of completion of the Improvements (with the Landlord SOV Improvements and Tenant SOV Improvements identified separately), detailing the portion of the work completed and the portion not

EXHIBIT B -6-	[Reddit, Inc.] 303 SECOND STREET South Tower

completed; (ii) invoices from all of Tenant's Agents for labor rendered and materials delivered in connection with the applicable Improvements, which invoices shall be signed by the Architect and otherwise be in a format acceptable to Landlord and which invoices shall be marked as "paid" for any costs that Tenant has paid and is seeking direct reimbursement for (as opposed to payment directly from Landlord to such Tenant's Agent); (iii) executed conditioned (as for any items which Tenant has not yet paid and is requesting disbursement of funds) and/or unconditional (as to any items which Tenant has paid and is seeking reimbursement or which Landlord paid pursuant to a prior disbursement request), as applicable, mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, of California Civil Code Sections 8132, 8134, 8136 and 8138; provided, however, that with respect to fees and expenses of the Architect, or construction or project managers or other similar consultants, and/or any other pre-construction items for which the payment scheme set forth in items (i) through (iii), above, of this Work Letter, is not applicable (collectively, the "Non-Contribution Items"), Tenant shall only be required to deliver to Landlord on or before the applicable Submittal Date, a reasonably particularized invoice of the cost for the applicable Non-Contribution Items (unless Landlord has received a preliminary notice in connection with such costs in which event conditional lien releases must be submitted in connection with such costs); (iv) all of the Tenant Deliverables set forth in Sections 2 and 3 of Schedule 1 attached to this Work Letter, (i.e., the "Ongoing During Construction" and "Prior to Release of Any Funds Related to Hard Costs" categories of Tenant Deliverables, respectively); and (v) all other information reasonably requested by Landlord. As between Landlord and Tenant, Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, within thirty (30) days, Landlord shall deliver a check, made payable directly to Tenant's Agents (if Tenant has not already paid such Tenant's Agent) or Tenant (if Tenant is seeking reimbursement of amounts already paid as described in the disbursement request) in payment of the lesser of: (A) the amounts so requested by Tenant applicable to the Improvements, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"); provided, however, that no such Final Retention shall be duplicative of any retention already withheld in Tenant's payment application and no such deduction shall be applicable to the fees of the Architect, Engineers, Tenant's project manager and consultants, or to any pure suppliers of furniture systems or appliances delivered to the Premises, and (B) the balance of any remaining available portion of the Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Approved Working Drawings, or due to any substandard work (provided that Landlord will have fifteen (15) days following receipt of notice of completion from Tenant, and completion of all punch-list items, in which to determine whether any such substandard work exists and notify Tenant of such determination, failing which Landlord shall be deemed to have determined that no such substandard work exists), or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request. In the event that Landlord or Tenant identifies any material non-compliance with the Approved Working Drawings, or substandard work, Landlord or Tenant as appropriate shall be provided a detailed statement identifying such material non-compliance or substandard work by the party claiming the same, and if the work creates a Design Problem (as that term is defined in Section 8.1 of the Lease), Tenant shall cause such work to be corrected so that no Design Problem exists. If Tenant receives a check payable to anyone other than solely to Tenant for a monthly disbursement pursuant to this Section 4.3.2.1, Tenant may return such check to Landlord and receive a check made payable only to Tenant, if Tenant provides the releases and evidence required above to receive a check payable solely to Tenant.
4.3.2.2    Final Retention. A check for the Final Retention payable directly to Tenant's Agents (if Tenant has not already paid such Contractor) or Tenant (if Tenant is seeking reimbursement of amounts already paid as described in the disbursement request), shall be delivered by

EXHIBIT B -7-	[Reddit, Inc.] 303 SECOND STREET South Tower

Landlord to Tenant within thirty (30) days following the completion of construction of all of the Improvements (i.e., the Landlord SOV Improvements and the Tenant SOV Improvements), provided that (i) Tenant has delivered to Landlord paid invoices for all of the Improvements and related costs and all other Tenant Deliverables set forth in Section 4 of Schedule 1 attached to this Work Letter (i.e., the "Prior to Release of Final Payment" category of Tenant Deliverables), and (ii) Landlord, in Landlord's reasonable good faith judgment, has determined that no Design Problem exists. Notwithstanding anything to the contrary contained herein, Landlord and Tenant acknowledge and agree that the Improvements to the Premises will be performed in phases and each portion of this Work Letter, including the Final Retention, shall apply on a per phase basis as if that phase was a separate and distinct design and construction of Improvements project and the Final Retention for each phase of the Improvements shall be released to Tenant when Tenant has delivered the close-out package for that distinct phase of the Improvements.
4.4    Landlord Coordination Fee. Tenant shall not be obligated to pay a logistical coordination fee to Landlord in connection with the coordination of Tenant's construction of the Improvements.
4.5    Offset Right. If Landlord fails to timely fulfill its obligation to fund any portion of the Improvement Allowance, Tenant shall be entitled to deliver notice (the "Payment Notice") thereof to Landlord, Landlord's Mortgagee and to any other mortgage or trust deed holder of the Building whose identity and address have been previously provided to Tenant. If Landlord still fails to fulfill any such obligation within twenty (20) business days after Landlord's receipt of the Payment Notice from Tenant and if Landlord fails to deliver notice to Tenant within such twenty (20) business day period explaining Landlord's proper good-faith reasons that Landlord believes that the amounts described in Tenant's Payment Notice are not due and payable by Landlord ("Refusal Notice"), Tenant shall be entitled to offset the amount so owed to Tenant by Landlord but not paid by Landlord (or if Landlord delivers a Refusal Notice but only with respect to a portion of the amount set forth in the Payment Notice and Landlord fails to pay such undisputed amount as required by the next succeeding sentence, the undisputed amount so owed to Tenant) with interest at the Interest Rate from the date due until the date of offset, against Tenant's next obligations to pay Rent. Notwithstanding the foregoing, Landlord hereby agrees that if Landlord delivers a Refusal Notice disputing a portion of the amount set forth in Tenant's Payment Notice, in order for the Refusal Notice to be valid, Landlord shall pay to Tenant, concurrently with the delivery of the Refusal Notice, the undisputed portion of the amount set forth in the Payment Notice. However, if Tenant has received notice of a monetary default under Section 19.1 of the Lease (that then remains uncured) at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such default is cured. If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the disputed amounts to be so paid by Landlord, if any, within ten (10) days after Tenant's receipt of a Refusal Notice, Tenant may submit such dispute to arbitration in accordance with the terms of Section 7.6 of this Work Letter. If Tenant prevails in any such arbitration, Tenant shall be entitled to apply such award with interest at the Interest Rate from the date due until the date of offset as a credit against Tenant's obligations to pay Rent.
SECTION 5
CONSTRUCTION OF IMPROVEMENTS
5.1    Requirements of Tenant's Agents.
5.1.1    Compliance with Construction Drawings and Rules and Regulations. The construction of the Improvements by Tenant and Tenant's Agents shall comply with the following

EXHIBIT B -8-	[Reddit, Inc.] 303 SECOND STREET South Tower

requirements: (i) the Improvements shall be constructed in material accordance with the Approved Working Drawings, subject to approved Improvement Changes; and (ii) Tenant shall abide, and shall cause Tenant's Agents to abide, by the construction rules and regulations provided by Landlord prior to the Effective Date with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and other matters in connection with this Work Letter, including, without limitation, the construction of the Improvements.
5.1.2    Indemnity. Tenant's indemnity of Landlord and Landlord’s indemnity of Tenant as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or any act or omission of Landlord and Landlord’s agents or anyone directly or indirectly employed by any of them, or in connection with Tenant's or Landlord’s, as the case may be, non-payment of any amount required to be paid by such party hereunder and/or Tenant's or Landlord’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Improvements, and (ii) to enable Tenant to obtain any Permit or certificate of occupancy for the Premises.
5.1.3    Warranties and Guaranties. Each of Tenant's Agents shall warrant and guarantee that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof (the "Warranty Period"). Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within such Warranty Period. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Improvements, and/or the Project and/or Common Areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either; provided that Landlord shall only enforce such guarantee or warranty if Tenant fails to do so in a reasonable time following notice thereof from Landlord. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.
5.1.4    Insurance Requirements.
5.1.4.1    General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease (provided that the limits of liability to be carried by Tenant’s Agents and Contractor, shall be in an amount and with companies which are customary for such respective Tenant’s Agents employed by tenants constructing improvements in the Comparable Buildings).
5.1.4.2    Special Coverages. During construction of the Improvements, Tenant or its Contractor shall carry "Builder's All Risk" insurance in an amount not more than the amount of the Contract covering the construction of the Improvements (but in no event greater than 100% of the completed insurable value of the Improvements), and such other insurance as Landlord may reasonably require commensurate with the types of insurance and levels of coverage required by owners of

EXHIBIT B -9-	[Reddit, Inc.] 303 SECOND STREET South Tower

Comparable Buildings, it being understood and agreed that the Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such customary extended coverage endorsements as may be reasonably required by Landlord and are generally required by landlords of Comparable Buildings, each in amounts not less than $5,000,000 per incident for the Contractor and $1,000,000 per incident for all other Tenant's Agents, and $5,000,000 in aggregate for the Contractor and $1,000,000 in aggregate for all other Tenant's Agents, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.
5.1.4.3    General Terms. Certificates for all insurance carried pursuant to this Section 5.1.4 shall be delivered to Landlord before the commencement of construction of the Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 5.1.4 (other than Workers' Compensation coverage) shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 5.1.2 of this Work Letter and each party’s rights with respect to the waiver of subrogation.
5.2    Governmental Compliance. The Improvements shall comply in all respects with the following: (i) the Code and other Applicable Laws, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.
5.3    Inspection by Landlord. Landlord shall have the right to inspect the Improvements at all times, provided however, that Landlord shall avoid interfering with the progress of the construction of the Improvements, except to the extent that Landlord identifies a Design Problem, emergency or safety issue. Landlord's failure to inspect the Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Improvements because a Design Problem exists (which Design problem was not previously approved by Landlord) or for material non-compliance with the Approved Working Drawings (as may be modified to include Improvements Changes), Landlord shall, as soon as reasonably possible, notify Tenant in writing of such disapproval and shall specify in reasonably sufficient detail the items disapproved. Any portion disapproved by Landlord shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a Design Problem exists might adversely affect the Base Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, following notice to Tenant and a reasonable period of time for Tenant to cure (which period shall in no event be less than ten (10) business days), take such action as Landlord reasonably deems necessary to correct the Design Problem, at Tenant's expense (subject to the Improvement Allowance) and without incurring any liability on Landlord's part, to correct such Design Problem, including causing the cessation

EXHIBIT B -10-	[Reddit, Inc.] 303 SECOND STREET South Tower

of performance of the construction of the Improvements until such time as the Design Problem is corrected to Landlord's reasonable satisfaction. Landlord shall perform any such correction in a diligent and timely manner so as to minimize any delay in the construction of the Improvements.
5.4    Meetings. Tenant shall hold regular meetings with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Improvements, which meetings shall be held at a mutually agreed upon time by Landlord and Tenant (which may be at Tenant's existing office within the Building), and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend (including via teleconference or other similar means), all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend a meeting to review the Improvement Allowance draw packages and the Improvement design and/or construction status. In addition, minutes shall be taken by Tenant or Tenant's Agents at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. During the construction of the Improvements, one such meeting each month shall include the review of Contractor's most recent request for payment.
5.5    Additional Services. If, during the course of construction of the Improvements, Landlord provides any additional services or facilities at Tenant's request (including, but not limited to, hoisting, cleanup or other cleaning services, trash removal, field supervision, security, engineering, or ordering of materials), then Tenant shall pay Landlord for such services and facilities at Landlord's actual out-of-pocket cost therefor. Landlord shall not have any obligation to provide any of the foregoing services or facilities.
5.6    Completion of Construction. Tenant shall diligently pursue the completion of construction of the Improvements, provided that the Landlord SOV Improvements shall, at a minimum, be at least ninety percent (90%) complete by the "Lease Commencement Date" set forth in the Lease. Upon completion of all Improvements, Tenant shall deliver to Landlord, to the extent not previously delivered, all of the Tenant Deliverables set forth in Section 4 of Schedule 1 attached to this Work Letter (i.e., the "Prior to Release of Final Payment" category of Tenant Deliverables).
5.7    Notice of Completion. Within thirty (30) days after completion of construction of the Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. In the event Tenant fails to so record the Notice of Completion as required pursuant to this Section 5.7, then such failure shall not, in and of itself, constitute a default hereunder but Tenant shall (I) indemnify, defend, protect and hold harmless Landlord and the Landlord Parties from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys’ fees) in connection with such failure by Tenant to so record the Notice of Completion as required hereunder, and (II) not be entitled to receive the Final Retention pursuant to Section 4.3.2.2 of this Work Letter until such time as the lien period for Tenant's Agents has expired. If Tenant fails to do so, Landlord may execute and file the same as Tenant's agent for such purpose, at Tenant's sole cost and expense.
SECTION 6
DELAYS OF LEASE COMMENCEMENT DATE
6.1    Lease Commencement Date Delays. The Lease Commencement Date shall occur as provided in Section 3.2 of the Summary, provided that the Lease Commencement Date and the Allowance Deadline shall each be extended by the number of days of delay of the Substantial Completion

EXHIBIT B -11-	[Reddit, Inc.] 303 SECOND STREET South Tower

of the Improvements to the extent caused by a Lease Commencement Date Delay, as that term is defined below. As used herein, the term "Lease Commencement Date Delay" shall mean a Force Majeure Delay or a Landlord Caused Delay that causes the Substantial Completion of the Improvements to occur after the date that is eight (8) months after the Delivery Date. The term "Force Majeure Delay" shall mean only an actual delay resulting from a Tenant Permit Delay (as that term is defined herein below), industry-wide strikes, fire, wind, damage or destruction to the Building, explosion, casualty, flood, hurricane, tornado, the elements, acts of God or the public enemy, sabotage, war, invasion, insurrection, rebellion, civil unrest, riots, earthquakes, or actual, industry-wide delay affecting all similar works of construction in the vicinity of the Building, including by reason of regulation or order of any governmental agency. The term "Tenant Permit Delay" shall mean only an actual delay in the date of substantial construction of the Improvements to the extent caused by the failure of Tenant to receive final building permits for the construction of the Improvements within sixteen (16) weeks after Tenant's submittal of Approved Working Drawings to the applicable governmental agencies for the issuance of building permits. A Tenant Permit Delay shall not include any period of time to receive permits caused by (i) the Approved Working Drawings, as submitted, being incomplete or inadequate in any material respect, or being submitted in a format not allowed by the applicable governmental agencies, (ii) Tenant's failure to respond to requests for information or to make revisions to and re-submittals of the Approved Working Drawings after comment by the applicable governmental agencies within twenty (20) days following receipt of such requests, (iii) the Improvements being non-typical general office improvements, (iv) material and substantial changes to the Approved Working Drawings documents after they are first submitted to the applicable governmental agencies for approval, which changes are not made in response to previous comments from such agencies, or (v) Tenant's failure to use commercially reasonable efforts and due diligence so that the permits shall be obtained as soon as reasonably possible. Tenant shall promptly supply Landlord with any information reasonably requested by Landlord (in writing) with respect to matters relating to or affecting the acquisition of permits (including, without limitation, dates and/or content of responses from governmental authorities and response dates by Tenant to governmental authorities). Tenant acknowledges and agrees that, subject to Tenant's approval (which shall not be unreasonably withheld, conditioned or delayed), Landlord shall have the right, but not the obligation, to participate in and/or assist in the acquisition of permits, and, in any such events, Tenant shall cooperate, on a commercially reasonable basis, with any actions undertaken by Landlord with respect thereto. As used herein, the term "Landlord Caused Delay" shall mean actual delays to the extent resulting from the following acts or omissions of Landlord or Landlord's agents, employees or contractors: (a) interference (when judged in accordance with industry custom and practice) by Landlord, its agents or Landlord Parties (except as otherwise allowed under this Work Letter) with the Substantial Completion of the Improvements (including the impairment of Tenant's contractors' or vendors' or employees' access to the Premises, failure to provide reasonable access to the Building's loading docks or other facilities necessary for the construction of the Improvements and/or the movement of materials and personnel to the Premises for such purpose) and which objectively preclude or delay the construction of the Improvements by any person (provided that the exercise of Landlord's rights under this Work Letter (including, without limitation, approval time periods and inspection rights under this Work Letter) shall in no event constitute a Landlord Caused Delay); (b) failure of Landlord to timely grant any approval or disapproval (but only for the period occurring prior to the date in which Tenant is entitled to cause Landlord's deemed approval pursuant to the terms of this Work Letter); or (c) any compliance with Applicable Laws work required to be performed by Landlord pursuant to Article 24 of this Lease relating to Tenant's ability to obtain or maintain permits for construction of general office Improvements (assuming a typical general office density) to the extent the same was not in compliance with Appliance Laws as of the Possession Date.
6.2    Determination of Lease Commencement Date Delay. If Tenant contends that a Landlord Caused Delay has occurred, Tenant shall notify Landlord in writing of the event which

EXHIBIT B -12-	[Reddit, Inc.] 303 SECOND STREET South Tower

constitutes such Landlord Caused Delay (the "Delay Notice"). If the Landlord Caused Delay is not cured by Landlord within two (2) business days of Landlord's receipt of the Delay Notice, then a Landlord Caused Delay shall be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice and ending as of the date such delay ends. Similarly, if Tenant contends that a Force Majeure Delay has occurred, Tenant shall notify Landlord in writing (each, a "Tenant Force Majeure Delay Notice") specifying the nature of the Force Majeure Delay and the anticipated number of days of Force Majeure Delay; provided that if any Tenant Force Majeure Delay Notice is given later than three (3) business days after Tenant has actual knowledge of the existence of the Force Majeure Delay, then the Force Majeure Delay occurring during the period commencing on such fourth (4th) business day and ending on the date of such Tenant Force Majeure Delay Notice, shall be disregarded and deemed not to have occurred.
6.3    Definition of Substantial Completion of the Improvements. For purposes of this Section 6, the term "Substantial Completion of the Improvements" shall mean completion of construction of the Improvements pursuant to the Approved Working Drawings, as the same may be revised from time to time subject to Landlord's right to approve any Tenant Change, with the exception of any punch list items.
SECTION 7
MISCELLANEOUS
7.1    Tenant's Representative. Tenant has designated Katie McArthur (###) as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.
7.2    Landlord's Representative. Landlord has designated Scott Halfwassen (###) as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.
7.3    Electronic Notices and Approvals. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, Landlord and Tenant may transmit or otherwise deliver any of the notices and/or approvals required under this Work Letter via electronic mail to Tenant's and Landlord's respective representatives identified in Sections 7.1 and 7.2 of this Work Letter. The foregoing shall not preclude either party from sending any notices or approvals by any of the other means identified under the "Notices" provision of the Lease.
7.4    Time Periods; Approval Process. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.
7.5    Tenant's Default. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, if any default by Tenant under the Lease or this Work Letter shall occur (including, without limitation, any failure by Tenant to timely fund any costs which are Tenant's responsibility hereunder), then, in addition to all other rights and remedies granted to Landlord pursuant to the Lease, (i) Landlord may, without any liability whatsoever, cause the cessation of construction of the Improvements (in which case, Tenant shall be responsible for any delay in the completion of the Improvements and any

EXHIBIT B -13-	[Reddit, Inc.] 303 SECOND STREET South Tower

costs occasioned thereby), (ii) at Landlord's sole election, Tenant shall no longer be entitled to any unfunded portion of the Improvement Allowance, and (iii) all other obligations of Landlord under the terms of the Lease and this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.
7.6    Arbitration. All disputes under this Work Letter, shall be submitted to arbitration under the commercial arbitration rules of JAMS or any successor thereto under the Expedited Procedures provisions (Rules 16.1-16.2 in the current edition) of the JAMS Comprehensive Arbitration Rules and Procedures (and Landlord and Tenant hereby submit to arbitration of such matter by JAMS and the determination of such arbitrator shall be final and binding upon both Landlord and Tenant, and the prevailing party shall be awarded its reasonable attorneys' fees and costs).

EXHIBIT B -14-	[Reddit, Inc.] 303 SECOND STREET South Tower

SCHEDULE 1 TO EXHIBIT B
LIST OF TENANT DELIVERABLES
1.    PRIOR TO START OF CONSTRUCTION OF IMPROVEMENTS
1.1.    Approved and permitted Construction Drawings
1.2.    Approved subcontractors list
1.3.    Copies of all executed Contracts with Contractor
1.4.    Construction Schedule
1.5.    Copies of Permits for Improvements
1.6.    Preliminary Budget and the budget with Final Costs, including the Landlord SOV and Tenant SOV
2.    ONGOING DURING CONSTRUCTION
2.1.    Budget and Construction Schedule revisions as they occur
2.2.    Change orders as they occur
2.3.    Construction Drawings revisions as they occur
2.4.    Monthly applications of payment certified by Architect with reciprocal releases when received
2.5.    Monthly Architect's field report or equivalent
2.6.    Monthly 4-week look ahead schedule
2.7.    Weekly meeting minutes
2.8.    Permit sign off card when received
3.    PRIOR TO RELEASE OF ANY FUNDS RELATED TO HARD COSTS
3.1.    Final Space Plans approved by both parties
3.2.    Construction Drawings approved by both parties
3.3.    Project budget
3.4.    Project schedule
3.5.    Pay applications approved by the Architect
3.6    Formal written request from Tenant's representative requesting specific amounts to be disbursed
4.    PRIOR TO RELEASE OF FINAL RETENTION PAYMENT
4.1.    Architect's Certificate of Substantial Completion (on the AIA G704 form or such other format approved by Landlord)
4.2.    Final Contractor pay application indicating 100% complete, 90% previously paid
4.3.    Unconditional mechanic's lien releases from Contractor and all subcontractors in compliance with applicable laws
4.4    Final as-built drawings in PDF (permit stamped) and CAD files (architectural, electrical, mechanical, plumbing, fire sprinkler and fire life safety)
4.5.    Physical inspection of the Premises by Landlord inspection team
4.6.    Temporary certificate of occupancy, certificate of occupancy or other equivalent form, when received
4.7    Landlord's Standard Close Out Package:
    Air Balance Report
    O & M Manuals
    MSDS Sheets
    Final Building Inspection Card(s)

SCHEDULE 1 TO EXHIBIT B -1-	[Reddit, Inc.] 303 SECOND STREET South Tower

    Final General Contractor Project Directory (complete contact info)
    Final Subcontractor List (complete contact info)
    Warranties/Guaranties
    Waste Diversion Documentation
    Approved Submittals
    Approved Shop Drawings
    RFIs
    Confirmation all keys/access cards returned

SCHEDULE 1 TO EXHIBIT B -2-	[Reddit, Inc.] 303 SECOND STREET South Tower

EXHIBIT C
NOTICE OF LEASE TERM DATES
To:    _______________________
_______________________
_______________________
_______________________
Re:    Office Lease dated ____________, 20__ (the "Lease"), by and between ____________________, a _____________________ ("Landlord"), and _______________________, a _______________________ ("Tenant"), for _____________ rentable square feet of space commonly known as Suite ______ (the "Premises"), located on the ______ (___) floor of that certain office building located at ____________________________, _______________, _________________ (the "Building").
Dear ________________:
Notwithstanding any provision to the contrary contained in the Lease, this letter is to confirm and agree upon the following:
1.    Tenant has accepted the above-referenced Premises as being delivered in accordance with the Lease, and there is no deficiency in construction.
2.    The Lease Term shall commence on or has commenced on ______________ and will expire on ______________.
3.    Rent commenced to accrue on __________________, and is payable in accordance with the following schedule:
[BASE RENT SCHEDULE WITH HARD DATES, INCLUSIVE OF A DESCRIPTION OF EACH ABATEMENT PERIOD, WILL BE INSERTED]
4.    If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease.
5.    The Termination Exercise Window is the period commencing on ______ 20__ and expiring on ______ 20__.
6.    Your rent payments shall be made in accordance with the Lease, subject to any instructions as may be provided by Landlord under separate cover.
7.    The Premises contains ____________ rentable square feet.
8.    Tenant's Share of Direct Expenses with respect to the Premises is ________% of the Project.

EXHIBIT C -1-	[Reddit, Inc.] 303 SECOND STREET South Tower

Capitalized terms used herein that are defined in the Lease shall have the same meaning when used herein. Tenant confirms that the Lease has not been modified or altered except as set forth herein, and the Lease is in full force and effect. To each party's actual knowledge, neither party is in default or violation of any covenant, provision, obligation, agreement or condition in the Lease.
If the provisions of this letter correctly set forth our understanding, please so acknowledge by signing at the place provided below on the enclosed copy of this letter and returning the same to Landlord. This letter may be signed and/or transmitted electronically using e-mail (with a .pdf attachment) or electronic signature technology (e.g., DocuSign or similar technologies), and such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature.

EXHIBIT C -2-	[Reddit, Inc.] 303 SECOND STREET South Tower

"LANDLORD":

KILROY REALTY 303, LLC,
a Delaware limited liability company

By:	KR 303 Second Street Owner, LLC,
a Delaware limited liability company
Its Sole Member

By:	303 Second Street Member, LLC,
a Delaware limited liability company
Its Manager

By:	Kilroy Realty, L.P.,
a Delaware limited partnership
Its Managing Member

By:	Kilroy Realty Corporation,
a Maryland corporation
Its General Partner

By:

Name:

Title:

By:

Name:

Title:

AGREED TO AND ACCEPTED
AS OF ____________, 20__:

"TENANT":

________________________,
a _______________________

By:

Name:

Its:

By:

Name:

Its:

EXHIBIT C -3-	[Reddit, Inc.] 303 SECOND STREET South Tower

EXHIBIT D
RULES AND REGULATIONS
1.    The Common Areas shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The Common Areas are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation, and interest of the Project and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.
2.    No cooking shall be done or permitted on the Premises except that private use by Tenant of approved microwave ovens, equipment for brewing coffee, tea, hot chocolate, and similar beverages shall be permitted, provided that such use is in accordance with Applicable Laws. In no event may any space heaters or similar devices be used within the Premises.
3.    Except as may be expressly permitted in the Lease, no animals (except for Service Animals) shall be brought or kept in the Premises or the Project.
4.    Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project (or any portion thereof) of any person in the case of invasion, mob, riot, public excitement, or other circumstances rendering such action advisable in Landlord's opinion. Landlord reserves the right to prevent access to the Project (or particular portions thereof) during the continuance of the same by such action as Landlord may deem appropriate, including, but not limited to, closing or locking doors, closing off parking garage access, locking elevator access, and/or boarding up windows or exterior areas.
5.    No curtains, draperies, blinds, shutters, shades, screens, or other coverings, hangings, or decorations shall be attached to, hung, or placed in, or used in connection with, any window of the Project unless approved in writing by Landlord.
6.    Tenant shall use commercially reasonable efforts to ensure that all water faucets, water apparatus, and utilities are shut off before Tenant or Tenant's employees leave the Premises so as to prevent waste or damage. For any failure or carelessness in this regard, Tenant shall make good all injuries sustained by other tenants or occupants of the Project or Landlord.
7.    The toilet rooms, toilets, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they are constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage, or damage to the portions of the sewer line that are Landlord's responsibility, if any, resulting from the violation of this rule shall be borne by the tenants who, or whose employees or invitee, shall have caused it.
8.    Except as otherwise set forth in the Lease, no tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Project. No TV or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.
9.    No material shall be placed in the trash bins or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash

EXHIBIT D -1-	[Reddit, Inc.] 303 SECOND STREET South Tower

and garbage in the locale without being in violation of any law or ordinance governing such disposal. Tenant shall not overload or cause to be overloaded the trash bins or trash container areas. Landlord shall have the right to charge Tenant for any extra trash removal necessitated by extraordinary trash volume from the Premises. Each tenant shall comply with all Applicable Laws regarding recycling or with Landlord’s recycling policy as part of Landlord’s sustainability practices if more stringent than Applicable Laws.
10.    Canvassing, soliciting, distribution of handbills, or any other written material and peddling in the Project are prohibited, and each tenant shall cooperate to prevent the same.
11.    Except in a case of emergency, the requirements of tenants will be attended to only upon application in writing at the office of the Project or by e-mail transmitted to the office of the Project manager (or pursuant to such particular system or method of communication as may be established by Landlord from time to time). Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.
12.    No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.
13.    Tenant shall not conduct in or about the Project any auction, public or private, without the prior written approval of Landlord.
14.    Tenant shall not cause improper noises, vibrations, or odors to emanate from the Premises.
15.    Tenant will not place objects on windowsills or otherwise obstruct the exterior wall window covering.
16.    Tenant will keep all fire doors and all smoke doors closed at all times.
17.    Tenant shall not use any portion of the Premises for lodging.
18.    Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs.
19.    Tenant shall not ride, park or lock any bicycle, motor driven cycle, powered scooter or other vehicles in, on or about the Premises, Building or Project except in those areas specifically designated by Landlord.
20.    This is a non-smoking facility. Smoking, vaping and use of electronic cigarettes is prohibited within the confines of the Project.

EXHIBIT D -2-	[Reddit, Inc.] 303 SECOND STREET South Tower

21.    Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or any governmental agency.
22.    Tenant shall comply with any additional rules and regulations implemented from time to time by Landlord based upon guidelines, rules and regulations provided by the Center for Disease Control (CDC), BOMA, Occupational Health Standards Association ("OSHA") and others. To the extent the guidelines, rules and regulations promulgated and developed by the CDC, OSHA, BOMA and other applicable organizations (collectively, "Guidelines") or any Applicable Laws conflict with these Rules and Regulations or provide more stringent requirements than these Rules and Regulations
23.    , the Guidelines and Applicable Laws shall apply.
RULES AND REGULATIONS FOR BALCONIES AND TERRACES
1.    All items installed for use on any Roof Deck or terrace (furniture, trash receptacles, landscaping, etc.) shall be securely fastened or heavy enough to withstand wind load. Cushions must be securely attached to furniture.
2.    Installation of umbrellas, awnings, flags, or banners which are capable of being blown from any Roof Deck or terrace is strictly prohibited.
3.    Flammable, toxic or otherwise Hazardous Materials are prohibited. Tenant may only place fire pits and heaters that are permitted under Code, and may not utilize any items that use charcoal, propane or another portable fuel source. Subject to compliance with Code, the foregoing restriction does not prohibit the temporary use of warming equipment for food as required in conjunction with catered business functions, however, no cooking is allowed on the balconies or terraces.
4.    No items can be affixed, hung, or mounted to the perimeter glass. Standing or sitting on the perimeter ledges, base building planters, and/or structural barriers or elements is strictly prohibited.
5.    Smoking cigarettes, pipes, cigars, or e-cigarettes or other similar electronic products on the balconies or terraces is prohibited.
6.    No throwing, tossing or hanging of items over the side of the balconies or terraces. Games that include throwing or hitting an object are strictly prohibited.
7.    Use of music, recorded or live, and amplified voice devices shall be limited to not disturb other occupants or tenants in the Building.
8.    The balconies and terraces shall be used solely for (i) employee leisure space, including the consumption of food and beverages, (ii) business and social functions for Tenant and the Tenant Parties in the nature of special events being held at Tenant’s sole expense, and (iii) other purposes relating to Tenant's business in the Premises.
9.    Tenant shall provide appropriate supervision and security for use of any Roof Deck or terrace.

EXHIBIT D -3-	[Reddit, Inc.] 303 SECOND STREET South Tower

10.    Tenant agrees to control the number of people having access to any particular Roof Deck or terrace, to ensure safety, and to avoid any disruptive or dangerous behavior. The number of occupants shall not exceed any posted value allowed by Code.
11.    Tenant shall be responsible for any damage to the roof which may be caused (whether by Tenant or by any other Tenant Parties) by Tenant's use of any Roof Deck or terrace.
12.    Tenant agrees to maintain all of Tenant's furniture and property placed on or about any Roof Deck or terrace in satisfactory condition as to appearance and safety, replacing the same from time to time as consistent with and appropriate for the first-class nature of the Building. Tenant agrees to keep the balconies and terraces free of all trash or waste materials.
13.    Tenant shall provide Landlord with prior notice of any maintenance or repair of any Roof Deck or terrace and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord (including, without limitation, any warranties with respect to the roof, perimeter glass, Roof Deck coats, or lighting). Unless otherwise required or approved in advance by Landlord, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect to perform such work (to the extent that such warranty may be impacted in connection with any such work).
PARKING RULES AND REGULATIONS
1.    Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.
2.    Tenant and its employees shall only park in the parking structure on the level(s) of the Parking Facilities designated by Landlord. Tenant, Tenant's customers, invitees and its employees shall not park in the portions of Parking Facilities which are reserved for specific tenants and invitees of the Project, or in any other parking areas that may be designated by Landlord from time to time.
3.    Parking is prohibited: (a) in areas not striped for parking; (b) in aisles; (c) where "no parking" signs are posted; (d) on ramps; (e) in cross-hatched areas; and (f) in reserved spaces and in such other areas as may be designated by Landlord.
4.    Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.
5.    The Parking Facilities shall not be used for overnight parking of vehicles of any type, nor shall the Parking Facilities be used for the storage of vehicles of any type.
6.    Landlord may refuse to permit any person who violates these rules to park in the Parking Facilities, and any violation of the rules shall subject the vehicle owner to one (1) warning and thereafter the vehicle shall be subject to removal, at such vehicle owner's expense, except that a violation of rules 3 or 4 shall be subject to the immediate removal of the vehicle without warning, at such vehicle owner's expense.

EXHIBIT D -4-	[Reddit, Inc.] 303 SECOND STREET South Tower

Tenant shall be responsible for the observance of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees, guests, visitors and all other Tenant Parties. Landlord reserves the right to exclude or expel from the Project any person who acts in violation of these Rules and Regulations, as the same may be amended. Provided Landlord acts in good faith pursuant to sound operating procedures, Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project. In the event of any conflict or inconsistency between the foregoing Rules and Regulations and the Lease, the express TCCs of the Lease shall control.

EXHIBIT D -5-	[Reddit, Inc.] 303 SECOND STREET South Tower

EXHIBIT E
FORM OF TENANT'S ESTOPPEL CERTIFICATE
_________ ("Tenant") hereby certifies as follows with respect to that certain Office Lease dated as of _____________ (the "Lease") by and between _______________ ("Landlord"), and Tenant for certain premises (the "Premises") located on the ______________ floor(s) of the office building located at ______________, _______________, California (the "Building"):
1.    Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
2.    Tenant currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and Tenant has no option to purchase all or any part of the Premises, the Building and/or the Project.
3.    Base Rent first became payable on ____________, subject to the abatement provisions of the Lease.
4.    Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:_______________________________.
5.    All monthly installments of Base Rent, all Direct Expenses and all monthly installments of estimated Direct Expenses due under the Lease have been paid when due through ___________. The current monthly installment of Base Rent is $_____________________.
6.    To Tenant's knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied, and to Tenant's actual knowledge, Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder which remains uncured.
7.    Except with respect to the mandatory pre-payment of first (1st) month's Base Rent pursuant to the Lease, no rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord, except as provided in the Lease.
8.    As of the date hereof, to Tenant's actual knowledge, there are no existing defenses or offsets, or, to the undersigned's actual knowledge, claims or any basis for a claim, that Tenant has against Landlord.
9.    If Tenant is a corporation, partnership, limited liability company or other legal entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that (i) Tenant is a duly formed and existing entity qualified to do business in California, (ii) Tenant has full right and authority to execute and deliver this Estoppel Certificate and (iii) each person signing on behalf of Tenant is authorized to do so.
10.    There are no actions pending against Tenant under the bankruptcy or similar laws of the United States or any state.

EXHIBIT E -1-	[Reddit, Inc.] 303 SECOND STREET South Tower

11.    To Tenant's actual knowledge, other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, Tenant has not used or stored any hazardous materials or substances in the Premises.
12.    To the undersigned's actual knowledge, all improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to Tenant under the Lease in connection with any improvement work have been paid in full.
The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises is a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

EXHIBIT E -2-	[Reddit, Inc.] 303 SECOND STREET South Tower

Executed at ______________ on the ____ day of ___________, 20___.

"TENANT":

,
a

By:

Name:

Its:

By:

Name:

Its:

EXHIBIT E -3-	[Reddit, Inc.] 303 SECOND STREET South Tower

EXHIBIT F
EXTENSION OPTION
1.    Option Right. Upon Tenant's election and proper exercise of the Extension Option in accordance with the provisions of this Exhibit F, the Lease Term shall be extended for the Option Term. Landlord shall have the right to require Tenant to provide an increase to the letter of credit, in an amount no greater than six (6) months of the last month of Base Rent due during the Option Term; provided that such amount shall be not greater than three (3) months of the last month of Base Rent due during the Option Term if the L-C Reduction Conditions are met during the commencement of the Option Term and the Renewal Allowance (as defined below) will be equal to or less than $25.00 per rentable square foot of the Premises. If the increased letter of credit will be equal to six (6) months of the last month of Base Rent due during the Option Term, then such letter of credit shall be subject to reduction in one month increments on the first day of the third (3rd), fourth (4th), and fifth (5th) years of the Option Term; provided however, such letter of credit shall never be less than three (3) months of the last month of Base Rent due during the Option Term.
2.    Option Rent. The Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the Market Rent (as defined below), as derived from an analysis of the Net Equivalent Lease Rates (as defined below) of the Comparable Transactions (as defined below) as of the commencement of the Option Term. The "Market Rent" shall be equal to the annual rent per rentable square foot, at which tenants, are, pursuant to transactions consummated within twelve (12) months prior to the commencement of the Option Term (or First Offer Term, as applicable), leasing non-sublease, non-encumbered space comparable in location and quality to the Premises (or Designated First Offer Space, as applicable) containing a square footage comparable to that of the Premises (or Designated First Offer Space, as applicable) for a term comparable to the Option Term (or First Offer Term, as applicable), in an arm's-length transaction, which comparable space is located in the Project or in Comparable Buildings (transactions satisfying the foregoing criteria shall be known as the "Comparable Transactions"). Notwithstanding the foregoing, Comparable Transactions shall only include renewal and expansion transactions if negotiated at arms-length, with a tenant represented by a leasing broker, and where such tenant's lease contained fair market rent language materially comparable to the Market Rent definition herein. The terms of the Comparable Transactions shall take into consideration only the following terms and concessions: (i) the rental rate and escalations, (ii) the amount of parking rent per parking pass paid, if any, (iii) operating expense and tax protection granted, such as a base year or expense stop, but the base rent for each Comparable Transaction shall be adjusted to a triple net base rent using reasonable estimates of operating expenses and taxes for each such Comparable Transaction (but after such adjustments, when determining the actual Option Rent, the Base Year shall be the calendar year 2030 (and when determining the actual First Offer Rent, the Base Year shall be the calendar year in which the First Offer Term commences), and the Market Rent shall be adjusted as necessary to account for such Base Year) ; (iv) rental abatement concessions, if any, being granted such tenants, (v) any Renewal Allowance (as defined below), to be provided by Landlord in connection with the Option Term (or First Offer Term, as applicable) as compared to the improvements or allowances provided or to be provided in the Comparable Transactions, taking into account the contributory value of the existing improvements in the Premises (or First Offer Space, as applicable), such value to be based upon the age, design, quality of finishes, and layout of the existing improvements, and (vi) all other monetary concessions, if any, being granted such tenants in connection with such Comparable Transactions. Notwithstanding any contrary provision hereof, in determining the Market Rent, no consideration shall be given to (a) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design,

EXHIBIT F -1-	[Reddit, Inc.] 303 SECOND STREET South Tower

permitting and construction of improvements, or (b) any commission paid or not paid in connection with such Comparable Transaction.
2.1    Comparable Buildings. The term "Comparable Buildings" shall mean first-class multi-tenant occupancy office buildings which are comparable to the Project in terms of age (based upon the date of completion of construction or major renovation), institutional ownership, quality of construction, and size and are located in the area which is the "South Financial District" and "South of Market" submarkets on the South side of Market Street in San Francisco.
2.2    Adjustments to Market Rent. The Market Rent in Comparable Transactions, when compared to the Market Rent for the Premises (or First Offer Space, as applicable), shall be adjusted for the following factors (to the extent such factors normally affect the rent received by the landlord of the Comparable Buildings) to reflect the existence or non-existence of such factors: (i) the stated size of the Premises (or First Offer Space, as applicable) based upon the standards of measurement to be utilized during the Option Term (or First Offer Term, as applicable), as compared to the standards of measurement utilized during the Comparable Transactions; (ii) any material changes in the Market Rent following the date of any particular Comparable Transaction up to the date of the commencement of the Option Term (or First Offer Term, as applicable); (iii) rights granted to Tenant for exclusive roof deck usage, and supplemental equipment installation on rooftops as compared to such rights, if any, granted to the tenants in Comparable Transactions; and (iv) the differences between the Building and the Comparable Buildings in terms of: (a) level of LEED certification; (b) proximity to mass transit and shuttle transportation; (c) exterior amenity areas; and (d) amount and type of parking available.
2.3    Net Equivalent Lease Rate. In order to analyze the Comparable Transactions based on the factors to be considered in calculating Market Rent, and given that the Comparable Transactions may vary in terms of length of term, rental rate, concessions, etc., the following steps shall be taken into consideration to "adjust" the objective data from each of the Comparable Transactions. By taking this approach, a net equivalent lease rate for each of the Comparable Transactions shall be determined using the following steps to adjust the Comparable Transactions, which will allow for an "apples to apples" comparison of the Comparable Transactions.
2.3.1.    The contractual rent payments for each of the Comparable Transactions should be arrayed monthly or annually over the lease term. All Comparable Transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses in a manner consistent with this Lease. This results in the estimate of Net Equivalent Rent received by each landlord for each Comparable Transaction being expressed as a periodic net rent payment.
2.3.2    Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.
2.3.3    The resultant net cash flow from the lease should then be discounted (using an 8% annual discount rate) to the lease commencement date, resulting in a net present value estimate.
2.3.4    From the net present value, up front inducements (improvements allowances and other concessions) should be deducted. These items should be deducted directly, on a "dollar for dollar" basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

EXHIBIT F -2-	[Reddit, Inc.] 303 SECOND STREET South Tower

2.3.5    The net present value should then be amortized back over the lease term as a level monthly or annual net rent payment using the same annual discount rate used in the present value analysis. This calculation will result in a hypothetical level or even payment over the option period, termed the "Net Equivalent Lease Rate" (or constant equivalent in general financial terms).
2.3.6    Once the Net Equivalent Lease Rate is calculated for a particular Comparable Transaction, such Net Equivalent Lease Rate can be adjusted if and to the extent that the operating expenses and tax expenses that are the direct (payable directly by tenant) or indirect (payable as a reimbursement by the tenant to the Landlord) obligations of the tenant as though there is no base year or expense stop protection (collectively, the "Expenses") in connection with a Comparable Transaction are less than or greater than the Expenses payable by Tenant under the Lease during the Option Term (or First Offer Term, as applicable), so that the Market Rent to be determined pursuant to this Exhibit F will reflect whether, if at all, the Expenses payable by Tenant are greater than or less than the Expenses payable by the tenant of a Comparable Transaction.
2.3.7    Once the Net Equivalent Lease Rate is calculated, if the term of a Comparable Transaction is greater than or less than the applicable Option Term, the Net Equivalent Lease Rate will be adjusted to take into account whether or not, based on current market transactions and conditions, the concessions (i.e., tenant improvement allowances and free rent) in the Market Rent should be increased or decreased because of such difference in term, so that the Market Rent will reflect the appropriate level of concessions based on an adjustment of the level of concessions in the Comparable Transactions. For example, if a Comparable Transaction is for an six year term, and the Option Term (or First Offer Term) is for five years, then an adjustment can be made to increase the concessions in the Comparable Transaction to equate such transaction to an five year term, if such adjustment is warranted by market transactions and conditions.
2.3.8    The Net Equivalent Lease Rates for the Comparable Transactions shall then be used to reconcile, in a manner usual and customary for a real estate appraisal process, to a conclusion of Market Rent which shall be converted to a base year (assuming the Base Year applicable to the Option Term (i.e. 2030), or First Offer Term, as applicable, and as described above) with three percent (3%) annual increases in Base Rent applicable to the Option Term (or First Offer Term, as applicable).
2.4    Renewal Allowance. Notwithstanding anything to the contrary set forth in this Exhibit F, once the Market Rent for the Option Term (or First Offer Term) is determined as a Net Equivalent Lease Rate, if, in connection with such determination, it is deemed that Tenant is entitled to an improvement or comparable allowance for the improvement of the Premises, or First Offer Term, as applicable (the total dollar value of such allowance shall be referred to herein as the "Renewal Allowance"), Landlord shall pay the Renewal Allowance to Tenant pursuant to a disbursement procedure substantially similar to the procedure outlined in the Work Letter, and the rental rate component of the Market Rent shall be increased to be a rental rate which takes into consideration that Tenant will receive payment of such Renewal Allowance and, accordingly, such payment with interest shall be factored into the base rent component of the Market Rent.
3.    Exercise of Extension Option. The Extension Option shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than eighteen (18) months nor less than fifteen (15) months prior to the then-scheduled expiration of the Lease Term, stating that Tenant may be interested in exercising the applicable Extension Option ("Tenant's Interest Notice"); (ii) Landlord, after receipt of Tenant's Interest Notice shall deliver notice (the "Option Rent Notice") to Tenant not less than fourteen (14) months prior to the expiration of the then scheduled

EXHIBIT F -3-	[Reddit, Inc.] 303 SECOND STREET South Tower

expiration of the Lease Term setting forth Landlord's good faith determination of the Option Rent ("Landlord's Option Rent Calculation"); and (iii) if Tenant wishes to exercise the Extension Option, whether or not Tenant has delivered the Tenant’s Interest Notice, Tenant shall, on or before the date occurring thirteen (13) months prior to the expiration of the initial Lease Term exercise the option by delivering written notice thereof to Landlord (the "Option Exercise Notice"). Upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4 below. If Tenant does not timely deliver the Tenant's Interest Notice, the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 4, below.
4.    Determination of Market Rent. In the event Tenant validly objects to, or does not accept, Landlord's Option Rent Calculation, then Landlord and Tenant shall attempt to agree upon the Option Rent using good-faith efforts; provided, however, if they fail to reach agreement upon the Option Rent by the date that is ninety (90) days prior to the then-scheduled expiration of the Lease Term (the "Outside Agreement Date", and such negotiation period, the "Option Rent Negotiation Period"), then each party shall make a separate, binding, determination of the Option Rent (each, a "Submitted Option Rent"), within ten (10) business days following the Outside Agreement Date, and such Submitted Option Rents shall be submitted to arbitration as described below. Submitted Option Rent and Submitted First Offer Rent may each be referred to herein as "Submitted Rent". The failure of Tenant or Landlord to submit a Submitted Option Rent within such ten (10) business day period shall be deemed to be such party's disapproval of the Submitted Option Rent submitted by the other party. Each party’s Submitted Option Rent determination (i) may differ from Option Rent determinations submitted by such party during the Option Rent Negotiation Period (the parties agreeing that neither will be bound by any Option Rent proposals offered during the Option Rent Negotiation Period) and (ii) will include the Comparable Transactions upon which such Submitted Option Rent determination is based, inclusive of any adjustments made to arrive at such Submitted Option Rent determination.
4.1    Neutral Arbitrator. Within fifteen (15) days after the Outside Agreement Date or First Offer Outside Agreement Date, as applicable, Landlord and Tenant shall agree upon and appoint one arbitrator who shall by profession be a, real estate broker (a "Neutral Arbitrator") who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing of Comparable Buildings, and (i) neither Landlord or Tenant may, directly, or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, (ii) the Neutral Arbitrator cannot be someone who has represented Landlord (or worked with their counsel on a similar arbitration) and/or Tenant (or worked with their counsel on a similar arbitration) during the ten (10) year period prior to such appointment, and (iii) each party may require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant.
4.3    Arbitration Agreement. The Neutral Arbitrator shall be retained via an arbitration agreement (the "Arbitration Agreement") jointly prepared by Landlord's counsel and Tenant's counsel, which Arbitration Agreement shall set forth the following: (i) an agreement by the Neutral Arbitrator to undertake the arbitration and render a decision in accordance with the TCCs of this Lease, as modified by the Arbitration Agreement; (ii) rights for Landlord and Tenant to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord's or Tenant's respective determination of Market Rent (the "Briefs"); (iii) rights for each party to provide the Neutral Arbitrator (with a copy to the other party), within five (5) days of submittal of

EXHIBIT F -4-	[Reddit, Inc.] 303 SECOND STREET South Tower

Briefs with a written rebuttal to the other party's Brief (the "Rebuttals"); provided, however, such Rebuttals shall be limited to the facts and arguments raised in the other party's Brief and shall identify clearly which argument or fact of the other party's Brief is intended to be rebutted; (iv) the date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, which date shall in any event be within forty-five (45) days following the appointment of the Neutral Arbitrator; (v) that no discovery or independent investigation shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant, and the Neutral Arbitrator shall be permitted to visit the Project and the buildings containing the Comparable Transactions; and (vi) rights for each party to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours and up to two (2) additional hours to present additional arguments and/or to rebut the arguments of the other party.
4.4    Neutral Arbitrator Ruling. Not later than ten (10) days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the "Ruling") indicating whether Landlord's or Tenant's Submitted Rent is closer to the actual Market Rent. The Submitted Rent that is determined by the Neutral Arbitrator to be closer to the actual Market Rent shall then become the Option Rent (or First Offer Rent, as applicable). The Ruling shall be binding on Landlord and Tenant. In the event that the Option Rent has not been determined pursuant to the terms hereof (or otherwise by written agreement between Landlord and Tenant) prior to the commencement of the Option Term, then upon the commencement of the Option Term, Tenant shall be required to pay the greater of (i) the Rent then in effect for the Premises (immediately prior to the commencement of the Option Term), or (ii) Tenant's Submitted Option Rent, until such time that the Ruling is rendered. In such event, once the Ruling has been rendered it shall be effective retroactively to the commencement of the Option Term, and the payments made by Tenant that are applicable to the Option Term shall be reconciled with the actual amounts due (based on the Ruling), and the appropriate party shall make any corresponding payment to the other party within thirty (30) calendar days after the Ruling is rendered. In the event that the First Offer Rent has not been determined pursuant to the terms hereof (or otherwise by written agreement between Landlord and Tenant) prior to the commencement of the First Offer Term, then upon the commencement of the First Offer Term, Tenant shall be required to pay the greater of (i) the Rent then in effect for the Designated First Offer Space (immediately prior to the commencement of the First Offer Term), or (ii) Tenant's Submitted First Offer Rent, until such time that the Ruling is rendered. In such event, once the Ruling has been rendered it shall be effective retroactively to the commencement of the First Offer Term, and the payments made by Tenant that are applicable to the First Offer Term shall be reconciled with the actual amounts due (based on the Ruling), and the appropriate party shall make any corresponding payment to the other party within thirty (30) calendar days after the Ruling is rendered.
5.    Termination of Extension Option. Tenant shall not have the right to exercise the Extension Option if, at the time Tenant delivers an Option Exercise Notice to Landlord, Tenant has then received notice of a default under this Lease that then remains uncured. Tenant's Extension Option shall terminate upon the earliest to occur of (i) Tenant's assignment of this Lease, other than to a Permitted Transferee Assignee, (ii) Tenant's written waiver or failure to timely exercise the Extension Option, (iii) Tenant's sublease of twenty-five percent (25%) or more of the entire then-existing Premises, other than to a Permitted Transferee, for substantially the remaining Lease Term, and (iv) the occurrence of the second (2nd) monetary Event of Default in the twelve (12) month period preceding the commencement of the Option Term.

EXHIBIT F -5-	[Reddit, Inc.] 303 SECOND STREET South Tower

EXHIBIT G
RIGHT OF FIRST OFFER
1.    Right of First Offer. Landlord hereby grants Tenant a one-time right of first offer (the "Right of First Offer") for space shown on Schedule 1 attached hereto (the "First Offer Space"). The Right of First Offer shall be subordinate to all rights of other tenants to expand into the First Offer Space set forth in leases of space in the Project existing as of the Effective Date or hereinafter granted after Tenant is then prohibited from leasing such First Offer Space pursuant to the express terms of this Exhibit G, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to a lease amendment or a new lease (collectively, the "Superior Rights"). Superior Rights shall continue to be Superior Rights in the event that any lease setting forth the Superior Right is renewed or otherwise modified. To the best of Landlord's knowledge, there are no Superior Rights existing as of the Effective Date.
2.    Procedure for Offer. Subject to Superior Rights and the terms of this Exhibit G, Landlord shall notify Tenant (the "First Offer Notice") prior to entering into a lease of First Offer Space to a third party, other than the existing occupant thereof. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant any portion of the then available First Offer Space (the "Designated First Offer Space") (and such notice may be made contingent on a Superior Right Holder declining a right to lease such space). Notwithstanding the foregoing, if prior to Landlord's delivery to Tenant of the First Offer Notice, Landlord has received an offer to lease all or part of the First Offer Space from a third party that Landlord intends to respond to in good faith (a "Third Party Offer") and such Third Party Offer includes space in excess of the First Offer Space, then the First Offer Notice shall include a description of such additional space and Tenant shall exercise the Right of First Offer, if at all, as to all of the space contained in the Third Party Offer, and the term "Designated First Offer Space" shall include all such space described in the Third Party Offer for purposes hereof. Except in the case of an unexpected availability of First Offer Space due to an early termination of a Project tenant's lease for such First Offer Space, Landlord shall not deliver a First Offer Notice to Tenant less than four (4) months, or more than eighteen (18) months, prior to the anticipated date of availability of the applicable Designated First Offer Space.
The rent payable during the First Offer Term shall be equal to the Market Rent for the Designated First Offer Space (the "First Offer Rent"). The First Offer Notice shall (i) describe the Designated First Offer Space, (ii) offer to lease to Tenant the Designated First Offer Space on the terms described in the First Offer Notice, (iii) set forth the proposed First Offer Rent upon which Landlord is willing to lease the Designated First Offer Space to Tenant, (iv) set forth the rentable square footage of the Designated First Offer Space, determined by Landlord in accordance with the Landlord's then-current measurement standard for the Project, (v) describe the First Offer Term (as that term is defined below) and the anticipated delivery date for the Designated First Offer Space, (vi) specify any additional Security Deposit, letter of credit or other securitization required to be provided for the Designated First Offer Space, and (vii) specify the number and type of parking passes, if any, to be made available to Tenant in connection with the Designated First Offer Space in accordance with the Parking Pass Ratio.
3.    Procedure for Acceptance. If Tenant wishes to exercise Tenant's Right of First Offer with respect to the Designated First Offer Space, then within seven (7) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord (the "First Offer Exercise Notice") of Tenant's election to exercise its Right of First Offer for the entirety (and not less than the entirety) of the Designated First Offer Space (i) on the terms contained in the First Offer Notice, or (ii) that Tenant rejects the First Offer Rent set forth in the First Offer Notice. If Tenant does not timely deliver a First Offer

EXHIBIT G -1-	[Reddit, Inc.] 303 SECOND STREET South Tower

Exercise Notice, then Landlord shall be free to enter into a lease (a "Third Party Lease") for the applicable Designated First Offer Space to anyone to whom Landlord desires on any terms Landlord desires; provided, however, if the Third Party Lease will pertain to a materially different configuration of space than set forth in the First Offer Notice (with materially different meaning containing at least five percent (5%) more or less rentable square footage), then Landlord shall first make an offer of such alternative configuration (the "New Offer Terms") to Tenant by written notice (the "Additional Offer Notice") setting forth the New Offer Terms, and Tenant shall have five (5) business days from Tenant's receipt of the Additional Offer Notice in which to accept the New Offer Terms (which procedure shall be repeated until Landlord enters into a Third Party Lease which does not require Landlord to deliver another Additional Offer Notice to Tenant or Tenant exercises the Right of First Offer, as applicable). Designated First Offer Space shall be deemed not to be "available" to the extent the same is subject to any Superior Rights.
If Tenant timely delivers a First Offer Exercise Notice but rejects Landlord's determination of the First Offer Rent set forth in the First Offer Notice, then Landlord and Tenant shall meet and attempt to agree upon the First Offer Rent using good-faith efforts. If Landlord and Tenant fail to reach agreement on the First Offer Rent on or before the date that is thirty (30) days after Tenant's delivery of the First Offer Exercise Notice (the "First Offer Outside Agreement Date"), then each party shall make a separate determination of the First Offer Rent (each, a "Submitted First Offer Rent"), within five (5) days following the First Offer Outside Agreement Date, and such Submitted First Offer Rent shall be submitted to arbitration in accordance with Exhibit F. Each party's Submitted First Offer Rent determination (i) may differ from First Offer Rent determinations submitted by such party during the period prior to the First Offer Outside Agreement Date (the parties agreeing that neither will be bound by any First Offer Rent proposals offered during such period) and (ii) will include the Comparable Transactions upon which such Submitted First Offer Rent determination is based, inclusive of any adjustments made to arrive at such Submitted First Offer Rent determination.
4.    First Offer Term. The term of Tenant's lease of the Designated First Offer Space (the "First Offer Term") shall commence upon the date (the "First Offer Commencement Date") set forth in the First Offer Notice and shall expire coterminously with the remainder of the Premises on the Lease Expiration Date. For a proposed lease of First Offer Space that would have a First Offer Commencement Date during the final three (3) years of the then-existing Lease Term, if Tenant has any remaining Extension Option rights, and Tenant elects to exercise its right to lease First Offer Space as provided in this Exhibit F, then Tenant shall be required to also concurrently irrevocably exercise its right to extend this Lease for an "Option Term" as provided in Exhibit F and in such event the First Offer Term will be coterminous with the Option Term.
5.    Construction In First Offer Space. Tenant shall take the Designated First Offer Space in its "as is" condition, unless and to the extent that the First Offer Notice includes a provision for Landlord to perform any work to prepare the Designated First Offer Space for delivery to Tenant, and the construction of any initial improvements in the First Offer Space by Tenant shall comply with the terms of the Work Letter. Landlord shall have no obligation to provide any improvement allowance or perform any work in the First Offer Space except as expressly provided in the First Offer Notice.
6.    Amendment to Lease. If Tenant timely exercises Tenant's Right of First Offer to lease Designated First Offer Space, then Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease expanding the Premises to include the Designated First Offer Space upon the terms and conditions as set forth in the First Offer Notice (or any applicable Additional Offer Notice) and this Exhibit G. Notwithstanding the foregoing documentation obligations, Tenant's timely delivery of the

EXHIBIT G -2-	[Reddit, Inc.] 303 SECOND STREET South Tower

First Offer Exercise Notice shall, in and of itself, conclusively establish Tenant's lease of the First Offer Space on the express terms set forth in this Exhibit G.
7.    Termination of Right of First Offer. Tenant shall not have the right to lease the First Offer Space, and Landlord has no obligation to deliver a First Offer Notice, if (i) Tenant is then in monetary default under this Lease beyond any applicable notice or cure period or a Monetary Event of Default has occurred more than twice in the preceding twelve (12) month period or (ii) as of the date that Landlord is otherwise prepared to deliver a First Offer Notice to Tenant in accordance with the terms of Section 2 above, Tenant subleases twenty-five percent (25%) or more of the entire then-existing Premises, other than to a Permitted Transferee. Tenant's Right of First Offer shall terminate upon the earliest to occur of (a) as to an Designated First Offer Space, Tenant's failure to timely deliver a Tenant First Offer Exercise Notice following Landlord's delivery of a First Offer Notice, subject to Landlord's obligation to re-offer pursuant to Section 3 above, (b) Tenant's exercise of its Right of First Offer for all of the First Offer Space, (c) Tenant's assignment of its interest in the Lease, other than to a Permitted Transferee Assignee, (d) Tenant's failure to timely and properly exercise the Extension Option or, as to any Designated First Offer Space, when the First Offer Term is less than three (3) years and Tenant has no Extension Option remaining, (e) as to any First Offer Space within the South Tower, December 31, 2025, and (f) Tenant's delivery of a Termination Notice pursuant to Section 2.3 of this Lease.

EXHIBIT G -3-	[Reddit, Inc.] 303 SECOND STREET South Tower

SCHEDULE 1 TO EXHIBIT G
DEPICTION OF FIRST OFFER SPACE

Suite S400
Suite S460
Suite S450

303 2nd Street - Floor 4S
303 2nd Street, San Francisco, CA 94107

©1985-2022 Stevenson Systems, Inc.
All Rights Reserved / www.stevensonsystems.com

SCHEDULE 1 TO EXHIBIT G -1-	[Reddit, Inc.] 303 SECOND STREET South Tower

SCHEDULE 1 TO EXHIBIT G -2-	[Reddit, Inc.] 303 SECOND STREET South Tower

Suite
N550
Suite
N500
Suite
N525

303 2nd Street - Floor 5N
303 2nd Street, San Francisco, CA 94107

©1985-2022 Stevenson Systems, Inc.
All Rights Reserved / www.stevensonsystems.com

SCHEDULE 1 TO EXHIBIT G -3-	[Reddit, Inc.] 303 SECOND STREET South Tower

SCHEDULE 1 TO EXHIBIT G -4-	[Reddit, Inc.] 303 SECOND STREET South Tower

EXHIBIT H
FORM OF LETTER OF CREDIT
(Letterhead of a money center bank
acceptable to the Landlord)

FAX NO. [(___) ___-____] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]

DATE OF ISSUE: _______________________________

BENEFICIARY:
KILROY                  REALTY             303,           LLC
c/o Kilroy Realty Corporation
12200 W. Olympic Blvd., Suite 200
Los Angeles, CA 90064
Attn: Legal Department
With a copy to:
KILROY REALTY 303, LLC
c/o Kilroy Realty Corporation
100 First Street
Office of the Building, Suite 250
San Francisco, California 94105
Attention: Ms. Eileen Kong
APPLICANT: [Insert Applicant Name And Address – make sure name is Tenant’s name and is exactly accurate]

Letter of Credit No. ____________

Expiration Date: ______________ at our counters	Amount Available: USD[Insert Dollar Amount] (U.S. Dollars [Insert Dollar Amount])
Ladies and Gentlemen:
We hereby establish our irrevocable standby Letter of Credit No. ___________ in favor of Beneficiary for the account of Applicant, up to the aggregate amount of USD[insert dollar amount] ([insert dollar amount] U.S. Dollars) effective immediately and expiring on   (expiration date)   available by payment upon presentation of Beneficiary's draft at sight drawn on [insert bank name] when accompanied by the following document(s):
1.    The original of this Letter of Credit and amendment(s), if any.
2.    Beneficiary's signed statement purportedly signed by an authorized representative of Beneficiary, stating one or more of the following:
The undersigned hereby certifies that Beneficiary, either (a) under that certain Office Lease dated [insert lease date] (as amended, collectively, the "Lease"), or (b) as a result of the termination of such Lease, has the right to draw down the amount of USD ___________.

EXHIBIT H -1-	[Reddit, Inc.] 303 SECOND STREET South Tower

or
The undersigned hereby certifies that Beneficiary has received a written notice of [Insert Bank Name]'s election not to extend its Letter of Credit No. ___________.
or
The undersigned hereby certifies that Beneficiary is entitled to draw down the full amount of Letter of Credit No. ___________ as the result of the filing of a voluntary petition under the U.S. Bankruptcy Code or a state bankruptcy code by the tenant under that certain Office Lease dated [insert lease date] (as amended, collectively, the "Lease").
or
The undersigned hereby certifies that Beneficiary is entitled to draw down the full amount of Letter of Credit No. ___________ as the result of an involuntary petition having been filed under the U.S. Bankruptcy Code or a state bankruptcy code against the tenant under that certain Office Lease dated [insert lease date] (as amended, collectively, the "Lease").
or
The undersigned hereby certifies that Beneficiary is entitled to draw down the full amount of Letter of Credit No. ________________ as the result of the rejection or disaffirmance, or deemed rejection or disaffirmance, of that certain Office Lease dated [insert lease date] (as amended, collectively, the "Lease").
Special Conditions:
Partial drawings and multiple presentations may be made under this Letter of Credit, provided, however, that each such demand that is paid by us shall reduce the amount available under this Letter of Credit.
All information required whether indicated by blanks, brackets or otherwise, must be completed at the time of drawing. [Bank - please provide the required forms for review, and attach as schedules to the letter of credit.]
All signatures must be manually executed in originals.
All banking charges are for the Applicant's account.
It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for a period of one year from the present or any future Expiration Date, unless at least sixty (60) days prior to the Expiration Date we send Beneficiary notice by nationally recognized overnight courier service that we elect not to extend this Letter of Credit for any such additional period. Said notice will be sent to the addresses for Beneficiary indicated above, unless a change of address is otherwise notified by Beneficiary to us in writing by receipted mail or recognized overnight courier service. Any notice to us will be deemed effective only upon actual receipt by us at our designated office. In no event, and without further notice from ourselves, shall the Expiration Date be extended beyond a final expiration date of [____________] (120 days from the lease expiration date.
This Letter of Credit may be transferred successively in whole or in part only up to the then available amount in favor of a nominated transferee ("Transferee"), assuming such transfer to such Transferee is in compliance with all applicable U.S. laws and regulations. At the time of transfer, the original letter of credit and original amendment(s) if any, must be surrendered to us together with our transfer form [Bank - please provide the required form for review and attach as schedule to the letter of credit] and payment of our customary transfer fees, which fees shall be payable by Applicant (provided that Beneficiary may, but shall not be obligated to, pay such fees to us on behalf of Applicant, and seek reimbursement thereof from Applicant). In case of any transfer of this Letter of Credit, the

EXHIBIT H -2-	[Reddit, Inc.] 303 SECOND STREET South Tower

draft and any required statement must be executed by the Transferee and where the Beneficiary's name appears within this Letter of Credit, the Transferee's name shall be automatically substituted therefor without amendment.
All drafts required under this Letter of Credit must be marked: ''Drawn under [insert bank name] Letter of Credit no. ___________."
We hereby agree with Beneficiary that if drafts are presented to [Insert Bank Name] under this Letter of Credit at or prior to [Insert Time – (e.g., 11:00 AM)], on a business day, and provided that such drafts presented conform to the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the succeeding business day. If drafts are presented to [Insert Bank Name] under this Letter of Credit after [Insert Time – (e.g., 11:00 AM)], on a business day, and provided that such drafts conform with the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the second succeeding business day. As used in this Letter of Credit, "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of California are authorized or required by law to close. If the expiration date for this Letter of Credit shall ever fall on a day which is not a business day then such expiration date shall automatically be extended to the date which is the next business day.
Presentation of a drawing under this Letter of Credit may be made on or prior to the then current expiration date hereof by hand delivery, courier service, overnight mail, or facsimile. Presentation by facsimile transmission shall be by transmission of the above required sight draft drawn on us together with this Letter of Credit to our facsimile number, [insert fax number – (___) ___-____], attention: [insert appropriate recipient] or to such other facsimile or telephone numbers, as to which Beneficiary has received written notice from us as being the applicable such number. In the event of facsimile presentation, delivery of the original of the sight draft and letter of credit shall not be required. We agree to notify Beneficiary in writing, by nationally recognized overnight courier service, of any change in such direction. Any facsimile presentation pursuant to this paragraph shall also state thereon that the original of such sight draft and letter of credit are being remitted, for delivery on the next business day, to [insert bank name] at the applicable address for presentment pursuant to the paragraph following this one.
We hereby engage with Beneficiary that all document(s) drawn under and in compliance with the terms of this Letter of Credit will be duly honored if drawn and presented for payment at our office located at [insert bank name], [insert bank address], Attn: [insert appropriate recipient] or by facsimile as provided for herein, on or before the expiration date of this Letter of Credit.
In the event that the original of this Letter of Credit is lost, stolen, mutilated, or otherwise destroyed, we hereby agree to issue a duplicate original hereof upon receipt of a written request from Beneficiary and a certification by Beneficiary (purportedly signed by Beneficiary's authorized representative) of the loss, theft, mutilation, or other destruction of the original hereof.

EXHIBIT H -3-	[Reddit, Inc.] 303 SECOND STREET South Tower

Except so far as otherwise expressly stated herein, this Letter of Credit is subject to the "International Standby Practices" (ISP 98) international chamber of commerce (Publication No. 590).

Very truly yours,

(Name of Issuing Bank)

By:

EXHIBIT H -4-	[Reddit, Inc.] 303 SECOND STREET South Tower

EXHIBIT H-1
FORM OF ACCEPTABLE JPM LETTER OF CREDIT
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _________
DATED: ________
To: KILROY REALTY 303, LLC
c/o Kilroy Realty Corporation
12200 West Olympic Boulevard, Suite 200
Los Angeles, California 90064
Attention: Legal Department
DEAR SIR/MADAM:
WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR.
BENEFICIARY:
KILROY REALTY 303, LLC
c/o Kilroy Realty Corporation
12200 West Olympic Boulevard, Suite 200
Los Angeles, California 90064
Attention: Legal Department
ACCOUNT PARTY: REDDIT, INC. (ADD ADDRESS)
DATE OF EXPIRY:
PLACE OF EXPIRY: OUR COUNTERS
AMOUNT: USD
APPLICABLE RULES: ISP, ICC PUBLICATION NO. 590
Available by payment upon presentation of Beneficiary's draft at sight drawn on [insert bank name] when accompanied by the following document(s):
1.    Beneficiary's signed statement purportedly signed by an authorized representative of Beneficiary, signed as such, stating one or more of the following:
“The undersigned hereby certifies that Beneficiary, either (a) under that certain Office Lease dated [insert lease date] (as amended, collectively, the "Lease"), or (b) as a result of the termination of such Lease, has the right to draw down the amount of USD ___________.”

-1-	[Reddit, Inc.] 303 SECOND STREET South Tower

or
“The undersigned hereby certifies that Beneficiary has received a written notice of [Insert Bank Name]'s election not to extend its Letter of Credit No. ___________. Therefore we draw down the amount of USD________”.
or
“The undersigned hereby certifies that Beneficiary is entitled to draw down the full amount of Letter of Credit No. ___________ as the result of the filing of a voluntary petition under the U.S. Bankruptcy Code or a state bankruptcy code by the tenant under that certain Office Lease dated [insert lease date] (as amended, collectively, the "Lease"). Therefore we draw down the amount of USD________”.
or
“The undersigned hereby certifies that Beneficiary is entitled to draw down the full amount of Letter of Credit No. ___________ as the result of an involuntary petition having been filed under the U.S. Bankruptcy Code or a state bankruptcy code against the tenant under that certain Office Lease dated [insert lease date] (as amended, collectively, the "Lease"). Therefore we draw down the amount of USD________”.
or
“The undersigned hereby certifies that Beneficiary is entitled to draw down the full amount of Letter of Credit No. ________________ as the result of the rejection or disaffirmance, or deemed rejection or disaffirmance, of that certain Office Lease dated [insert lease date] (as amended, collectively, the "Lease"). Therefore we draw down the amount of USD________”.
Special Conditions:
Partial drawings and multiple presentations may be made under this Letter of Credit, provided, however, that each such demand that is paid by us shall reduce the amount available under this Letter of Credit.
All information required whether indicated by blanks, brackets or otherwise, must be completed at the time of drawing.
All signatures must be manually executed in originals.
All banking charges are for the Applicant's account.
It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for a period of one year from the present or any future Expiration Date, unless at least sixty (60) days prior to the Expiration Date we send Beneficiary notice by nationally recognized overnight courier service that we elect not to extend this Letter of Credit for any such additional period. Said notice will be sent to the addresses for Beneficiary indicated above, unless a change of address is otherwise notified by

-2-	[Reddit, Inc.] 303 SECOND STREET South Tower

Beneficiary to us in writing by receipted mail or recognized overnight courier service, at such address is amended by us in our usual and customary amendment form. Any such notice to us will be deemed effective only upon actual receipt by us at our designated office, and such amendment by us In no event, and without further notice from ourselves, shall the Expiration Date be extended beyond a final expiration date of [____________] (90 days from the lease expiration date).
THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY IN ITS ENTIRETY, AND MAY BE SUCCESSIVELY TRANSFERRED.  TRANSFER OF THIS LETTER OF CREDIT SHALL BE EFFECTED BY US UPON YOUR SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT, INCLUDING ALL AMENDMENTS, IF ANY, ACCOMPANIED BY OUR TRANSFER REQUEST FORM DULY COMPLETED AND EXECUTED. IF YOU WISH TO TRANSFER THE LETTER OF CREDIT, PLEASE CONTACT US FOR THE FORM WHICH WE SHALL PROVIDE TO YOU UPON YOUR REQUEST.  IN ANY EVENT, THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY LISTED IN OR OTHERWISE SUBJECT TO, ANY SANCTION OR EMBARGO UNDER ANY APPLICABLE RESTRICTIONS. CHARGES AND FEES RELATED TO SUCH TRANSFER WILL BE FOR THE ACCOUNT OF THE APPLICANT. [TRANSFER FORM TO BE ATTACHED AS AN EXHIBIT]
In case of any transfer of this Letter of Credit, the draft and any required statement must be executed by the Transferee and where the Beneficiary's name appears within this Letter of Credit, the Transferee's name shall be automatically substituted therefor without amendment.
All drafts required under this Letter of Credit must be marked: ''Drawn under [insert bank name] Letter of Credit no. ___________."
We hereby agree with Beneficiary that if drafts are presented to [Insert Bank Name] under this Letter of Credit at or prior to 11:00 AM Eastern Time, on a business day, and provided that such drafts presented conform to the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the second following business day. If drafts are presented to [Insert Bank Name] under this Letter of Credit after 11:00 AM Eastern Time, on a business day, and provided that such drafts conform with the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the third succeeding business day. As used in this Letter of Credit, "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of Florida are authorized or required by law to close, and a day on which payments can be effected on the Fedwire payment system. If the expiration date for this Letter of Credit shall ever fall on a day which is not a business day then such expiration date shall automatically be extended to the date which is the next business day.
Presentation of a drawing under this Letter of Credit may be made on or prior to the then current expiration date hereof by courier service, overnight mail, or facsimile. Presentation by facsimile transmission shall be by transmission of the above required sight draft drawn on us to our facsimile number, [insert fax number – (___) ___-____], attention: [insert appropriate recipient] or to such other facsimile or telephone numbers, as to which Beneficiary has received written notice from us as being the applicable such number. In the event of facsimile presentation, delivery of the original of the sight draft and letter of credit shall not be required. We agree to notify Beneficiary in writing, by nationally recognized overnight courier service, of any change in such direction.

-3-	[Reddit, Inc.] 303 SECOND STREET South Tower

We hereby engage with Beneficiary that all document(s) drawn under and in compliance with the terms of this Letter of Credit will be duly honored if drawn and presented for payment at our office located at [insert bank name], [insert bank address], Attn: [insert appropriate recipient] or by facsimile as provided for herein, on or before the expiration date of this Letter of Credit. ALL PAYMENTS DUE HEREUNDER SHALL BE MADE BY WIRE TRANSFER TO THE BENEFICIARY’S ACCOUNT PER THEIR INSTRUCTIONS. ALL DOCUMENTS PRESENTED MUST BE IN ENGLISH.
In the event that the original of this Letter of Credit is lost, stolen, mutilated, or otherwise destroyed, we hereby agree to issue a true copy of the original hereof upon receipt of a written request from Beneficiary and a certification by Beneficiary (purportedly signed by Beneficiary's authorized representative) of the loss, theft, mutilation, or other destruction of the original hereof.
THIS LETTER OF CREDIT IS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, TO THE INTERNATIONAL STANDBY PRACTICES, ICC PUBLICATION NO. 590 (THE "ISP98"), AND IN THE EVENT OF ANY CONFLICT BETWEEN THE LAWS OF THE STATE OF NEW YORK AND THE ISP98, THE ISP98 WILL CONTROL, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. ANY DISPUTES ARISING FROM OR IN CONNECTION WITH THIS STANDBY LETTER OF CREDIT SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN.
ALL INQUIRIES REGARDING THIS TRANSACTION MAY BE DIRECTED TO OUR CLIENT SERVICE GROUP AT THE FOLLOWING TELEPHONE NUMBER OR EMAIL ADDRESS QUOTING OUR REFERENCE _________.
TELEPHONE NUMBER 1-800-634-1969
EMAIL ADDRESS: GTS.CLIENT.SERVICES@JPMCHASE.COM
YOURS FAITHFULLY,
JPMORGAN CHASE BANK, N.A.
…………………………………………………..
Authorized Signature

-4-	[Reddit, Inc.] 303 SECOND STREET South Tower

EXHIBIT I
LIST OF EXISTING FF&E
Existing Furniture Items S500
    (288) Sit/Stand Desks
    (136) Desk Credenzas
    (28) Black Rectangle Conference Room Tables (all-hands room)
    (21) Wood Conference Room Tables
    (17) Black Side Tables
    (15) White Dining Area Tables
    (7) White Round Conference Room Tables
    (3) Black Conference Room Tables
    (3) High White Rectangle Tables
    (1) L Shaped Reception Desk
    (282) Black Desk Chairs
    (105) Black Conference Room Chairs
    (70) Black Short Dining Area Chairs
    (35) High Stools
    (14) Black Leather Conference Room Chairs
    (48) Black Swivel Chairs
    (28) Gray Swivel Chairs
    (11) Black Soft Lounge Chairs
    (10) Gray Dining Area Sofa Seating
    (9) Beige Soft Lounge Chairs
    (7) Gray Stub Seats
    (4) Gray Office Chairs
    (2) Brown Soft Lounge Chairs
    (1) Brown Leather Chair
    (1) Black L-Shaped Sofa (Large)
    (1) Black Sofa
    (1) Gray Sofa
    (1) Gray Chaise Lounge Seater
    (19) Phone Booths (single person units)
    (6) Stand-Alone Meeting Pods (each with 2 chairs)
    (3) Gray Private Seating Units
    (66) White Stackable Lockers (small)
    (48) White Tall Locker Cabinets (copy/supply areas)
    (28) White Wall Storage Units (copy rooms)
    (11) Black Cabinet Drawer Sets (4 door and 5 door units)
    (2) White Large 10-door Cabinet Unites
    (4) Black Large Display Shelving Units
    (10) 3-stream Waste Sorting Bins
    (70) Planter Boxes (varying styles & heights)
    (38) Wall Mounted White Boards
    (25) Wall Mounted TV’s
    (4) Refrigerators
    (4) Microwaves
    (3) Wine Chillers

EXHIBIT I -1-	[Reddit, Inc.] 303 SECOND STREET South Tower

    (2) Dishwashers
    Patio Furniture
o    (7) Round Tables (varying heights)
o    (12) Black Patio Chairs
o    (8) Black Tall Patio Stools
o    (2) Gray Weave Chairs
o    (2) Gray Weave Pod Chairs
o    (1) Patio Umbrella

EXHIBIT I -2-	[Reddit, Inc.] 303 SECOND STREET South Tower